                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                          dated as of November 29, 2007

                                     between

                               CCFNB BANCORP, INC.

                                       and

                         COLUMBIA FINANCIAL CORPORATION

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    RECITALS
A      CCFNB                                                                   1
B      Columbia County Farmers National Bank                                   1
C      CFC                                                                     1
D      First Columbia Bank & Trust Co.                                         1
E      Intentions of the Parties                                               1
F      Approvals                                                               1

                                    ARTICLE I

                                   THE MERGER
1.1    The Merger                                                              1
1.2    Effective Time                                                          2
1.3    Closing                                                                 2
1.4    Bank Merger                                                             2

                                   ARTICLE II

                      Conversion or Cancellation of Shares

2.1    Conversion or Cancellation of Shares                                    2
2.2    Fractional Shares                                                       3
2.3    Exchange of Old Certificates for New Certificates                       3
2.4    Adjustment of Consideration                                             5
2.5    Withholding Rights                                                      5
2.6    Dissenting Shares                                                       5

                                   ARTICLE III

                       Conduct of Business Pending Merger

3.1    Forbearances                                                            5

                                   ARTICLE IV

                                 Representations

4.1    Disclosure Schedules                                                    8
4.2    Standard                                                                8
4.3    Representations                                                         9

                                    ARTICLE V

                                    Covenants

5.1    Reasonable Best Efforts; Financial Statements                          21
5.2    Shareholder Approvals                                                  21
5.3    Registration Statement/Proxy Statement                                 22
5.4    Press Releases                                                         22
5.5    Access; Information                                                    23
5.6    Acquisition Proposals                                                  23
5.7    Directors and Employment Agreements                                    24
5.8    Takeover Laws and Provisions                                           25
5.9    Regulatory Applications                                                25
5.10   Options                                                                26
5.11   Indemnification and Insurance                                          26
5.12   Benefit Plans                                                          27
5.13   Notification of Certain Matters                                        28
5.14   Regulatory Compliance                                                  28
5.15   Exemption from Liability Under Section 16(b)                           28
5.16   Additional Actions                                                     29

                                   ARTICLE VI

                                   Conditions

6.1    Conditions to Each Party's Obligation to Effect the Merger             29
6.2    Conditions to Obligation of CCFNB                                      30
6.3    Conditions to Obligation of CFC                                        30

                                   ARTICLE VII

                                   Termination

7.1    Termination by Mutual Consent                                          31
7.2    Termination by CCFNB                                                   31
7.3    Termination by CFC                                                     32
7.4    Effect of Termination and Abandonment                                  33
7.5    Termination Fee                                                        33

                                  ARTICLE VIII

                                  Miscellaneous

8.1    Survival                                                               34
8.2    Modification or Amendment                                              34
8.3    Waiver of Conditions                                                   34
8.4    Counterparts                                                           34
8.5    Governing Law                                                          34
8.6    Notices                                                                34
8.7    Entire Agreement, Etc.                                                 35
8.8    Definition of "subsidiary" and "affiliate"; Covenants with
       Respect to Subsidiaries and Affiliates                                 35
8.9    Expenses                                                               35
8.10   Interpretation; Effect                                                 35
8.11   Severability                                                           36
8.12   No Third Party Beneficiaries                                           36
8.13   Waiver of Jury Trial                                                   36
8.14   Submission to Jurisdiction; Selection of Forum                         37

                                    SCHEDULES

       Schedule 5.7(d), Releases for Existing Employment Agreements           39
       Schedule 5.16, Other Actions                                           47
       Schedule 6.2(c), Form of Opinion of CFC Counsel                        52
       Schedule 6.3(c), Form of Opinion of CCFNB Counsel                      54

                                     ANNEXES

A      Bank Merger Agreement                                                  56
B      Affiliate Agreement                                                    60
C      Voting Agreement                                                       63
D      Non-Solicitation Agreement                                             66
E      Option Cancellation and Standstill Agreement                           69
F      Employment Agreement of Lance O. Diehl                                 70
G      Employment Agreement of Edwin A. Wenner                                80
H      Employment Agreement of Shirley K. Alters                              89
I      Employment Agreement of Paul K. Page                                   98
J      Statutory Provisions Relating to Dissenters' Rights                   107

                             INDEX OF DEFINED TERMS

TERM                                         LOCATION OF DEFINITION
----                                         ----------------------
Acquisition Proposal                                5.6(a)
Affiliate                                           8.8
Approvals                                           5.9(a)
Articles of Merger                                  1.2(a)
Bank Merger                                         1.4
Benefit Plans                                       4.3(m)(1)
CCFNB                                               Preamble
CCFNB Bank                                          5.11(a)
CCFNB Common Stock                                  Recital A
CCFNB Disclosure Schedule                           4.1
CCFNB Material Contract                             4.3(k)(7)
CCFNB Meeting                                       5.2(a)
CCFNB Preferred Stock                               Recital A
CFC                                                 Preamble
CFC Common Stock                                    Recital B
CFC Disclosure Schedule                             4.1
CFC Insiders                                        5.15
CFC Material Contract                               4.3(k)(7)
CFC Meeting                                         5.2(a)
CFC Option(s)                                       5.10(a)
CFC Preferred Stock                                 Recital B
CFC Section 16 Information                          5.15
Chosen Courts                                       8.14
Closing                                             1.3
Closing Date                                        1.3
Code                                                Recital C
Confidentiality Agreement                           5.5(c)
Dissenting Shares                                   6.2(g)
Effective Time                                      1.2(a)
Employees                                           4.3(m)(1)
Environmental Laws                                  4.3(o)
ERISA                                               4.3(m)(1)
ERISA Affiliate                                     4.3(m)(3)
ERISA Plans                                         4.3(m)(2)
Exception Share                                     2.1(d)
Exchange Act                                        4.3(g)(1)
Exchange Fund                                       2.3(a)
Failing Party                                       7.5(d)
Governing Documents                                 3.1(h)
Governmental Entity                                 4.3(f)(1)
Indemnified Liabilities                             5.11(a)
Indemnified Party                                   5.11(a)
Insurance Amount                                    5.11(b)
IRS                                                 4.3(m)(2)
Liens                                               4.3(c)(2)
Material Adverse Effect                             4.2(a)
Material Contract                                   4.3(k)
Materially Burdensome Regulatory Condition          5.9(a)

Measurement Price                                   2.2
Merger                                              1.1(a)
Multiemployer Plan                                  4.3(m)(2)
New Certificate                                     2.3(a)
New Share                                           2.3(a)
Notice of Termination                               7.5(c)
Old Certificate                                     2.1(c)
Old Share                                           2.1(c)
Option Consideration                                5.10(a)
PBCL                                                1.1(b)
Pension Plan                                        4.3(m)(2)
Per Share Stock Consideration                       2.1(a)
Person                                              2.3(e)
Plan                                                Preamble
Previously Disclosed                                3.1
Proxy Statement                                     5.3(a)
Registration Statement                              5.3(a)
Regulatory Approvals                                4.3(f)(2)
Regulatory Authorities                              4.3(i)(1)
Regulatory Filings                                  4.3(g)(1)
Representatives                                     5.6(a)
Rights                                              4.3(b)(3)
SEC                                                 4.3(f)(1)
Securities Act                                      4.3(g)(1)
Signing Exchange Ratio                              2.1(a)
Subsidiary                                          8.8
Surviving Corporation                               1.1(a)
Takeover Laws                                       4.3(s)
Takeover Provisions                                 4.3(s)
Tax                                                 4.3(p)(4)
Tax Returns                                         4.3(p)(1)
Termination Date                                    7.2(b)

     AGREEMENT AND PLAN OF REORGANIZATION, dated as of November 29, 2007, (this "Plan"), between CCFNB Bancorp, Inc. ("CCFNB") and Columbia Financial Corporation ("CFC").

                                    RECITALS

     A. CCFNB. CCFNB is a Pennsylvania business corporation with its principal executive offices located in Bloomsburg, Pennsylvania. As of November 29, 2007, CCFNB has (i) 5,000,000 authorized shares of common stock, par value $1.25 per share ("CCFNB Common Stock"), of which not more than 1,226,266 shares are outstanding; and (ii) 1,000,000 authorized shares of preferred stock, par value $1.25 per share ("CCFNB Preferred Stock"), of which no shares are outstanding.

     B. Columbia County Farmers National Bank. Columbia County Farmers National Bank is a national bank and trust company with its principal executive offices located in Bloomsburg, Pennsylvania. As of November 29, 2007, Columbia County Farmers National Bank has 5,000,000 authorized shares of common stock, par value $1.25 per share, of which not more than 1,382,433 shares are outstanding.

     C. CFC. CFC is a Pennsylvania business corporation with its principal executive offices located in Bloomsburg, Pennsylvania. As of the date hereof, CFC has (i) 4,000,000 authorized shares of common stock, no par value ("CFC Common Stock"), of which not more than 1,431,120 shares are outstanding; and
(ii) 1,000,000 authorized shares no par value preferred stock ("CFC Preferred Stock"), of which no shares are outstanding.

     D. First Columbia Bank & Trust Co. First Columbia Bank & Trust Co. is a Pennsylvania bank and trust company with its principal executive offices located in Bloomsburg, Pennsylvania. As of the date hereof, First Columbia Bank & Trust Co. has 100,000 authorized shares of common stock, par value $10.00 per share, of which not more than 100,000 shares are outstanding.

     E. Intention of the Parties. Each of the parties to this Plan intends that the Merger (as hereinafter defined) shall qualify as a reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Plan shall constitute a "plan of reorganization" for purposes of Sections 354 and 361 of the Code.

     F. Approvals. The board of directors of each of CCFNB and CFC has (1) determined that this Plan and the transactions contemplated hereby are advisable and in the best interests of CCFNB and CFC, respectively; and (2) authorized and approved this Plan.

     NOW, THEREFORE, in consideration of their mutual promises and obligations, the parties, intending to be legally bound hereby, adopt and make this Plan and prescribe the terms and conditions hereof and the manner and mode of carrying it into effect, which are as follows:

                                    ARTICLE I

                                   THE MERGER

     1.1 The Merger. (a) Subject to the terms and conditions of this Plan, at the Effective Time (as hereinafter defined), CFC shall merge with and into CCFNB (the "Merger"), and the separate corporate existence of CFC shall thereupon cease. CCFNB shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the Commonwealth of Pennsylvania.

     (b) The Merger shall have the effects specified in this Plan and the Business Corporation Law of the Commonwealth of Pennsylvania (the "PBCL").

     (c) At the Effective Time, the Restated Articles of Incorporation of CCFNB, as then in effect, shall be the articles of incorporation of the Surviving Corporation and the Amended By-Laws of CCFNB, as then in effect, shall be the By-Laws of the Surviving Corporation.

     (d) The name of the Surviving Corporation shall be CCFNB Bancorp, Inc.

     1.2 Effective Time.

     (a) Subject to the terms and conditions of this Plan, on or before the Closing Date, the parties will execute and CCFNB will cause articles of merger to be filed with the Department of State of the Commonwealth of Pennsylvania as provided in Sections 1926 and 1927 of the PBCL (the "Articles of Merger"). The Merger shall become effective at such time as the Articles of Merger has been filed, or at such other time as may be specified therein. The date and time at which the Merger becomes effective is herein referred to as the "Effective Time".

     (b) CCFNB and CFC will each cause the Effective Time to occur not later than the first day of the fiscal quarter of CCFNB succeeding the satisfaction or waiver of all of the conditions to closing set forth in Article VI. Notwithstanding anything to the contrary in this Section 1.2(b), CCFNB and CFC may cause the Effective Time to occur on such earlier or later day following the satisfaction or waiver of such conditions as they may agree, consistent with the provisions of the PBCL. If the last of the conditions set forth in Article VI are satisfied or waived during the last [two] weeks immediately prior to the end of a calendar quarter of CCFNB, then the parties may mutually agree to postpone the Effective Time until the [first full week after the end of that fiscal quarter].

     1.3 Closing. The closing of the Merger (the "Closing") shall take place at such time and place as CCFNB and CFC shall agree, on the date when the Effective Time is to occur (the "Closing Date").

     1.4 Bank Merger. As an inducement for each of the parties to enter into this Plan, Columbia County Farmers National Bank and First Columbia Bank & Trust Co. shall enter simultaneously into the agreement set forth at Annex A hereto (the "Bank Merger Agreement"), pursuant to which Columbia County Farmers National Bank will merge with and into First Columbia Bank & Trust Co. (the "Bank Merger"). The surviving bank to this Bank Merger shall be First Columbia Bank & Trust Co. The parties intend that the Bank Merger will become effective simultaneously with or immediately following the Effective Time.

                                   ARTICLE II

                      CONVERSION OR CANCELLATION OF SHARES

     2.1 Conversion or Cancellation of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any shareholder:

     (a) CFC Common Stock. Each share of CFC Common Stock issued and outstanding immediately prior to the Effective Time, other than Exception Shares (as hereinafter defined) and Dissenting CFC Shares, shall be converted into the right to receive, but subject to Section 2.2 and possible adjustment as set forth in Section 2.4, 0.7200 (the "Signing Exchange Ratio") fully paid and nonassessable shares of CCFNB Common Stock (the "Per Share Stock Consideration").

     (b) CCFNB Common Stock. Each share of CCFNB Common Stock issued and outstanding immediately prior to the Effective Time, other than Dissenting CCFNB Shares, shall remain outstanding as one share of common stock of the Surviving Corporation, except that shares of CCFNB Common Stock owned by CFC (other than in a bona fide fiduciary or agency capacity or in satisfaction of a debt previously contracted in good faith) shall become treasury stock of CCFNB..

     (c) Cancellation of Old Shares. Each share of CFC Common Stock issued and outstanding immediately prior to the Effective Time, other than Exception Shares, is hereinafter defined as an "Old Share". Old Shares shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and each holder of a certificate (an "Old Certificate") formerly representing Old Shares shall thereafter cease to have any rights with respect to such shares, except the right to receive, without interest, upon exchange of such Old Certificate in accordance with Section 2.3, the Per Share Stock Consideration and any cash for a fractional share in accordance with Section 2.2.

     (d) Exception Shares. At the Effective Time, each Exception Share owned by CCFNB or CFC shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange thereof. "Exception Share" means a share of CFC Common Stock owned or held, other than in a bona fide fiduciary or agency capacity or in satisfaction of a debt previously contracted in good faith, by CCFNB, by CFC as treasury shares or by any subsidiary of either.

     2.2 Fractional Shares. Notwithstanding any other provision of this Article II, no fractional shares of CCFNB Common Stock will be issued pursuant to the Merger. Instead, CCFNB will pay or cause to be paid to the holder of any Old Shares that would, pursuant to paragraph 2.1, otherwise be entitled to receive fractional shares of CCFNB Common Stock an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the Measurement Price. As used in this Plan, the term "Measurement Price" means the average of the daily high and low per share sales prices of CCFNB Common Stock, or, if none, the average of the daily high bid and low offer quotations for a share of CCFNB Common Stock, as reported on the National Association of Security Dealers, Inc.'s OTC Bulletin Board Service, for the last twenty (20) trading days immediately prior to the Closing Date. If no bid or offer quotations are available for any date, then the Measurement Price for such date shall be the price of the last trade report and for shares of CCFNB Common Stock on the OTC Bulletin Board Service as of such date.

     2.3 Exchange of Old Certificates for New Certificates.

     (a) Exchange Agent. At or before the Effective Time, CCFNB shall (i) appoint an Exchange Agent, (ii) make available or cause to be made available to the Exchange Agent certificates or, at CCFNB's option, evidence of shares in book entry form (each, a "New Certificate"), representing the shares of CCFNB Common Stock (each, a "New Share") sufficient to allow the Exchange Agent to make all deliveries of New Certificates that will be required in exchange for Old Certificates pursuant to this Article II; and (iii) deposit with the Exchange Agent, in trust for the benefit of holders of CFC Common Stock that would otherwise be entitled to receive fractional shares of CCFNB Common Stock, sufficient cash to make all payments that may be required pursuant to Section
2.2 (collectively, the "Exchange Fund"). Any portion of the Exchange Fund that remains unclaimed by the shareholders of CFC as of the first anniversary of the Effective Time may, to the extent permitted by applicable law, be paid to CCFNB. In such event, any holder of Old Certificates who has not theretofore exchanged his or her Old Certificates for New Certificates shall thereafter be entitled to look exclusively to CCFNB for the shares of CCFNB Common Stock to which he or she may be entitled upon exchange of such Old Certificates pursuant to this
Article II, in each case, without any interest thereon. In the event that any Old Certificates are not surrendered for exchange within two (2) years of the Effective Time, CCFNB may sell such unclaimed New Shares of CCFNB

Common Stock, in which event the sole right of the holders of the unsurrendered Old Certificates shall be the right to collect the net sale proceeds held for their account by CCFNB. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto, shall be liable to any holder of Old Certificates for any shares of CCFNB Common Stock or the proceeds from the sale of unclaimed New Shares properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (b) Exchange Procedures. As promptly as reasonably practicable following the Effective Time (and in any case no later than five (5) days thereafter), CCFNB shall cause the Exchange Agent to mail or deliver to each person who was, immediately prior to the Effective Time, a holder of record of CFC Common Stock, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Old Certificates shall pass, only upon proper delivery of such certificates to the Exchange Agent) containing instructions for use in effecting the surrender of Old Certificates in exchange for the shares of CCFNB Common Stock and any cash payment in lieu of a fractional share to which such person may be entitled pursuant to this Section
2.2. Upon surrender of an Old Certificate to the Exchange Agent together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Old Certificate shall be entitled to receive in exchange therefore (i) a certificate representing, in the aggregate, the whole number of shares of CCFNB Common Stock that such holder has the right to receive pursuant to Section 2.1(a) and/or (ii) a check in the amount equal to the aggregate amount of cash that such holder has the right to receive pursuant to Section 2.2. No interest will be paid or will accrue on any cash payment pursuant to Section 2.2. In the event of a transfer of ownership of CFC Common Stock which is not registered in the transfer records of CFC, a certificate representing, in the aggregate, the proper number of shares of CCFNB Common Stock pursuant to Section 2.1(a) and/or a check in the proper amount pursuant to
Section 2.2 may be issued with respect to such CFC Common Stock, as the case may be, to such a transferee if the Old Certificate formerly representing such shares of CFC Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to CCFNB Common Stock having a record date after the Effective Time will be paid to any holder of CFC Common Stock until such holder has surrendered the Old Certificate representing such stock as provided herein. Subject to the effect of applicable law, following surrender of any such Old Certificates, there shall be paid to the holder of New Certificates issued in exchange therefor, without interest, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the whole shares of CCFNB Common Stock represented thereby. To the extent permitted by law, holders of CFC Common Stock who receive CCFNB Common Stock in the Merger shall be entitled to vote after the Effective Time at any meeting of CCFNB shareholders the number of whole shares of CCFNB Common Stock into which their respective shares of CFC Common Stock are converted, regardless of whether such holders of CFC Common Stock have exchanged their Old Certificates for New Certificates in accordance with the provisions of this Plan, but beginning 30 days after the Effective Time no such holder shall be entitled to vote on any matter until such holder surrenders such Old Certificate for exchange as provided in Section 2.3(b).

     (d) Transfers. At or after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of Old Shares.

     (e) Lost, Stolen or Destroyed Certificates. If any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the individual, bank, corporation, partnership, trust, association or other entity or organization (any of the foregoing, a "Person") claiming such Old Certificate to be lost, stolen or destroyed and, if required by the Surviving

Corporation or the Exchange Agent, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation or the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Old Certificate, the Surviving Corporation or the Exchange Agent shall, in exchange for such lost, stolen or destroyed Old Certificate, issue or cause to be issued a New Certificate and pay or cause to be paid the cash amount for any fractional share, and any dividends or other distributions on shares of CCFNB Common Stock to which the holders thereof are entitled, deliverable in respect to the Old Shares formerly represented by such Old Certificate pursuant to this
Article II.

     2.4 Adjustment of Consideration. If, prior to the Closing Date, CCFNB or CFC changes (or the board of directors of CCFNB or CFC sets a related record date that will occur before the Effective Time for a change in) the number or kind of shares of CCFNB or CFC Common Stock outstanding by way of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction, the Signing Exchange Ratio will be adjusted proportionately to account for such change. (By way of illustration, if CCFNB declares a stock dividend of 7% payable with respect to a record date on or prior to the Closing Date, the Signing Exchange Ratio shall be adjusted upward by 7%).

     2.5 Withholding Rights. Each of CCFNB, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so deducted or withheld by CCFNB, the Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Plan as having been paid to the Person in respect to which such deduction and withholding was made.

     2.6 Dissenting Shares.

     (a) Dissenting CFC Shares. Notwithstanding anything to the contrary contained in this Plan, any holder of CFC Common Stock who shall be entitled to be paid the "fair value" of such holder's "dissenting shares" of CFC Common Stock ("Dissenting CFC Shares"), as provided in Sections 1571 et seq. of the PBCL, shall not be entitled to the consideration to which such holder would otherwise have been entitled pursuant to Sections 2.1 and 2.2 of this Plan, unless and until such holder shall have failed to perfect or shall have withdrawn or lost such holder's rights as a dissenter. Such holder shall only be entitled to receive the payment as is provided under Sections 1571 et seq. of the PBCL.

     (b) Dissenting CCFNB Shares. Any holder of CCFNB Common Stock who shall be entitled to be paid the "fair value" of such holder's "dissenting shares" of CCFNB Common Stock ("Dissenting CCFNB Shares"), as provided in Sections 1571 et seq. of the PBCL, shall only be entitled to receive such payment.

                                   ARTICLE III

                       CONDUCT OF BUSINESS PENDING MERGER

     3.1 Forbearances. Each of CCFNB and CFC agree that from the date hereof until the Effective Time, except as expressly contemplated by this Plan or as set forth in the corresponding paragraph of its Disclosure Schedule ("Previously Disclosed"), without the prior written consent of the other party (which consent shall not be unreasonably withheld, delayed or conditioned), it will not, and will cause each of its subsidiaries not to:

     (a) Ordinary Course. Conduct its business and the business of its subsidiaries other than in the ordinary and usual course consistent with past practices and policies or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations and goodwill with customers, suppliers, employees and business associates, or take any action reasonably likely to materially impair its ability to perform its obligations under this Plan or to consummate the transactions contemplated hereby and thereby.

     (b) Capital Stock. (1) Issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge or authorize or propose the creation of, any additional shares of its stock other than pursuant to Rights outstanding on the date hereof; (2) enter into any agreement with respect to the foregoing; or (3) permit any additional shares of its stock to become subject to new grants, other Rights or similar stock-based employee rights.

     (c) Dividends, Etc. Except for ordinary and usual periodic quarterly cash dividends out of current earnings, not to exceed $0.23 per share in the case of CCFNB and $0.17 in the case of CFC, (1) make, declare, pay or set aside for payment any dividend (other than dividends from its direct or indirect wholly owned subsidiaries to it) or other distribution in respect of its capital stock or (2) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock; except that CCFNB may continue its open market purchases of CCFNB Common Stock in the usual and ordinary course.

     (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, change of control, retention, consulting, severance or similar agreements or arrangements with any of its directors, officers or employees or those of its subsidiaries or grant any increase in, set aside assets to fund or accelerate the payment or vesting of, compensation or benefits or pay or provide any compensation or benefits not required to be paid or provided, including, without limitation, any severance or termination pay (other than pursuant to existing written policies and agreements) except (1) for normal individual increases in annual base salary or hourly pay rate to employees who are not directors or executive officers, at times, in amounts and on other terms and conditions in the ordinary course of business consistent with past practice; (2) for other changes that are required by applicable law or as appropriate to effectuate amendments with respect to Section 409A of the Code (including but not limited to qualify for the short-term deferral exception to Section 409A), provided that such amendments with respect to Section 409A do not materially increase the cost to CCFNB of CFC, as the case may be, of such arrangements (provided that for this purpose a change in payment form to a lump sum payment shall not be considered a material increase in cost); and (3) to satisfy Previously Disclosed contractual obligations.

     (e) Benefit Plans. Enter into, establish, adopt or amend any Benefit Plan, except (1) as may be required by applicable law or as appropriate to effectuate amendments with respect to Section 409A of the Code (including but not limited to qualify for the short-term deferral exception to Section 409A), provided that such amendments with respect to Section 409A do not materially increase the cost to CCFNB or CFC, as the case may be, of such arrangements (provided that for this purpose a change in payment form to a lump sum payment shall not be considered a material increase in cost); (2) to satisfy Previously Disclosed contractual obligations; (3) for technical amendments that are immaterial to the parties and any participant; or (4) as required by the Benefit Plan or this Plan.

     (f) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except for sales, transfers, mortgages, encumbrances or other dispositions or discontinuances in the ordinary course of business consistent with past practice and in a transaction that, together with other such transactions, is not material to it and its subsidiaries, taken as a whole.

     (g) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity except in the ordinary course of business consistent with past practice and in a transaction that, together with other such transactions, is not material to it and its subsidiaries, taken as a whole.

     (h) Governing Documents. Amend its articles of incorporation, bylaws or similar governing documents ("Governing Documents") or the Governing Documents of any of its subsidiaries, except as contemplated by this Plan.

     (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles, applicable regulatory accounting requirements or applicable law.

     (j) Contracts. Enter into, renew or terminate any contract or agreement or amendment thereof, other than loans, funding arrangements and other transactions made in the ordinary course of the banking business, that calls for aggregate annual payments of $25,000 or more and which is not terminable on 60 days or less notice without payment of a premium or penalty, provided that no such contract or agreement or amendment thereof shall contain (1) any non-competition or exclusive dealing obligations or other obligation which purports to limit or restrict in any respect the ability of CCFNB and CFC or their subsidiaries to solicit customers or the manner in which, or the localities in which, all or any portion of the business of CCFNB and CFC or their subsidiaries (or, following consummation of the transactions contemplated hereby, the ability of CCFNB or any of its subsidiaries) is or would be conducted; (2) any agreement that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of CCFNB and CFC or any of their subsidiaries (or, following consummation of the transactions contemplated hereby, the ability of CCFNB or any of its subsidiaries) to own, operate, sell, transfer, pledge or otherwise dispose of any assets or business; or (3) any provision whereby the consummation of the transactions contemplated hereby would
(A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or, any right of termination or the loss of any benefit under, such contract or agreement or (B) require any consent or approval under any such contract or agreement. In the event that either party desires to take any of the actions contemplated by this Section 3.1(j), such party shall give written notice of such intent to the other party. The other party shall then have five (5) business days within which to provide written notice that it objects to the proposed action. If no written objection is made, or if the written objection is untimely, such party shall be deemed to have consented to such action and the subsequent taking of such action by the other party shall not be deemed a violation of this Section 3.1(j).

     (k) Claims. Settle any claim, action or proceeding against it, except for settlements involving only monetary remedies in the ordinary course of business consistent with past practice not in excess of $10,000 individually or $25,000 in the aggregate for all such settlements effected after the date hereof and would not create precedent for claims that are reasonably likely to be material to CCFNB and CFC or their subsidiaries or, after the Effective Time, CCFNB or its subsidiaries.

     (l) Adverse Actions. Notwithstanding anything herein to the contrary, (1) take any action or knowingly fail to take any reasonable action that would, or is reasonably likely to, prevent, impede or delay the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (2) take any action that is reasonably likely to result in (A) any of the conditions to the Merger set forth in Article VI not being satisfied in a timely manner or (B) a material violation of any provision of this Plan except, in each case, as may be required by applicable law or regulation.

     (m) Capital Expenditures. Other than in the ordinary course of business, make any capital expenditures in excess of (1) $10,000 per project or related series of projects or (2) $50,000 in the aggregate.

     (n) Certain Tax Matters. Make, change or revoke any material Tax election, change any material method of Tax accounting, adopt or change any taxable year or period, enter into any closing agreement with respect to Taxes, file any material amended Tax Return, settle or compromise any material claim for Taxes, or surrender any material claim for a refund of Taxes.

     (o) Branch Leases. Make application for the opening, relocation or closing of any, or open or close any, branch or automated banking facility.

     (p) Investment Portfolio. Purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc. or otherwise alter, in any material respect, the mix, maturity, credit or interest rate risk profile of its portfolio of investment securities or its portfolio of mortgage-backed securities.

     (q) Affiliate Transactions. Except in the ordinary course of business consistent with past practice, enter into, renew, extend or modify any transaction with any Affiliate other than deposit and loan transactions in the ordinary course of business and which are in compliance with applicable laws and regulations.

     (r) Swap Agreements. Enter into any interest rate swap or similar commitment, agreement or arrangement.

     (s) Commitments. Agree or commit to do any of the foregoing.

                                   ARTICLE IV

                                 REPRESENTATIONS

     4.1 Disclosure Schedules. On or prior to the date hereof, each of CCFNB and CFC have delivered to the other party a schedule (respectively, each schedule a "CCFNB Disclosure Schedule" or "CFC Disclosure Schedule", as the case may be) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations contained in Section 4.3 or to one or more of its covenants contained herein; provided that the mere inclusion of an item in a respective disclosure schedule as an exception to a representation shall not be deemed an admission by a party that such item was required to be disclosed therein.

     4.2 Standard. (a) For all purposes of this Plan, no representation of CCFNB or CFC contained in Section 4.3 (other than the representations contained in Section 4.3(b)(1), which shall be true and correct in all material respects, and in Section 4.3(g)(4), which shall be true and correct in all respects) shall be deemed untrue and no party hereto shall be deemed to have breached a representation, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation contained in Section 4.3 (read for this purpose without regard to any individual reference to "materiality" or "Material Adverse Effect" set forth therein) has had or is reasonably likely to have a Material Adverse Effect with respect to CCFNB or CFC, as the case may be.

     (b) The term "Material Adverse Effect" means an effect which (1) is materially adverse to the business, financial condition or results of operations of CCFNB or CFC, as the context may dictate, and their subsidiaries, taken as a whole, or (2) materially impairs the ability of CCFNB or CFC to consummate the Merger; provided, however, that in determining whether a Material Adverse Effect has occurred under clause (1) there shall be excluded any effect to the extent attributable to or resulting from (A) any changes in laws, regulations or interpretations of laws or regulations generally affecting the banking or bank holding company businesses, but not uniquely relating to CCFNB or CFC; (B) any change in generally accepted accounting principles or regulatory accounting requirements, generally affecting the banking or bank holding company businesses, but not uniquely relating to CCFNB or CFC; (C) events, conditions or trends in economic, business or financial conditions generally or affecting the banking or bank holding company businesses generally (including changes in interest rates and changes in the markets for securities), except to the extent any such events, conditions or trends in economic, business or financial conditions have a disproportionate adverse effect upon such party; (D) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States; (E) actions or omissions of CCFNB or CFC taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby or actions that are taken by the parties, consistent with the terms hereof, to consummate the transactions contemplated hereby; or (F) the announcement of this Plan and the transactions contemplated hereby.

     4.3 Representations. Except as Previously Disclosed, each of CCFNB and CFC hereby represents and warrants to the other party to the extent applicable, in each case with respect to itself and its subsidiaries, as follows:

     (a) Organization, Standing and Authority.

          (1) It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. It is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. CCFNB is a financial holding company, and CFC a bank holding company, both duly registered under the Bank Holding Company Act of 1956, as amended.

          (2) The respective minute books of the party, as well as its subsidiaries, accurately record, in all material respects, all material corporate actions of its shareholders and board of directors (including committees).

          (3) Prior to the date hereof, each party has caused to be delivered true and correct copies of its articles of incorporation and bylaws, as well as those pertaining to each of its subsidiaries, each as in effect as of the date hereof.

     (b) Capital Stock.

          (1) The information in Recitals A and B, in the case of CCFNB and its subsidiary, and in Recitals C and D, in the case of CFC and its subsidiary, is true and correct.

          (2) Its outstanding shares of common stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, not subject to any preemptive rights and were not issued in violation of any preemptive rights.

          (3) Except as set forth in this Plan or as Previously Disclosed, it does not have any commitment to authorize, issue or sell any of its common stock or Rights, except pursuant to this Plan, outstanding options to purchase its common stock and the Benefit Plans. As used herein, "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock or earnings of such Person. In the case of CFC, no stock option granted has any "reload" feature nor does any Person have any right to be granted a stock option with such a feature. In the case of CFC, no subsidiary of CFC owns shares of CCFNB Common Stock.

          (4) In the case of CCFNB, any shares of CCFNB Common Stock to be issued in connection with the Merger have been duly authorized and will be validly issued and outstanding, fully paid and nonassessable, not subject to any preemptive rights and not issued in violation of any preemptive rights.

          (5) To the best of its knowledge, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of its common stock.

     (c) Subsidiaries.

          (1) Neither party has any subsidiaries, except those identified on its respective Disclosure Schedule.

          (2) Each party (A) owns, directly or indirectly, all the issued and outstanding equity securities of each of its subsidiaries; (B) no equity securities of any of its subsidiaries are or may become required to be issued (other than to it or its wholly owned subsidiaries) by reason of any Right or otherwise; (C) there are no contracts, commitments, understandings or arrangements by which any of its subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any its subsidiaries (other than to it or its wholly owned subsidiaries); (D) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities; and (E) all the equity securities of each subsidiary held by it or its subsidiaries have been duly authorized and are validly issued and outstanding, fully paid and nonassessable (except as provided in 12 U.S.C.
Section 55 or comparable state laws) and are owned by it or its subsidiaries free and clear of all liens, pledges, security interests, claims, provisions, preemptive or subscriptive rights or other encumbrances or restrictions of any kind or Rights ("Liens").

          (3) Each party's subsidiaries have been duly organized and are validly existing in good standing under the laws of the jurisdiction of its organization, and are duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. The deposits, if any, of each party's subsidiaries are insured by the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent provided in the Federal Deposit Insurance Act, as amended.

     (d) Corporate Power. Each party and each of its subsidiaries has the corporate or other power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and it has the corporate power and authority to execute, deliver and perform its obligations under this Plan and the Bank Merger Agreement set forth in Annex A and to consummate the transactions contemplated hereby and thereby.

     (e) Corporate Authority.

          (1) Subject to receipt of the shareholder approval described in this
Section 4.3, this Plan and the Bank Merger Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action. This Plan is its valid and legally binding obligation, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

          (2) In the case of CCFNB, the affirmative vote of two thirds of the outstanding shares of CCFNB Common Stock to adopt this Plan is the only vote of the holders of any class or series of CCFNB's capital stock necessary to approve and adopt this Plan and the transactions contemplated hereby.

          (3) In the case of CFC, the affirmative vote to adopt this Plan by at least a majority of the votes cast by all shareholders entitled to vote is the only vote of the holders of any class or series of CFC's capital stock necessary to approve and adopt this Plan and the transactions contemplated hereby.

     (f) Regulatory Approvals; No Defaults.

          (1) No consents or approvals of, or filings or registrations with, any governmental or regulatory authority, agency, court, commission or other entity, domestic or foreign ("Governmental Entity") or with any third party are required to be made or obtained by it or any of its subsidiaries in connection with the execution, delivery or performance by it of this Plan or to consummate the Merger except for (A) filings and approvals of applications with and by federal and state banking authorities as Previously Disclosed; (B) filings with the Securities and Exchange Commission ("SEC") and state securities authorities; (C) the shareholder approval described in Section 5.2(a); and (D) the filing of Articles of Merger with the Department of State of the Commonwealth of Pennsylvania pursuant to the PBCL, with respect to the Merger, and the Pennsylvania Banking Code of 1965, with respect to the Bank Merger.

          (2) Subject to receipt of the regulatory approvals referred to in the preceding paragraph (the "Regulatory Approvals"), and the expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Plan and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies, any right of termination or the loss of any benefit under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or material agreement, indenture or instrument of it or of any of its subsidiaries or to which it or any of its subsidiaries or properties is subject or bound; (B) constitute a breach or violation of, or a default under, its Governing Documents; or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, material agreement, indenture or instrument.

          (3) As of the date hereof, it (a) knows of no reason why (1) all Regulatory Approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Plan should not be obtained on a timely basis or (2) the opinion of tax counsel referred to, in the case of CCFNB, in
Section 6.2(c) and, in the case of CFC, in Section 6.3(c) should not be obtained on a timely basis and (b) has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

     (g) Financial Reports and Regulatory Documents; Material Adverse Effect.

          (1) With respect to CCFNB, its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and all other reports, registration statements, definitive proxy statements or information statements required to be filed by it subsequent to December 31, 2006 under the Securities Act of 1933, as amended ("Securities Act"), or under Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") or under the securities regulations of the SEC, in the form filed (collectively, its "Regulatory Filings") with the SEC as of the date filed, (A) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such Regulatory Filing (including the related notes and schedules thereto) fairly presented in all material respects its consolidated financial position as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such Regulatory Filings (including any related notes and schedules thereto) fairly presented in all material respects, the consolidated results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. At the date of each balance sheet, no liabilities, obligations or loss contingencies of any nature of a type required to be reflected in balance sheets or in footnotes are not fully reflected, reserved against, or fully disclosed in a footnote.

          (2) With respect to CFC, its audited annual financial statements for the years ended December 31, 2006 and 2005, (A) complied in all material respects as to form and substance with generally accepted accounting principles ("GAAP") applied on a consistent basis and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and each balance sheet or statement of condition contained in such financial statements (including the related notes and schedules thereto) fairly presented in all material respects its consolidated financial position as of its date, and each of the statements of income and consolidated statements of stockholders' equity and cash flows or equivalent statements in such annual reports (including any related notes and schedules thereto) fairly presented in all material respects, the consolidated results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end adjustments in the case of unaudited statements.

          (3) In the case of both parties, each party has previously delivered to the other the regulatory reports filed by its subsidiaries with any Regulatory Authority (each such report, a "Regulatory Report") through October 31, 2007 and will deliver to the other the Regulatory Reports for any dates or periods thereafter through the Closing Date as soon as they are available. The Regulatory Reports, as amended (provided such amendments have been filed with the appropriate Regulatory Authority) have been, or with respect to those not yet prepared, will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices, including, but not limited to, all applicable rules, regulations and pronouncements of applicable Regulatory Authorities, throughout the periods covered by such statements, and fairly present, or with respect to those not yet prepared, will fairly present in all material respects, the consolidated financial position, results of operations and changes in shareholders' equity of such party or its subsidiary, as the case may be, as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles, including, but not limited to, all applicable rules, regulations and pronouncements of applicable Regulatory Authorities, applied on a consistent basis. The term "Regulatory Authority" shall mean any banking agency or department of any federal or state government, including without limitation the Office of the Comptroller of the Currency ("OCC"), the FDIC, the Pennsylvania Department of Banking ("PDB") or the respective staffs thereof.

          (4) Since January 1, 2004 neither party nor any of its subsidiaries have incurred any liability other than in the ordinary course of business consistent with past practice.

          (5) Since January 1, 2004 (A) both parties and their subsidiaries have conducted their businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Plan and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 4.3 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to it.

          (6) Since January 1, 2004 no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 4.3 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to either party.

     (h) Litigation. Except as Previously Disclosed, there is no suit, action or proceeding pending against either party or, to the knowledge of it, threatened against or affecting it or any of its subsidiaries (and it is not aware of any basis for any such suit, action or proceeding) (1) that, individually or in the aggregate, is material to it and its subsidiaries, taken as a whole, or (2) that is reasonably likely to prevent or delay it in any material respect from performing its obligations under, or consummating the transactions contemplated by, this Plan.

     (i) Regulatory Matters.

          (1) Except as Previously Disclosed, neither party nor any of its subsidiaries is a party to or is subject to any written order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Governmental Entity charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it or any of its subsidiaries (collectively, the "Regulatory Authorities").

          (2) Except as Previously Disclosed, neither party nor any of its subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such written order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission. Except as Previously Disclosed, there are no formal or informal investigations relating to any material regulatory matters pending before any Governmental Entity with respect to it or its subsidiaries.

     (j) Compliance with Laws. Except as Previously Disclosed, both parties and each of its subsidiaries:

          (1) conducts its business in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Sarbanes-Oxley Act of 2002, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, the Bank Secrecy

Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

          (2) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to its knowledge, no suspension or cancellation of any of them is threatened.

     (k) Material Contracts; Defaults. Except for those agreements and other documents filed as exhibits to its Regulatory Filings in the case of CCFNB or as Previously Disclosed in the case of CFC, as of the date hereof, neither party nor any of its subsidiaries, as the case may be, is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding:

          (1) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K;

          (2) that contains (x) any non-competition or exclusive dealing agreements or other agreement or obligation which purports to limit or restrict in any respect the ability of the party or its subsidiaries, as the case may be, to solicit customers or the manner in which, or the localities in which, all or any portion of the business of the parties and their subsidiaries, as the case may be, is or would be conducted or (y) any agreement that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of the parties or their subsidiaries, as the case may be, to own, operate, sell, transfer, pledge or otherwise dispose of any assets or business,

          (3) that involves performance of services or delivery of goods or materials to, or expenditures by, either party or any of its subsidiaries of an amount or value in excess of $25,000 over its remaining term, other than loans, funding arrangements and other transactions made in the ordinary course of the banking business, or any such agreement, contract, arrangement, commitment or understanding that is terminable on 60 days or less notice without payment of any termination fee or penalty,

          (4) with respect to the employment of any directors, officers, employees or consultants, other than in the ordinary course of business consistent with past practice,

          (5) with or to a labor union or guild (including any collective bargaining agreement),

          (6) containing a "most favored nation" clause or other similar term providing preferential pricing or treatment to a party that is material to either it or its subsidiaries,

          (7) providing for the indemnification by either party or its subsidiaries of any Person (other than customary agreements with vendors providing goods or services to either party or its subsidiaries where the potential indemnity obligations thereunder are not reasonably expected to be material to CCFNB or CFC or their subsidiaries, as the case may be),

          (8) which relates to the leasing of real estate,

          (9) which by its terms limits the payment of dividends by it or any of its subsidiaries,

          (10) which evidences or is related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which it or any of its subsidiaries is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds," or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would become applicable on or after the Closing Date to CCFNB or any CCFNB subsidiary, or

          (11) relating to the acquisition of any business that has not been fully performed, including where contingent compensation remains to be paid. Each agreement, contract, arrangement, commitment or understanding of the type described in this Section 4.3(k), whether or not Previously Disclosed, is referred to as a "CCFNB Material Contract" or "CFC Material Contract", as the case may be. Neither party nor any of its subsidiaries is in default under any CCFNB Material Contract or CFC Material Contract, as the case may be, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     (l) No Brokers; Fairness Opinion.

          (1) No action has been taken by either party that would give rise to any claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Plan, except as Previously Disclosed.

          (2) Prior to the execution of this Plan, CCFNB and CFC have received an opinion from Danielson Capital, LLC and The Kafafian Group, Inc., respectively, to the effect that as of the date thereof and subject to the matters set forth therein, the Per Share Stock Consideration is fair, from a financial point of view, to the holders of CCFNB Common Stock and CFC Common Stock, respectively. Such opinion has not been amended or rescinded as of the date of this Plan.

     (m) Employee Benefit Plans. In the case of both parties,

          (1) All benefit, employment, severance, change in control and other compensation and benefits plans, contracts, agreements, policies or arrangements covering current or former employees of the party and each of its subsidiaries (the "Employees") and its current or former directors, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and supplemental pension and executive retirement, qualified and non-qualified deferred compensation, rabbi trust, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans and agreements (the "Benefit Plans"), other than Benefit Plans that are not material, are Previously Disclosed. Copies of all Benefit Plans and all amendments thereto, all summary plan descriptions, the most recently filed Form 5500 and the most recent IRS determination letter have been made available to the other party.

          (2) All Benefit Plans, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA (each a "Multiemployer Plan") are in substantial compliance with ERISA, the Code and other applicable laws. Each Benefit Plan which is subject to ERISA (the "ERISA Plans") that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan"), and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS"), and it is not aware of any circumstances that are reasonably likely to result in the loss of the qualification of such plan under Section 401(a) of the Code.

          (3) Except as previously disclosed, neither party nor its subsidiaries maintains or has during the past five years maintained a pension plan which is a defined benefit plan. Neither party, its subsidiaries nor any entity which is considered one employer with it under Section 4001 of ERISA ("ERISA Affiliate") has contributed to a Multiemployer Plan within the past five years.

          (4) All material contributions required to be made under each Benefit Plan have been timely made and all obligations to make contributions in respect of each Benefit Plan have been properly accrued and reflected in the Regulatory Filings as of the date of such filings.

          (5) As of the date hereof, there is no material pending or, to the knowledge of either party, threatened, litigation relating to the Benefit Plans. Neither party nor any of its subsidiaries has any obligations for retiree health and life benefits under any ERISA Plan or collective bargaining agreement.

          (6) Except as previously disclosed, neither the execution of this Plan and the Bank Merger Agreement, shareholder approval of this Plan nor the consummation of the transactions contemplated hereby and thereby will (w) entitle any of its employees or any of its subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (x) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other obligation pursuant to, any of the Benefit Plans, or (y) result in payments under any of the Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Code.

     (n) Labor Matters. Neither party nor any of its subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is either party or any of its subsidiaries the subject of a proceeding asserting that the party or any such subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel either party or any of its subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other material labor dispute involving either party or any of its subsidiaries pending or, to either party's knowledge, threatened, nor to either party's knowledge is there any activity involving its or any of its subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity. There are no legal, administrative, arbitration or other proceedings, demands, claims, notices, audits or investigations (including, without limitation, notices, demand letters or requests for information from any federal, state or local commission, agency or board) instituted, or pending, or, to the knowledge of the party, threatened, relating to the liability of it or any of its subsidiaries under any Labor and Employment Law. For the purposes of this provision, the term Labor and Employment Law shall mean any federal, state, local, or foreign law, statute, ordinance, executive order, rule, regulation, code, consent, order, judgment, decree, injunction or any agreement with any regulatory authority relating to (i) employment discrimination or affirmative action, (ii) labor relations, (iii) employee compensation or benefits, (iv) safety and health, (v) wrongful or retaliatory discharge, and/or (vi) any other aspect of the employment relationship. Such laws shall include, but not be limited to, Title VII of the Civil Rights Act of 1964 as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Occupational Safety and Health Act, the Fair Labor Standards Act, the Fair Credit Collection Act, the Worker Adjustment and Retraining Notification Act, Executive Order 11246, the Employee Polygraph Protection Act, the Equal Pay Act, the National Labor Relations Act, the Older Worker Benefit Protection Act, the Rehabilitation Act, the Vietnam Era Veterans Readjustment Assistance Act, as well as any and all state fair employment practices laws, any and all state labor relations laws, any and all state wage and hour laws, any and all state wage payment and collection laws, any and all state statutes regarding wrongful or retaliatory discharge, and federal and state common law regarding employment discrimination or affirmative action, labor relations, employee compensation or benefits, safety and health and/or wrongful or retaliatory discharge and/or related tort claims.

     (o) Environmental Matters. To either party's knowledge, neither its conduct nor its operation or the conduct or operation of its subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), violates or violated Environmental Laws and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To either party's knowledge, no property on which it or any of its subsidiaries holds a Lien, violates or violated Environmental Laws and no condition has existed or event has occurred with respect to any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. Neither party nor any of its subsidiaries has received any written notice from any person or entity that it or its subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from, any such property. "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

     (p) Tax Matters.

          (1) (A) All returns, amended returns or other reports (including elections, declarations, disclosures, schedules, estimates and information returns) with respect to Taxes (as hereinafter defined) ("Tax Returns") that are required to be filed (taking into account any extensions of time within which to file) by or with respect to either party and its subsidiaries have been duly and timely filed, and all such Tax Returns are complete and accurate; (B) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been paid in full; (C) all Taxes that either party or any of its subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party have been paid over to the proper Governmental Entity in a timely manner, to the extent due and payable; and (D) neither party nor any of its subsidiaries has taken or agreed to take any action or is aware of any fact or circumstance that would prevent or impede, or would be reasonably likely to prevent or impede, the Merger from qualifying as a reorganization under Section 368(a) of the Code.

          (2) In the case of both parties, where the party has or had been notified of an examination or more documentation has or had been requested for a settlement review, (A) the Tax years for the application Tax Returns referred to in clause (A) of subsection (p)(1) which were under examination or settlement review have been closed or settled by the Internal Revenue Service or the appropriate Tax authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (B) all deficiencies asserted or assessments made as a result of such examinations have been paid in full; (C) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) of subsection (p)(1) are currently pending; and (D) no extensions or waivers of statutes of limitation have been given by or requested with respect to any of its Taxes or those of its subsidiaries.

          (3) In the case of both parties, (A) it has made available to the other party true and correct copies of the U.S. federal income Tax Returns filed by it and its subsidiaries for each of the three most recent fiscal years ended;
(B) it has made provision in accordance with GAAP, in the financial statements included in the Regulatory Filings filed prior to the date hereof, for all Taxes that accrued on or before the end of the most recent period covered by its Regulatory Filings filed prior to the date hereof; (C) neither it nor any of its subsidiaries is a party to any Tax allocation or sharing agreement, is or has been a member of an affiliated group filing consolidated or combined Tax returns (other than a group of which CCFNB or CFC, as the case may be, is or was the common parent) or otherwise has any liability for the Taxes of any person (other than its own Taxes and those of its subsidiaries); (D) neither it nor any of its subsidiaries has participated in a "listed transaction" as defined in Treasury Regulation Section 1.6011-4; (E) no Liens for Taxes exist with respect to any of its assets or properties or those of its subsidiaries, except for statutory Liens for Taxes not yet due and payable or that are being contested in good faith and reserved for in accordance with GAAP; (F) neither it nor any of its subsidiaries has been a party to any distribution occurring during the last three years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied; (G) no Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Plan; and (H) no governmental entity has made contact with it or any of its subsidiaries requesting completion of a business activities questionnaire.

          (4) As used herein, "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Closing Date.

     (q) Derivative Instruments. In the case of both parties, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for its own account, or for the account of one or more of its subsidiaries or their customers, if any, were entered into (1) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (2) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of such party or one of its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither party nor its subsidiaries, nor to its knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

     (r) Insurance. Each party and its subsidiaries are insured with reputable insurers against such risks and in such amounts as its management reasonably has determined to be prudent in accordance with industry practices. All of the insurance policies, binders, or bonds maintained by the party or its subsidiaries are in full force and effect; each party and its subsidiaries are not in material default thereunder. There are no material claims pending under such policies of insurance and, within the past three (3) years, there have been no denials of indemnification for any material claims submitted under any insurance policy.

     (s) Takeover Laws and Provisions. Each party has taken all action required to be taken by it in order to exempt this Plan and the transactions contemplated hereby from, and this Plan and the transactions contemplated hereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws"). It has taken all action required to be taken by it in order to make this Plan and the transactions contemplated hereby comply with, and this Plan and the transactions contemplated hereby comply with, the requirements of any Articles, Sections or provisions of its Governing Documents concerning "business combinations", "fair price", "voting requirements", "constituency requirements" or other related provisions (collectively, "Takeover Provisions").

     (t) Available Funds. In the case of CCFNB, CCFNB has or will have available to it all funds necessary to satisfy all of its obligations hereunder and in connection with the Merger and the other transactions contemplated by this Plan.

     (u) Transactions with Affiliates. In the case of both parties, there are no outstanding amounts payable to or receivable from, or advances by CCFNB or CFC, as the case may be, or any of its subsidiaries, and neither party nor any of its subsidiaries is otherwise a creditor or debtor to, any present or former director or executive officer of it or any of its subsidiaries, other than as part of the normal and customary terms of such Persons' respective employment or service as a director with it or any of its subsidiaries. Neither party nor any subsidiary of it is a party to any transaction or agreement with any present or former director or executive officer of it, other than the terms of such Person's respective employment or service as a director with it or any of its subsidiaries. Neither party nor any of its subsidiaries is a party to any transaction (including any loan or other credit accommodation, but excluding deposits in the ordinary course of business) with any present or former director or executive officer of such party or any of such party's subsidiaries, except transactions (i) made in the ordinary course of business, (ii) made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, (iii) do not involve more than the normal risk of collectability or present other risks or unfavorable features, and are reflected in the financial statements referenced under Section 4.3(g) and, (iv) to the extent required by GAAP, disclosed in the footnotes of such financial statements referenced under Section 4.3(g). No loan or credit accommodation currently being extended to any present or former director or executive officer of such party or any of its subsidiaries is presently in default or, during the three (3) year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither it nor any of its subsidiaries has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by it or any of its subsidiaries is inappropriate.

     (v) Ownership of Property. (1) In the case of both parties, it or any of its subsidiaries has, or will have as to property acquired after the date hereof, good and, as to real property, marketable title to all assets and properties owned by it or any such subsidiary in the conduct of its business, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in its Regulatory Filings, if any, and in the financial statements referenced in
Section 4.3(g) or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith and (ii) items permitted under Article III. Each party or any of its subsidiaries, as lessee, has the right under valid and subsisting leases of real and personal properties used by it in the conduct of its business to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the notes to the financials referenced in Section 4.3(g).

          (2) With respect to all agreements pursuant to which such party or any of its subsidiaries has purchased securities subject to an agreement to resell, if any, such party or such subsidiary, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

     (w) Allowance for Losses. The allowance for loan and lease losses shown on each party's consolidated statement of financial condition as of September 30, 2007 and included in a Regulatory Report filed with a Regulatory Authority and, in the case of CCFNB, a Regulatory Filing filed by CCFNB with the SEC, was, and the allowance for loan and lease losses to be shown on such party's consolidated statement of financial condition as of December 31, 2007 and for periods ending after the date of this Plan, as included in a Regulatory Report and, in the case of CCFNB, in a Regulatory Filing filed by CCFNB with the SEC, will be, in the reasonable opinion of such party's management, adequate as of the date thereof in accordance with GAAP and all other applicable regulatory requirements for all losses reasonably anticipated as of the date thereof, based on information available as of such date.

     (x) Schedule of Termination Benefits. In the case of both parties, Disclosure Schedule 4.3(x) for such party includes a schedule of the maximum amount of termination benefits and related payments which currently are or would be payable to the individuals identified thereon, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any other pension benefit or welfare benefit plan maintained by such party or any of its subsidiaries for the benefit of executive officers or directors of such party or any of its subsidiaries (the "Benefits Schedule"), assuming that the Closing Date would have occurred on December 31, 2007 and that the employment of such individuals already has or will terminate immediately thereafter. No other individuals are entitled to benefits under any such plans. Except as set forth in such Disclosure Schedule 4.3(x), as of the date of this Plan, no director or executive officer of such party or any of its subsidiaries had deferred any compensation accrued by such party or such subsidiary.

     (y) Loans. (1) In the case of both parties, and except as disclosed on each party's Disclosure Schedule 4.3(y), each loan reflected as an asset in the financial statements referenced in Section 4.3(g): (a) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, (b) to the extent secured, has been secured by valid liens and security interests which have been duly perfected, and (c) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards, individually or in the aggregate, would not have a Material Adverse Effect on such party.

          (2) Disclosure Schedule 4.3(y) includes a list of: (a) all outstanding commercial relationships, i.e., commercial loans, commercial loan commitments and commercial letters of credit, of such party's subsidiaries in excess of $250,000, (b) all loans of such subsidiary classified by such subsidiary or any Regulatory Authority as "Special Mention," "Substandard," "Doubtful" or "Loss," or other classifications of similar import (c) all commercial and mortgage loans of such subsidiary classified as "non-accrual," and (d) all commercial loans of such subsidiary classified as "in substance foreclosed."

     (z) Securities Documents. The Regulatory Filings filed or to be filed by CCFNB under the Exchange Act at any time since December 31, 2004, as amended, complied at the time filed, or will comply when filed with the SEC, in all respects, with the Exchange Act and all applicable rules and regulations of the SEC.

     (aa) Regulatory Capital. In the case of both parties, such party and each of its subsidiaries, as applicable, meet all applicable regulatory capital requirements, and each party is deemed at least "adequately capitalized" under such regulatory requirements.

     (bb) Quality of Representations. In the case of both parties, the representations made by such party in this Plan are true, correct and complete in all material respects, and do not omit statements necessary to make them not misleading under all facts and circumstances.

                                    ARTICLE V

                                    COVENANTS

     5.1 Reasonable Best Efforts; Financial Statements. (a) Subject to the terms and conditions of this Plan, CCFNB and CFC agree to use reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger and the Bank Merger as soon as possible and otherwise to enable consummation of the transactions contemplated hereby and thereby and shall cooperate fully with the other party hereto to that end.

     (b) CCFNB and CFC agree to use reasonable best efforts in good faith to restate, complete or provide, as applicable, such financial statements or such other financial and other information, including the audit opinion of its outside independent accountants, as shall be necessary, after giving effect to any waivers that may be obtained, to cause the Registration Statement to be declared effective by the SEC and the Proxy Statement to be cleared with the SEC as soon as practicable.

     5.2 Shareholder Approvals.

     (a) CCFNB and CFC agree to take, in accordance with applicable law and its Governing Documents, all action necessary to convene a meeting of its respective shareholders (including any adjournment or postponement, the "CCFNB Meeting" and "CFC Meeting", respectively), as promptly as practicable, to consider and vote upon the adoption and approval of this Plan, as well as any other matters required to be approved by its respective shareholders for consummation of the Merger.

     (b) The board of directors of CCFNB and CFC have adopted resolutions recommending to the shareholders of their respective companies the adoption of this Plan and the other matters required to be approved or adopted in order to carry out the intentions of this Plan. Notwithstanding the foregoing, the board of directors of CCFNB and CFC may withdraw, modify, condition or refuse to recommend the adoption of this Plan and the other matters required to be approved or adopted in order to carry out the intentions of this Plan if the board of directors of CCFNB and CFC determine, in good faith after consultation with its respective outside financial and legal advisors, that the failure to take such action would breach its fiduciary obligations under applicable law. Notwithstanding the foregoing, this Plan and such other matters shall be submitted to the shareholders of CCFNB and CFC at the respective CCFNB Meeting and the CFC Meeting for the purpose of approving the Plan and such other matters and nothing contained herein shall be deemed to relieve CCFNB and CFC of such obligation, provided, however, that if the board of directors of CCFNB or CFC, as the case may be, shall have withdrawn, modified, conditioned or refused to recommend the adoption of this Plan and such other matters in accordance with the terms of this Plan, then in submitting this Plan to CCFNB's or CFC's shareholders, the board of directors of CCFNB or CFC may submit this Plan to CCFNB's or CFC's shareholders, as the case may be, without recommendation (although the resolutions adopting this Plan as of the date hereof may not be rescinded or amended), in which event the board of directors of CCFNB or CFC, as the case may be, may communicate the basis for its lack of a recommendation to its shareholders in the Proxy Statement (as defined in Section 5.3(a)) or an appropriate amendment or supplement thereto to the extent required by applicable law.

     5.3 Registration Statement/Proxy Statement.

     (a) Subject to Section 5.1(b), the parties agree jointly to prepare and file with the SEC a registration statement on Form S-4 or other applicable form (the "Registration Statement") to be filed by CCFNB with the SEC in connection with the issuance of CCFNB Common Stock in the Merger as soon as reasonably possible (including the proxy statement and prospectus and other proxy solicitation materials of CCFNB and CFC constituting a part thereof (the "Proxy Statement") and all related documents). The parties agree to cooperate in the preparation of the Registration Statement and the Proxy Statement. Subject to
Section 5.1(b), CCFNB and CFC agree to use all reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof, and shall thereafter mail or deliver the Proxy Statement to its shareholders; provided, however, that the parties will coordinate the timing of the mailing of the Proxy Statement so as to minimize the impact of limitations under applicable law relating to share repurchases that might apply with respect thereto. CCFNB also agrees to use all reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Plan. CCFNB and CFC agree to furnish all information concerning it, its subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

     (b) CCFNB and CFC agree (1) as to itself and its subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the CCFNB Meeting and CFC Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading and (2) that the Registration Statement and Proxy Statement shall comply with all applicable laws as they relate to them. CCFNB and CFC further agree that, if either shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement or the Registration Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement or the Registration Statement.

     (c) CCFNB agrees to advise CFC, promptly after CCFNB receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of CCFNB Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     5.4 Press Releases. CCFNB and CFC shall consult with each other before issuing any press release with respect to the Merger or this Plan and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior written consent of the other party (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the SEC. CCFNB and CFC shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the transactions contemplated by this Plan as reasonably requested by the other party.

     5.5 Access; Information.

     (a) CCFNB and CFC agree that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party, and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (1) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (2) all other information concerning the business, properties and personnel of it as the other may reasonably request; provided that the foregoing shall not require CCFNB or CFC (A) to permit any inspection, or to disclose any information, that in the reasonable judgment of CCFNB or CFC, as the case may be, would result in disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if CCFNB or CFC, as the case may be, shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure or (B) to disclose any privileged information of CCFNB or CFC, as the case may be, or any of its subsidiaries. All requests for information made pursuant to this Section
5.5 shall be directed to an executive officer of CCFNB or CFC, as the case may be, or such Person as may be designated by either of their executive officers, as the case may be.

     (b) Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 5.5 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Plan) for any purpose unrelated to the consummation of the transactions contemplated by this Plan. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section
5.5 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Plan) unless such information (1) was already known to such party; (2) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation; (3) is disclosed with the prior written approval of the providing party; or (4) is or becomes readily ascertainable from publicly available sources. If this Plan is terminated or the transactions contemplated by this Plan shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to the other party to be returned to the other party, except to the extent such action would be inconsistent with applicable law, regulation, legal process, or the applicable party's internal policies and procedures.

     (c) In addition to the confidentiality arrangements contained in this Plan, all information provided or obtained in connection with the transactions contemplated by this Plan (including pursuant to clause (a) above) will be held by CCFNB or CFC, as the case may be in accordance with and subject to the terms of the Confidentiality Agreement, dated November 5, 2007 between CCFNB and CFC (the "Confidentiality Agreement"). In the event of a conflict or inconsistency between the terms of this Plan and the Confidentiality Agreement, the terms of this Plan will govern.

     5.6 Acquisition Proposals.

     (a) Each of CCFNB and CFC agree that after the date hereof neither it nor any of its subsidiaries nor any of its respective officers and directors or the officers and directors of any of its subsidiaries shall, and it shall direct and use all reasonable best efforts to cause its employees and agents, including any investment banker, attorney or accountant retained by it or by any of its subsidiaries (collectively, its "Representatives") not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Acquisition Proposal, or, except to the extent that the board of directors of CCFNB or CFC determines, in good faith, after consultation with its outside financial and legal advisors and the receipt of written advice of counsel, that such action is required in order for the board of directors of CCFNB or CFC, as the case may be, to comply with its fiduciary duties, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal or otherwise facilitate any effort or attempt to implement or make an Acquisition Proposal (and in any event, the parties shall not provide any confidential information or data to any Person in connection with an Acquisition Proposal unless such Person shall have executed a confidentiality agreement on terms at least as favorable as those contained in the Confidentiality Agreement). "Acquisition Proposal" means any proposal or offer with respect to the following involving CCFNB or CFC or any of its subsidiaries, respectively: (1) any merger, consolidation, share exchange, business combination or other similar transaction; (2) any sale, lease, exchange, pledge, transfer or other disposition of 25% or more of its consolidated assets or liabilities in a single transaction or series of transactions; (3) any tender offer or exchange offer for, or other acquisition of, 25% or more of the outstanding shares of its capital stock; or (4) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing, other than the Merger provided for in this Plan. Notwithstanding anything in this Plan to the contrary, the parties shall (i) promptly (but in no event later than 24 hours) advise the other party, orally and in writing, of (x) the receipt by it (or any of the other persons referred to above) of any Acquisition Proposal, or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, or any material modification of or material amendment to any Acquisition Proposal, or any request for nonpublic information relating to it or any of its subsidiaries or for access to the properties, books or records of it or any subsidiary by any Person or entity that informs its board of directors or any subsidiary that it is considering making, or has made, an Acquisition Proposal;
(y) the material terms and conditions of such proposal or inquiry (whether written or oral) or modification or amendment to an Acquisition Proposal; and
(z) the identity of the person making any such proposal or inquiry and (ii) keep the other party fully informed of the status and details of any such proposal or inquiry and any developments with respect thereto. The parties shall use their reasonable best efforts to enforce any existing confidentiality agreement in accordance with the terms thereof, and shall immediately take all steps necessary to terminate any approval that may have been heretofore given under any such provisions authorizing any Person to make an Acquisition Proposal.

     (b) The parties and their subsidiaries shall immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than the other) conducted heretofore with respect to any of the foregoing, and shall use reasonable best efforts to cause all Persons other than the other party who have been furnished confidential information regarding it or its subsidiaries in connection with the solicitation of or discussions regarding an Acquisition Proposal within the 12 months prior to the date hereof promptly to return or destroy such information. Neither CCFNB or CFC nor the board of directors of CCFNB or CFC, respectively, shall approve or take any action to render inapplicable to any Acquisition Proposal any applicable Takeover Laws or Takeover Provisions.

     5.7 Directors and Employment Agreements.

     (a) CFC shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of CFC to deliver to CCFNB, as soon as practicable after the date of this Plan, an executed Affiliates Agreement substantially in the form as set forth in Annex B and use its reasonable best efforts to cause each director to deliver to CCFNB, as soon as practicable after the date of this Plan, an executed Voting

Agreement and Non-Solicitation Agreement substantially in the form as set forth in Annexes C and D, respectively. CCFNB shall use its reasonable best efforts to cause each director to deliver to CCFNB, as soon as practicable after the date of this Plan, an executed Voting Agreement and Non-Solicitation Agreement substantially in the form as set forth in Annexes C and D, respectively.

     (b) CCFNB and CFC shall, as soon as practicable after the date of this
Plan: (i) execute and/or cause its respective bank subsidiary to execute, as applicable, an Employment Agreement for each of Lance O. Diehl, Edwin A. Wenner, Shirley K. Alters and Paul K. Page, substantially in the forms as set forth in Annexes F, G, H and I, respectively (collectively, the "Employment Agreements");
(ii) use its reasonable best efforts to cause, in the case of CCFNB, Lance O. Diehl and Edwin A. Wenner, and in the case of CFC, Shirley K. Alters and Paul K. Page, each to execute and deliver their respective Employment Agreement to CCFNB and CFC, respectively; and (iii) deliver to the other party fully executed original copies of such Employment Agreements.

     (c) CCFNB shall, as soon as practicable after the date of this Plan: (i) execute and/or cause its bank subsidiary to execute, as applicable, a waiver under and for certain Supplemental Executive Retirement Plan Agreements for each of Lance O. Diehl, Edwin A. Wenner and Jacob Trump, substantially in the form as set forth on Schedule 5.16 (collectively, the "Waivers"); (ii) use its reasonable best efforts to cause Lance O. Diehl, Edwin A. Wenner, and Jacob Trump each to execute and deliver their respective Waiver to CCFNB; and (iii) deliver to CFC fully executed original copies of such Waivers.

     (d) CCFNB shall, as soon as practicable after the date of this Plan: (i) execute and/or cause its bank subsidiary to execute, as applicable, a Release for each of Lance O. Diehl and Edwin A. Wenner, substantially in the form as set forth on Schedule 5.7(d) (collectively, the "Releases"); (ii) use its reasonable best efforts to cause Lance O. Diehl and Edwin A. Wenner each to execute and deliver their respective Release to CCFNB; and (iii) deliver to CFC fully executed original copies of such Releases.

     (e) CFC shall, as soon as practicable after the date of this Plan: (i) use its reasonable best efforts to cause each person who is a holder of CFC Options to execute and deliver to CFC an Option Cancellation and Standstill Agreement, substantially in the form as set forth in Annex E with respect to unexercised CFC Options; and (ii) deliver to CCFNB fully executed original copies of such Option Cancellation and Standstill Agreements.

Each document executed pursuant Section 5.7(b) through (e) shall be made to become effective as of the Effective Time.

     5.8 Takeover Laws and Provisions. No party hereto shall take any action that would cause the transactions contemplated by this Plan to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect. No party hereto shall take any action that would cause the transactions contemplated by this Plan not to comply with any Takeover Provisions and each of them shall take all necessary steps within its control to make the transactions contemplated by this Plan comply with (or continue to comply with) the Takeover Provisions.

     5.9 Regulatory Applications.

     (a) CCFNB and CFC shall cooperate and use their respective reasonable best efforts to prepare as promptly as possible all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary to consummate the transactions contemplated by this Plan, and CCFNB and CFC shall make all necessary regulatory filings as soon as reasonably possible after the date hereof. CCFNB and CFC shall each have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Plan. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations (collectively, "Approvals") of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Plan and the Bank Merger Agreement and each party will keep the other party appraised of the status of material matters relating to such Approvals and completion of the transactions contemplated hereby or thereby. Notwithstanding the foregoing, nothing contained herein shall be deemed to require a party to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations, that would reasonably be expected to have a material adverse effect (measured on a scale relative to a party and its subsidiaries taken as a whole) on CCFNB, CFC or the Surviving Corporation to this Plan and the Bank Merger (a "Materially Burdensome Regulatory Condition").

     (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its subsidiaries with or to any third party or Governmental Entity.

     5.10 Options.

     (a) Treatment of Options. At the Effective Time, each option granted by CFC to purchase shares of CFC Common Stock that is outstanding and unexercised under any employee stock option or equity compensation plan or arrangement of CFC (any such option to purchase CFC Common Stock being referred to as a "CFC Option" or the "CFC Options"), whether or not vested or exercisable, shall be converted at the Effective Time into cash in an amount equal to the Measurement Price multiplied by the Signing Exchange Ratio minus the CFC Option exercise price (the "Option Consideration"). Such cash payment shall be remitted to the holder of the CFC Options at the Effective Time upon prior receipt by CCFNB of an Option Cancellation and Standstill Agreement substantially in the form as set forth in Annex E.

     (b) Actions. Prior to the Effective Time, CFC may, after consultation with CCFNB, take any actions it determines are warranted (but without expenditure of any funds) to give effect to the transactions contemplated by Section 5.10(a).

     5.11 Indemnification and Insurance.

     (a) Following the Effective Time, CCFNB, as the surviving corporation to this Plan, shall indemnify, defend and hold harmless and advance expenses to the present and former directors and officers of CFC and Columbia County Farmers National Bank ("CCFNB Bank"), and any such person presently or formerly serving at the request of CFC or CCFNB Bank or any of its subsidiaries as a director, officer, employee, agent, trustee or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or under or with respect to any employee benefit plan (each, an "Indemnified Party" and collectively, the "Indemnified Parties") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, penalties, amounts paid in settlement or other liabilities (collectively, "Indemnified Liabilities") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Plan), whether asserted or claimed prior to, at or after the Effective Time (x) to the same extent as such persons are indemnified or have the right to advancement of expenses pursuant to the Governing Documents and indemnification agreements, if any, in effect on the date of this Plan with CFC and CCFNB Bank or any of its subsidiaries and, in the case of the directors and executive officers of CFC and CCFNB Bank (y) without limitation of, and in addition to, clause (x), to the fullest extent permitted by law. In the event of any such Indemnified Liabilities, (i) CCFNB shall pay the reasonable fees and expenses of counsel selected by an Indemnified Party promptly after statements therefor are received and shall otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred and (ii) CCFNB and the applicable Indemnified Parties shall cooperate in the defense of such matter. If any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Plan and is successful in obtaining a decision that it is entitled to enforcement of any right or collection of any money in such action, CCFNB shall reimburse such Indemnified Party for all of its expenses reasonably incurred in connection with bringing and pursuing such action including, without limitation, reasonable attorneys' fees and costs.

     (b) For a period of six years from the Effective Time, CCFNB shall use its reasonable best efforts to provide directors' and officers' liability insurance (including excess coverage) and fiduciary liability insurance that serves to reimburse the present and former officers and directors of CFC and CCFNB Bank with respect to claims against such directors and officers arising from facts or events occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Plan) which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by CFC and CCFNB Bank, provided that in no event shall CCFNB be required to expend annually in the aggregate an amount in excess of 250% of the annual premiums currently paid by CFC (which current amount has been Previously Disclosed) for such insurance (the "Insurance Amount"), and provided further that if CCFNB is unable to maintain such policy (or such substitute policy) as a result of the preceding proviso, CCFNB shall obtain as much comparable insurance as is available for the Insurance Amount.

     (c) Any Indemnified Party wishing to claim indemnification under Section 5.11(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall notify CCFNB thereof; provided that the failure to so notify shall not affect the obligations of CCFNB under Section 5.11(a) unless and to the extent that CCFNB is actually and materially prejudiced as a result of such failure. CCFNB hereby acknowledges notice of all matters Previously Disclosed.

     (d) If CCFNB or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets or deposits to any other entity, or engage in any similar transaction, then and in each case, CCFNB shall cause proper provision to be made so that the successors and assigns of CCFNB shall assume the obligations set forth in this Section 5.11.

     (e) The provisions of this Section 5.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives. The indemnification rights granted in this Section 5.11 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any Indemnified Party may have by contract or otherwise.

     5.12 Benefit Plans. (a) CCFNB shall from and after the Effective Time, become the plan sponsor to each CFC Benefit Plan, whether a Benefit Plan of CFC or any subsidiary of CFC. CCFNB shall, promptly after the Effective Time, review all Benefit Plans of CFC and CCFNB in order to establish the Benefit Plans to be made available to CCFNB employees after the Effective Time.

CCFNB's review shall take into consideration benefits that were provided to employees under the CCFNB and CFC Benefit Plans and benefits provided by peer institutions in the establishment of the new and/or amended Benefit Plans provided by CCFNB to employees after the Effective Time. CCFNB shall: (1) provide its employees credit for all years of service with CCFNB or CFC or any of its subsidiaries and their predecessors, as the case may be, prior to the Effective Time for the purpose of eligibility and vesting; (2) cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under Benefit Plans prior to the Effective Time) and eligibility waiting periods under group health plans to be waived with respect to their employees who remain as employees of CCFNB or its subsidiaries (and their eligible dependents) after the Effective Time; and (3) cause to be credited any deductibles or out-of-pocket expenses incurred by CFC employees and their beneficiaries and dependents during the portion of the calendar year prior to their participation in CCFNB's health plans after the Effective Time with the objective that there be no double counting during the year in which the Closing Date occurs of such deductibles or out-of-pocket expenses. CCFNB and CFC agree to honor, or to cause to be honored, in accordance with their terms, all vested or accrued benefit obligations to, and contractual rights of their current and former employees, including, without limitation, any benefits or rights arising as a result of the transactions contemplated by this Plan (either alone or in combination with any other event). In order to accomplish the foregoing, CCFNB may amend, freeze, merge or terminate any Benefit Plan of CFC or CCFNB in order to establish the Benefit Plans to be made available to CCFNB employees after the Effective Time.

     (b) This Section 5.12 shall inure exclusively to the benefit of and be binding upon the parties hereto and their respective successors, assigns, executors and legal representatives. Without limiting the generality of Section 8.12, nothing in this Section 5.12, express or implied: (i) is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Plan; or (ii) shall require CCFNB to maintain any specific Benefit Plan or to guarantee employment of any employee for any period of time after the Effective Time.

     5.13 Notification of Certain Matters. CCFNB and CFC shall give prompt notice to the other of any fact, event or circumstance known to it that (1) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (2) would cause or constitute a material breach of any of its representations, covenants or agreements contained herein. Within fifteen (15) days of the end of each month, each party shall provide the other with a written list of (i) all loans classified by such party or any regulatory authority as "Special Mention," "Substandard," "Doubtful," "Loss," or any other classification of similar import; (ii) all commercial and mortgage loans classified as "non-accrual," and (iii) all commercial loans classified as "in substance foreclosed."

     5.14 Regulatory Compliance. CCFNB and CFC shall each cause its respective bank subsidiary to continue to develop and implement policies, procedures and internal controls to achieve full and timely compliance with the provisions of the Bank Secrecy Act, the Sarbanes-Oxley Act of 2002, and such other similar laws and regulations applicable to their respective operations, and shall promptly address any weaknesses or deficiencies noted by its primary federal regulator in such policies or procedures.

     5.15 Exemption from Liability Under Section 16(b). CCFNB and CFC agree that, in order to most effectively compensate and retain CFC Insiders (as defined below) in connection with the Merger, both prior to and after the Effective Time, it is desirable that the CFC Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law. Assuming that CFC delivers to CCFNB the CFC Section 16 Information (as defined below) in a timely fashion prior to the Effective Time, the board of directors of CCFNB, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution providing in substance that the receipt by CFC Insiders (as defined below) of CCFNB Common Stock in exchange for shares of CFC Common Stock pursuant to the transactions contemplated hereby and to the extent such securities are listed in the CFC Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act to the fullest extent permitted by applicable law. "CFC Section 16 Information" shall mean information accurate in all material respects regarding the identity of CFC Insiders, the number of shares of CFC Common Stock held by each such CFC Insider and expected to be exchanged for CCFNB Common Stock in the Merger, and the number and description of the options to purchase shares of CFC Common Stock held by each such CFC Insider and expected to be converted into cash in connection with the Merger; provided that the requirement for a description of any CFC Options shall be deemed to be satisfied if copies of all plans, and forms of agreements, under which such Options have been granted have been made available to CCFNB. "CFC Insiders" shall mean those present or former officers and directors of CFC who are subject to the reporting requirements of
Section 16(a) of the Exchange Act and who are listed in CFC Section 16 Information.

     5.16 Additional Actions. Schedule 5.16 is incorporated herein by reference.

                                   ARTICLE VI

                                   CONDITIONS

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of CCFNB and CFC to consummate the Merger is subject to the fulfillment or written waiver by CCFNB and CFC prior to the Effective Time of each of the following conditions:

     (a) Shareholder Approval. This Plan and the Merger shall have been duly adopted and approved by the requisite votes of the shareholders of CCFNB and CFC.

     (b) Governmental and Regulatory Consents. All statutory waiting periods applicable to the consummation of the Merger shall have expired or been terminated, and, other than the filing provided for in Section 1.2(a), all notices, reports and other filings required to be made prior to the Effective Time by CCFNB or CFC or any of their respective subsidiaries with, and all regulatory consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by CCFNB or CFC or any of their respective subsidiaries from, any Governmental Entity in connection with the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby by CCFNB and CFC shall have been made or obtained (as the case may be) and become final, unless the failure to obtain any such consent or approval would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on CCFNB (measured on a scale relative to CFC and its subsidiaries, taken as a whole) or CFC, and, in the case of the obligations of CCFNB and the surviving bank to the Bank Merger, no such consent, registration, approval, permit or authorization shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.

     (c) No Prohibitions. No United States or state court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Merger and the Bank Merger

     (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Governmental Entity.

     (e) Blue Sky Approvals. All permits and other authorizations under the Securities Laws (other than that referred to in Section 6.1(d)) and other authorizations necessary to consummate the Merger and to issue the shares of CCFNB Common Stock to be issued in the Merger shall have been received and be in full force and effect.

     6.2 Conditions to Obligation of CCFNB. The obligation of CCFNB to consummate the Merger is also subject to the fulfillment, or the written waiver by CCFNB prior to the Effective Time, of each of the following conditions:

     (a) Representations. The representations of CFC set forth in this Plan shall be, giving effect to Sections 4.1 and 4.2, true and correct as of the date of this Plan and as of the Effective Time as though made at and as of the Effective Time (except that representations that by their terms speak specifically as of the date of this Plan or some other date shall be true and correct as of such date) and CCFNB shall have received a certificate, dated the Closing Date, signed on behalf of CFC by the Chairman of the Board and the Chief Financial Officer of CFC to such effect.

     (b) Performance of Obligations of CFC. CFC shall have performed all obligations required to be performed by it under this Plan at or prior to the Effective Time in all material respects, and CCFNB shall have received a certificate, dated the same date as the Closing Date, signed on behalf of CFC by the Chairman of the Board and the Chief Financial Officer of CFC to such effect.

     (c) Opinion of Counsel for CFC. CCFNB shall have received an opinion dated the Closing Date from Rhoads & Sinon, LLP, counsel to CFC, in substantially the form of Schedule 6.2(c) hereto.

     (d) Opinion of Tax Counsel. CCFNB shall have received an opinion from Saidis Flower & Lindsay, special counsel to CCFNB, dated the same date as the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, (1) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (2) CCFNB and CFC will be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering its opinion, Saidis, Flower & Lindsay may require and rely upon representations contained in letters from each of CCFNB and CFC.

     6.3 Conditions to Obligation of CFC. The obligation of CFC to consummate the Merger is also subject to the fulfillment, or the written waiver by CFC, prior to the Effective Time of each of the following conditions:

     (a) Representations. The representations of CCFNB set forth in this Plan shall be, giving effect to Sections 4.1 and 4.2, true and correct as of the date of this Plan and as of the Effective Time as though made at and as of the Effective Time (except that representations that by their terms speak specifically as of the date of this Plan or some other date shall be true and correct as of such date); and CFC shall have received a certificate, dated the same date as the Closing Date, signed on behalf of CCFNB by the Chief Executive Officer and the Chief Operating Officer of CCFNB to such effect.

     (b) Performance of Obligations of CCFNB. CCFNB shall have performed all obligations required to be performed by it under this Plan at or prior to the Effective Time in all material respects, and CFC shall have received a certificate, dated the same date as the Closing Date, signed on behalf of CCFNB by the Chief Executive Officer and the Chief Operating Officer of CCFNB to such effect.

     (c) Opinion of Counsel for CCFNB. CFC shall have received an opinion dated the Closing Date from Saidis, Flower & Lindsay, counsel to CCFNB, in substantially the form of Schedule 6.3(c) hereto.

     (d) Opinion of Tax Counsel. CFC shall have received an opinion of Rhoads & Sinon, special counsel to CFC, dated the same date as the Closing Date, to the effect that on the basis of the facts, representations and assumptions set forth or referred to in such opinion, (1) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and (2) CCFNB and CFC will be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering its opinion, Rhoads & Sinon may require and rely upon representations contained in letters from each of CCFNB and CFC.

                                   ARTICLE VII

                                   TERMINATION

     7.1 Termination by Mutual Consent. This Plan may be terminated and the Merger may be abandoned at any time prior to the Effective Time (whether or not the shareholders of CCFNB Common Stock and CFC Common Stock have adopted and approved this Plan), upon the mutual consent of CCFNB and CFC, by action of their respective boards of directors.

     7.2 Termination by CCFNB. This Plan may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of CCFNB referred to in Section 6.1(a), by action of the board of directors of CCFNB:

     (a) if there has been a breach of any representation, covenant or agreement made by CFC in this Plan, or any such representation shall have become untrue after the date of this Plan, such that Section 6.2(a) or 6.2(b) would not be satisfied and such breach or condition: (i) would have a Material Adverse Effect as defined in Section 4.2(b), and (ii) is not curable or, if curable, is not cured within 30 days after written notice thereof is given by CCFNB to CFC, but not if on such date such breach no longer causes a Material Adverse Effect;

     (b) if the Merger shall not have been consummated by October 31, 2008 (the "Termination Date"), provided that the right to terminate this Plan shall not be available if CCFNB has breached in any material respect its obligations under this Plan in any manner that shall have proximately and substantially contributed to the occurrence of the failure of the Merger to be consummated on or before the Termination Date;

     (c) if the approval of CCFNB's or CFC's shareholders required by Section 6.1(a) shall not have been obtained at its shareholders' meeting or at any adjournment or postponement thereof, provided a period of at least thirty (30) days elapsed between the date of mailing of the Proxy Statement and such meeting and that a quorum was present at such meeting;

     (d) if any order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the shareholders of CCFNB), provided that the right to terminate this Plan shall not be available if CCFNB has breached in any material respect its obligations under this Plan in any manner that shall have proximately and substantially contributed to the issuance of such order;

     (e) if CFC or First Columbia Bank & Trust Co. enters into any letter of intent, agreement, plan or similar instrument with a view to being acquired by, or effecting a business combination with, any other Person; or any agreement to merge, consolidate, to combine or to sell a material portion of its assets or to be acquired in any other manner by any other Person or to acquire a material amount of assets or a material equity position in any other Person, whether financial or otherwise;

     (f) if CCFNB enters into any transaction described in Section 7.2(e) after receipt of written advice of counsel that failure to do so would constitute a breach of fiduciary duty by CCFNB's directors under applicable law; or

     (g) if (1) the board of directors of CFC has failed to recommend that the shareholders of CFC vote in favor of this Plan and the transactions contemplated hereby or has withdrawn, modified or qualified such recommendation in a manner adverse to CCFNB (or has resolved to take such action); (2) CFC has failed to substantially comply with its obligations under Section 5.2 or 5.6; (3) the board of directors of CFC has publicly recommended or endorsed an Acquisition Proposal other than the Merger (or has resolved to take such action); (4) CFC shall have failed to approve the Bank Plan of Merger as the sole shareholder of First Columbia Bank & Trust Co. by the Closing Date; or (5) the board of directors of First Columbia Bank & Trust Co. shall have failed to approve the Bank Merger Agreement by the Closing Date.

     7.3 Termination by CFC. This Plan may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of CFC referred to in Section 6.1(a), by action of the board of directors of CFC:

     (a) if there has been a breach of any representation, covenant or agreement made by CCFNB in this Plan, or any such representation shall have become untrue after the date of this Plan, such that Section 6.3(a) or 6.3(b) would not be satisfied and such breach or condition: (i) would have a Material Adverse Effect as defined in Section 4.2(b), and (ii) is not curable or, if curable, is not cured within 30 days after written notice thereof is given by CFC to CCFNB, but not if on such date such breach no longer causes a Material Adverse Effect;

     (b) if the Merger shall not have been consummated by the Termination Date; provided that the right to terminate this Plan pursuant to this clause (a) shall not be available if CFC has breached in any material respect its obligations under this Plan in any manner that shall have proximately and substantially contributed to the occurrence of the failure of the Merger to be consummated on or before the Termination Date;

     (c) if the approval of CFC's or CCFNB's shareholders required by Section 6.1(a) shall not have been obtained at its shareholders' meeting or at any adjournment or postponement thereof, provided a period of at least thirty (30) days elapsed between the date of mailing of the Proxy Statement and such meeting and that a quorum was present at such meeting;

     (d) if any order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the shareholders of CFC), provided that the right to terminate this Plan shall not be available if CFC has breached in any material respect its obligations under this Plan in any manner that shall have proximately and substantially contributed to the issuance of such order;

     (e) if CCFNB or Columbia County Farmers National Bank enters into any letter of intent, agreement, plan or similar instrument with a view to being acquired by, or effecting a business combination with, any other Person; or any agreement to merge, consolidate, to combine or to sell a material portion of its assets or to be acquired in any other manner by any other Person or to acquire a material amount of assets or a material equity position in any other Person, whether financial or otherwise;

     (f) if CFC enters into any transaction described in Section 7.3(e) after receipt of written advice of counsel that failure to do so would constitute a breach of fiduciary duty by CFC's directors under applicable law; or

     (g) if (1) the board of directors of CCFNB has failed to recommend that the shareholders of CCFNB vote in favor of this Plan and the transactions contemplated hereby or has withdrawn, modified or qualified such recommendation in a manner adverse to CFC (or has resolved to take such action); (2) CCFNB has failed to substantially comply with its obligations under Section 5.2 or 5.6;
(3) the board of directors of CCFNB has publicly recommended or endorsed an Acquisition Proposal other than the Merger (or has resolved to take such action); (4) CCFNB shall have failed to approve the Bank Plan of Merger as the sole shareholder of Columbia County Farmers National Bank by the Closing Date; or (5) the board of directors of Columbia County Farmers National Bank shall have failed to approve the Bank Merger Agreement by the Closing Date.

     7.4 Effect of Termination and Abandonment. In the event of termination of this Plan and the abandonment of the Merger pursuant to this Article VII, this Plan (other than as set forth in Sections 5.5(b) and (c), 7.5 ) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives).

     7.5 Termination Fee.

     (a) In the event that CCFNB terminates this Plan pursuant to Sections 7.2(a), then CFC shall pay CCFNB a fee equal to $1,350,000 by wire transfer of same day funds no later than the fifth (5th) business day after receipt by CFC of a CCFNB Notice of Termination (as defined below). In the event that CCFNB terminates this Plan pursuant to Sections 7.2(e) or 7.2(g), or CFC terminates this Plan pursuant to Section 7.3(f), then CFC shall pay CCFNB a fee equal to $2,700,000 by wire transfer of same day funds no later than the fifth (5th) business day after receipt by CFC of a CCFNB Notice of Termination.

     (b) In the event that CFC terminates this Plan pursuant to Section 7.3(a), then CCFNB shall pay CFC a fee equal to $1,350,000 by wire transfer of same day funds no later than the fifth (5th) business day after receipt by CCFNB of a CFC Notice of Termination. In the event that CFC terminates this Plan pursuant to Sections 7.3(e) or 7.3(g), or CCFNB terminates this Plan pursuant to Section 7.2(f), then CCFNB shall pay CFC a fee equal to $2,700,000 by wire transfer of same day funds no later than the fifth (5th) business day after receipt by CCFNB of a CFC Notice of Termination.

     (c) For purposes of this Section 7.5, a "Notice of Termination" shall be in writing and state the section of this Plan pursuant to which a termination is made; the amount of termination fee claimed; wire transfer instructions for payment of such fee; and a statement of the reason the party has terminated this Plan pursuant to the section delineated in such notice. Delivery of a Notice of Termination shall be made by hand delivery to the executive offices of the receiving party and a written acknowledgment of receipt shall be executed by an officer of the receiving party.

     (d) The parties acknowledge that the agreements contained in this Section
7.5 are an integral part of the transactions contemplated by this Plan, and that, without these agreements, the parties would not enter into this Plan; accordingly, if a party fails promptly to pay the amount due pursuant to this
Section 7.5 (the "Failing Party"), and, in order to obtain such payment, the other party commences a legal action which results in a judgment against the Failing Party for the fee set forth in this Section 7.5, the Failing Party shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such legal action, together with interest on the amount of the fee at the rate on six-month U.S. Treasury obligations plus 300 basis points in effect on the date such payment was required to be made.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 Survival. Except for the agreements and covenants contained in Articles I and II, Sections 5.10, 5.11, 5.12, 5.14, 5.15, 5.16 and 7.5 and this Article
VIII, the representations, agreements and covenants contained in this Plan shall be deemed only to be conditions of the Merger and shall not survive the Effective Time.

     8.2 Modification or Amendment. Subject to applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Plan, by written agreement executed and delivered by duly authorized officers of the respective parties.

     8.3 Waiver of Conditions. The conditions to each party's obligation to consummate the Merger are for the sole benefit of such party and may be waived by such party as a whole or in part to the extent permitted by applicable law. No waiver shall be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

     8.4 Counterparts. For the convenience of the parties hereto, this Plan may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. The execution and delivery of this Plan may be effected by telecopier.

     8.5 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed entirely within the Commonwealth of Pennsylvania.

     8.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt; (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service; or
(c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

TO CCFNB:                       TO CFC:
Lance O. Diehl, President and   Glenn E. Halterman,
Chief Executive Officer         Chairman of the Board
232 East Street                 Columbia Financial Corporation
Bloomsburg, PA 17815            11 West Main Street
                                Bloomsburg, PA 17815

WITH COPIES TO:                 WITH COPIES TO:
Saidis, Flower & Lindsay        Rhoads & Sinon LLP
26 West High Street             P.O. Box 1146
Carlisle, PA 17013              Harrisburg, PA 17108-1146
Attention: John B. Lampi and    Attention: Dean H. Dusinberre and
Suzanne C. Hixenbaugh           Kenneth J. Rollins
Facsimile: 717-243-6486         Facsimile: 717-231-6676

     8.7 Entire Agreement, Etc. This Plan (including the Disclosure Schedules) and the Confidentiality Agreement constitute the entire agreement, and supersedes all other prior agreements, understandings, representations, both written and oral, between the parties, with respect to the subject matter hereof, and this Plan shall not be assignable by operation of law or otherwise (any attempted assignment in contravention of this Section 8.7 being null and void).

     8.8 Definition of "subsidiary" and "affiliate"; Covenants with Respect to Subsidiaries and Affiliates. (a) When a reference is made in this Plan to a subsidiary of a Person, the term "subsidiary" (or "Subsidiary") has the meaning ascribed to that term in Rule 1-02 of Registration S-X under the Exchange Act. When a reference is made in this Plan to an affiliate of a Person, the term "affiliate" (or "Affiliate") means those other Persons that, directly or indirectly, control, are controlled by, or are under common control with, such Person.

     (b) Insofar as any provision of this Plan shall require a subsidiary or an affiliate of a party to take or omit to take any action, such provision shall be deemed a covenant by CCFNB or CFC, as the case may be, to cause such action or omission to occur.

     8.9 Expenses. Each party will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby, except that CCFNB shall bear and pay all of the costs (excluding the fees and disbursements of counsel, financial advisors and accountants) incurred in connection with the copying, printing and distributing of the Registration Statement and the Proxy Statement for the approval of the Merger, and CFC shall bear and pay all of the costs (excluding the fees and disbursements of counsel, financial advisors and accountants) incurred in connection with the copying, printing and filing of regulatory applications submitted to bank regulatory authorities.

     8.10 Interpretation; Effect.

     (a) In this Plan, except as context may otherwise require, references:

          (1) to the Preamble, Recitals, Sections, Annexes or Schedules are to the Preamble to, a Recital or Section of, or Annex or Schedule to, this Plan;

          (2) to this Plan are to this Plan, and the Annexes and Schedules to it, taken as a whole;

          (3) to the "transactions contemplated hereby" includes the transactions provided for in this Plan including the Merger;

          (4) to any agreement (including this Plan), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof); and to any section of any statute or regulation include any successor to the section;

          (5) to any Governmental Entity includes any successor to that Governmental Entity; and

          (6) to the Bank Merger Agreement refers to the Plan of Merger at Annex A hereto;

     (b) The words "hereby", "herein", "hereof", "hereunder" and similar terms are to be deemed to refer to this Plan as a whole and not to any specific Section.

     (c) The words "include", "includes" or "including" are to be deemed followed by the words "without limitation".

     (d) The word "party" is to be deemed to refer to CFC or CCFNB.

     (e) The word "person" is to be interpreted broadly to include any individual, savings association, bank, trust company, corporation, limited liability company, partnership, association, joint-stock company, business trust or unincorporated organization.

     (f) The table of contents and article and section headings are for reference purposes only and do not limit or otherwise affect any of the substance of this Plan.

     (g) This Plan is the product of negotiation by the parties, having the assistance of counsel and other advisers. The parties intend that this Plan not be construed more strictly with regard to one party than with regard to the other.

     (h) The disclosure in any Section of a Disclosure Schedule shall apply only to the indicated section of this Plan except to the extent that it is reasonably apparent that such disclosure is relevant to another section of this Plan.

     8.11 Severability. The provisions of this Plan shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Plan, or the application thereof to any Person or entity or any circumstance, is found by a court or other Governmental Entity of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Plan and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     8.12 No Third Party Beneficiaries. Nothing contained in this Plan, expressed or implied, is intended to confer upon any Person, other than the parties hereto, any benefit, right or remedies except that the provisions of Sections 5.11 and 5.15 shall inure to the benefit of the Persons referred to therein.

     8.13 Waiver of Jury Trial. Each party hereto acknowledges and agrees that any controversy which may arise under this Plan is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation, directly or indirectly, arising out of, or relating to, this Plan, or the transactions contemplated by this Plan. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; (b) each party understands and has considered the implications of this waiver; (c) each party makes this waiver voluntarily; and (d) each party has been induced to enter into this Plan by, among other things, the mutual waivers and certifications in this
Section 8.13.

     8.14 Submission to Jurisdiction; Selection of Forum. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Plan or the Merger exclusively in the United States District Court for the Middle District of Pennsylvania or the Court of Common Pleas of Columbia County, Commonwealth of Pennsylvania (the "Chosen Courts"), and solely in connection with claims arising under this Plan or the Merger that are the subject of this Plan (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts; (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts; (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto; and (d) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 8.6 of this Plan.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Plan has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

                                        CCFNB BANCORP, INC.


                                        By: /s/ Lance O. Diehl
                                            ------------------------------------
                                        Name: Lance O. Diehl
                                        Title: President and Chief Executive
                                               Officer


                                        COLUMBIA FINANCIAL CORPORATION


                                        By: /s/ Glenn E. Halterman
                                            ------------------------------------
                                        Name: Glenn E. Halterman
                                        Title: Chairman of the Board

                                 SCHEDULE 5.7(D)

                                     RELEASE

                                READ IT CAREFULLY

     NOTICE TO LANCE O. DIEHL:

     THIS IS A VERY IMPORTANT LEGAL DOCUMENT, AND YOU SHOULD CAREFULLY REVIEW AND UNDERSTAND THE TERMS AND EFFECT OF THIS DOCUMENT BEFORE SIGNING IT. BY SIGNING THIS RELEASE ("RELEASE"), YOU ARE AGREEING TO COMPLETELY RELEASE COLUMBIA COUNTY FARMERS NATIONAL BANK, CCFNB BANCORP, INC. AND FIRST COLUMBIA BANK & TRUST CO., AS SUCCESSOR UNDER THE BANK MERGER, AS DEFINED HEREIN, AND THEIR SUBSIDIARIES, AFFILIATES, DIRECTORS AND OFFICERS. THEREFORE, YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE. YOU HAVE TWENTY-ONE (21) DAYS FROM THE DAY OF RECEIPT OF THIS DOCUMENT TO CONSIDER THE RELEASE. THE TWENTY-ONE (21) DAYS WILL BEGIN TO RUN ON THE DAY AFTER RECEIPT. IF YOU CHOOSE TO SIGN THE RELEASE, YOU WILL HAVE AN ADDITIONAL SEVEN (7) DAYS FOLLOWING THE DATE OF YOUR SIGNATURE TO REVOKE THE RELEASE, AND THE RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED.

     This Release is to be effective on the Effective Times of the Plan and Bank Merger, as those terms are defined in such agreements, by and among CCFNB Bancorp, Inc. ("CCFNB"), Columbia County Farmers National Bank ("CCFNB Bank"), First Columbia Bank & Trust Co. ("First Columbia") and Lance O. Diehl ("Executive").

     WHEREAS, Executive, CCFNB and CCFNB Bank have entered into an employment agreement dated January 1, 2003, (the "Current Agreement");

     WHEREAS, CCFNB and Columbia Financial Corporation, ("CFC") will enter into an Agreement and Plan of Reorganization dated November 29, 2007 (the "Plan") whereby CFC will be merged with and into CCFNB and simultaneously CCFNB Bank will be merged with and into First Columbia (the "Bank Merger");

     WHEREAS, the Plan sets forth, among other things, the agreement of CCFNB and First Columbia to retain Executive as its Chief Executive Officer and President and enter into an Employment Agreement with Executive (the "New Agreement");

     WHEREAS, CCFNB and CFC are only willing to enter into the Plan on the condition that Executive executes this Release and the New Agreement with CCFNB and First Columbia.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, it is agreed as follows:

     1. Consideration. At the Effective Time of the Plan, as defined in the Plan, in full satisfaction of the benefits that would otherwise be payable under the Current Agreement, CCFNB and First Columbia agree to enter into the terms of the New Agreement set forth at Annex F of the Plan.

     2. Release and Waiver.

     (a) Executive hereby agrees that the entering into this New Agreement will be in full satisfaction of all obligations of CCFNB and CCFNB Bank or First Columbia, as the case may be, under the Current Agreement.

     (b) Executive, on behalf of himself, his heirs and assigns, irrevocably and unconditionally releases CCFNB, CCFNB Bank and First Columbia, as successor under the Bank Merger, from all claims, controversies, liabilities, demands, causes of action, debts, obligations, promises, acts, agreements, and damages of whatever kind or nature, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, liquidated or contingent, aspects of the Employment Agreement, including but no limited to, any and all claims for breach of express or implied contract or covenant of good faith and fair dealing (whether written or oral), all claims for retaliation or violation of public policy, breach of promise, detrimental reliance or tort (e.g., intentional infliction of emotional distress, defamation, wrongful termination, interference with contractual or advantageous relationship, etc.), whether based on common law or otherwise; all claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act; the Americans with Disabilities Act; claims for emotional distress, mental anguish, personal injury, loss of consortium; any and all claims that may be asserted on Executive's behalf by others (including the Equal Employment Opportunity Commission); or any other federal, state or local laws or regulations relating to employment or benefits associated with employment. The foregoing list is meant to be illustrative rather than inclusive.

     (c) Executive waives the rights and claims to the extent set forth above, and he also agrees not to institute, or have instituted, a lawsuit against CCFNB, CCFNB Bank and First Columbia, based on any such waived claims or rights.

     (d) EXECUTIVE ACKNOWLEDGES AND AGREES THAT THIS RELEASE IS A FULL AND FINAL BAR TO ANY AND ALL CLAIMS(S) OF ANY TYPE THAT HE MAY NOW HAVE AGAINST CCFNB, CCFNB BANK AND FIRST COLUMBIA TO THE EXTENT PROVIDED ABOVE BUT THAT IT DOES NOT RELASE ANY CLAIMS THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.

     3. Acceptance Period.

          The following notice is included in this Release as required by the Older Workers Benefit Protection Act:

          YOU HAVE UP TO TWENTY-ONE (21) DAYS FROM THE DATE OF RECEIPT OF THIS RELEASE TO ACCEPT THE TERMS OF THIS RELEASE, ALTHOUGH YOU MAY ACCEPT IT AT ANY TIME WITHIN THOSE TWENTY-ONE (21) DAYS. YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY REGARDING THIS RELEASE.

The twenty-one (21) day period will begin to run on the day after Executive receives this Release. It will then run for a full twenty-one (21) calendar days and expire at the end of the twenty-first day (the "Acceptance Period"). In order to accept this Release, Executive must sign his name and date his signature at the end of this letter and return it to John B. Lampi, Esquire, Saidis, Flower & Lindsay, 26 West High Street, Carlisle, PA 17013, special counsel to CCFNB and CCFNB Bank. If the twenty-first day of the Acceptance Period falls on a Saturday, a Sunday, or a legal holiday, Mr. Lampi must receive the acceptance by the close of business on the next business day immediately following such Saturday, Sunday or legal holiday to effect a timely acceptance of this Release.

     4. Revocation Period. Executive has the right to revoke this Release at any time within seven (7) days from the date Executive signs and delivers this Release to Mr. Lampi (the "Revocation Period"), and this Release will not become effective and enforceable until the Revocation Period has expired. (NOTE: The Revocation Period will begin on the day after the day on which Executive has signed this Release and delivered it to Mr. Lampi and, as indicated by the date Executive affixes to his signature at the end of this Release. It will then run for seven calendar days and expire at the end of the seventh day.) In order to revoke this Release, Executive must notify Mr. Lampi in writing of his decision to revoke the Release. Executive must ensure that CCFNB and CCFNB Bank (via Mr. Lampi, at the address indicated in Paragraph 3 above) receives his written notice of revocation at his office in Carlisle, Pennsylvania within the aforementioned Revocation Period. If the seventh day of the Revocation Period falls on a Saturday, a Sunday, or a legal holiday, Mr. Lampi's receipt of the revocation by the close of business on the next business day immediately following such Saturday, Sunday or legal holiday will be sufficient to effect a timely revocation of this Release. Provided that the Revocation Period expires without his having revoked this Release, this Release shall take effect on the next day following the Revocation Period, and such next day shall constitute the Effective Date hereof.

     5. Severability. Should any provision(s) of this Release be determined, in a proceeding to enforce or interpret this Release, to be invalid or unenforceable, then, provided that the provision(s) deemed to be invalid or unenforceable do not constitute all or substantially all of the undertakings by Executive, CCFNB, CCNFB Bank, or First Columbia, as the case may be, the remainder of this Release shall continue in full force and effect.

     6. Notices. Unless otherwise provided in this Release, any notice required or permitted to be given under this Release shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Executive's residence, in the case of notices to Executive, and to the principal executive offices of CCFNB and CCFNB Bank, or First Columbia, as the case may be, in the case of notices to CCFNB and CCFNB Bank, or First Columbia, as the case may be.

     7. Choice of Law. This Release shall be governed by, construed under and enforced pursuant to the laws of the Commonwealth of Pennsylvania.

     8. Binding on Successors and Assigns. This Release shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

     9. Counterparts. This Release may be executed in multiple counterparts, and shall be fully valid, legally binding and enforceable whether executed in a single document or in such counterparts.

     10. Termination. This Release shall terminate upon a termination of the Plan in accordance with its terms.

                            [Signatures page follows]

     IN WITNESS WHEREOF, the parties have executed this Release as of the date first above written.

ATTEST:                                 CCFNB BANCORP, INC.


                                        By:                                Date: November 29, 2007
-------------------------------------       ----------------------------
                                            Paul E. Reichart,
                                            Chairman of the Board


                                        COLUMBIA COUNTY FARMERS
                                        NATIONAL BANK


                                        By:                                Date: November 29, 2007
-------------------------------------       ----------------------------
                                            Paul E. Reichart,
                                            Chairman of the Board


                                        FIRST COLUMBIA BANK & TRUST CO.


                                        By:                                Date: November 29, 2007
-------------------------------------       ----------------------------
                                            Glenn E. Halterman,
                                            Chairman of the Board


WITNESS:                                EXECUTIVE


                                        By:                                Date: November 29, 2007
-------------------------------------       ----------------------------
                                            Lance O. Diehl

                                     RELEASE

                                READ IT CAREFULLY

     NOTICE TO EDWIN A. WENNER:

     THIS IS A VERY IMPORTANT LEGAL DOCUMENT, AND YOU SHOULD CAREFULLY REVIEW AND UNDERSTAND THE TERMS AND EFFECT OF THIS DOCUMENT BEFORE SIGNING IT. BY SIGNING THIS RELEASE ("RELEASE"), YOU ARE AGREEING TO COMPLETELY RELEASE COLUMBIA COUNTY FARMERS NATIONAL BANK, CCFNB BANCORP, INC. AND FIRST COLUMBIA BANK & TRUST CO., AS SUCCESSOR UNDER THE BANK MERGER, AS DEFINED HEREIN, AND THEIR SUBSIDIARIES, AFFILIATES, DIRECTORS AND OFFICERS. THEREFORE, YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE. YOU HAVE TWENTY-ONE (21) DAYS FROM THE DAY OF RECEIPT OF THIS DOCUMENT TO CONSIDER THE RELEASE. THE TWENTY-ONE (21) DAYS WILL BEGIN TO RUN ON THE DAY AFTER RECEIPT. IF YOU CHOOSE TO SIGN THE RELEASE, YOU WILL HAVE AN ADDITIONAL SEVEN (7) DAYS FOLLOWING THE DATE OF YOUR SIGNATURE TO REVOKE THE RELEASE, AND THE RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED.

     This Release is to be effective on the Effective Times of the Plan and Bank Merger, as those terms are defined in such agreements, by and among CCFNB Bancorp, Inc. ("CCFNB"), Columbia County Farmers National Bank ("CCFNB Bank"), First Columbia Bank & Trust Co. ("First Columbia") and Edwin A. Wenner ("Executive").

     WHEREAS, Executive, CCFNB and CCFNB Bank have entered into an employment agreement dated January 1, 2003, (the "Current Agreement");

     WHEREAS, CCFNB and Columbia Financial Corporation, ("CFC") will enter into an Agreement and Plan of Reorganization dated November 29, 2007 (the "Plan") whereby CFC will be merged with and into CCFNB and simultaneously CCFNB Bank will be merged with and into First Columbia (the "Bank Merger");

     WHEREAS, the Plan sets forth, among other things, the agreement of CCFNB and First Columbia to retain Executive as its Chief Operating Officer and enter into an Employment Agreement with Executive (the "New Agreement");

     WHEREAS, CCFNB and CFC are only willing to enter into the Plan on the condition that Executive executes this Release and the New Agreement with CCFNB and First Columbia.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, it is agreed as follows:

     1. Consideration. At the Effective Time of the Plan, as defined in the Plan, in full satisfaction of the benefits that would otherwise be payable under the Current Agreement, CCFNB and First Columbia agree to enter into the terms of the New Agreement set forth at Annex G of the Plan.

     2. Release and Waiver.

     (a) Executive hereby agrees that the entering into this New Agreement will be in full satisfaction of all obligations of CCFNB and CCFNB Bank or First Columbia, as the case may be, under the Current Agreement.

     (b) Executive, on behalf of himself, his heirs and assigns, irrevocably and unconditionally releases CCFNB, CCFNB Bank and First Columbia, as successor under the Bank Merger, from all claims, controversies, liabilities, demands, causes of action, debts, obligations, promises, acts, agreements, and damages of whatever kind or nature, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, liquidated or contingent, aspects of the Employment Agreement, including but no limited to, any and all claims for breach of express or implied contract or covenant of good faith and fair dealing (whether written or oral), all claims for retaliation or violation of public policy, breach of promise, detrimental reliance or tort (e.g., intentional infliction of emotional distress, defamation, wrongful termination, interference with contractual or advantageous relationship, etc.), whether based on common law or otherwise; all claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act; the Americans with Disabilities Act; claims for emotional distress, mental anguish, personal injury, loss of consortium; any and all claims that may be asserted on Executive's behalf by others (including the Equal Employment Opportunity Commission); or any other federal, state or local laws or regulations relating to employment or benefits associated with employment. The foregoing list is meant to be illustrative rather than inclusive.

     (c) Executive waives the rights and claims to the extent set forth above, and he also agrees not to institute, or have instituted, a lawsuit against CCFNB, CCFNB Bank and First Columbia, based on any such waived claims or rights.

     (d) EXECUTIVE ACKNOWLEDGES AND AGREES THAT THIS RELEASE IS A FULL AND FINAL BAR TO ANY AND ALL CLAIMS(S) OF ANY TYPE THAT HE MAY NOW HAVE AGAINST CCFNB, CCFNB BANK AND FIRST COLUMBIA TO THE EXTENT PROVIDED ABOVE BUT THAT IT DOES NOT RELASE ANY CLAIMS THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.

     3. Acceptance Period.

          The following notice is included in this Release as required by the Older Workers Benefit Protection Act:

          YOU HAVE UP TO TWENTY-ONE (21) DAYS FROM THE DATE OF RECEIPT OF THIS RELEASE TO ACCEPT THE TERMS OF THIS RELEASE, ALTHOUGH YOU MAY ACCEPT IT AT ANY TIME WITHIN THOSE TWENTY-ONE (21) DAYS. YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY REGARDING THIS RELEASE.

The twenty-one (21) day period will begin to run on the day after Executive receives this Release. It will then run for a full twenty-one (21) calendar days and expire at the end of the twenty-first day (the "Acceptance Period"). In order to accept this Release, Executive must sign his name and date his signature at the end of this letter and return it to John B. Lampi, Esquire, Saidis, Flower & Lindsay, 26 West High Street, Carlisle, PA 17013, special counsel to CCFNB and CCFNB Bank. If the twenty-first day of the Acceptance Period falls on a Saturday, a Sunday, or a legal holiday, Mr. Lampi must receive the acceptance by the close of business on the next business day immediately following such Saturday, Sunday or legal holiday to effect a timely acceptance of this Release.

     4. Revocation Period. Executive has the right to revoke this Release at any time within seven (7) days from the date Executive signs and delivers this Release to Mr. Lampi (the "Revocation Period"), and this Release will not become effective and enforceable until the Revocation Period has expired. (NOTE: The Revocation Period will begin on the day after the day on which Executive has signed this Release and delivered it to Mr. Lampi and, as indicated by the date Executive affixes to his signature at the end of this Release. It will then run for seven calendar days and expire at the end of the seventh day.) In order to revoke this Release, Executive must notify Mr. Lampi in writing of his decision to revoke the Release. Executive must ensure that CCFNB and CCFNB Bank (via Mr. Lampi, at the address indicated in Paragraph 3 above) receives his written notice of revocation at his office in Carlisle, Pennsylvania within the aforementioned Revocation Period. If the seventh day of the Revocation Period falls on a Saturday, a Sunday, or a legal holiday, Mr. Lampi's receipt of the revocation by the close of business on the next business day immediately following such Saturday, Sunday or legal holiday will be sufficient to effect a timely revocation of this Release. Provided that the Revocation Period expires without his having revoked this Release, this Release shall take effect on the next day following the Revocation Period, and such next day shall constitute the Effective Date hereof.

     5. Severability. Should any provision(s) of this Release be determined, in a proceeding to enforce or interpret this Release, to be invalid or unenforceable, then, provided that the provision(s) deemed to be invalid or unenforceable do not constitute all or substantially all of the undertakings by Executive, CCFNB, CCNFB Bank, or First Columbia, as the case may be, the remainder of this Release shall continue in full force and effect.

     6. Notices. Unless otherwise provided in this Release, any notice required or permitted to be given under this Release shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Executive's residence, in the case of notices to Executive, and to the principal executive offices of CCFNB and CCFNB Bank, or First Columbia, as the case may be, in the case of notices to CCFNB and CCFNB Bank, or First Columbia, as the case may be.

     7. Choice of Law. This Release shall be governed by, construed under and enforced pursuant to the laws of the Commonwealth of Pennsylvania.

     8. Binding on Successors and Assigns. This Release shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

     9. Counterparts. This Release may be executed in multiple counterparts, and shall be fully valid, legally binding and enforceable whether executed in a single document or in such counterparts.

     10. Termination. This Release shall terminate upon a termination of the Plan in accordance with its terms.

                            [Signatures page follows]

     IN WITNESS WHEREOF, the parties have executed this Release as of the date first above written.

ATTEST:                                 CCFNB BANCORP, INC.


                                        By:                                Date: November 29, 2007
-------------------------------------       ----------------------------
                                            Paul E. Reichart,
                                            Chairman of the Board


                                        COLUMBIA COUNTY FARMERS
                                        NATIONAL BANK


                                        By:                                Date: November 29, 2007
-------------------------------------       ----------------------------
                                            Paul E. Reichart,
                                            Chairman of the Board


                                        FIRST COLUMBIA BANK & TRUST CO.


                                        By:                                Date: November 29, 2007
-------------------------------------       ----------------------------
                                            Glenn E. Halterman,
                                            Chairman of the Board


WITNESS:                                EXECUTIVE


                                        By:                                Date: November 29, 2007
-------------------------------------       ----------------------------
                                            Edwin A. Wenner

                                  SCHEDULE 5.16

                      AGREEMENT AND PLAN OF REORGANIZATION

                          dated as of November 29, 2007

                                     between

                               CCFNB BANCORP, INC.

                                       and

                         COLUMBIA FINANCIAL CORPORATION

     1. At the Effective Time, the following directors shall be appointed to the CCFNB Board of Directors as set forth below:

          Class 1 Director whose term expires in 2011:

                              William Gittler, Jr.
                                Steven H. Shannon

          Class 2 Director whose term expires in 2009:

                                Robert W. Dillon
                               Mary Ann B. Naugle
                                Andrew B. Pruden

          Class 3 Director whose term expires in 2010:

                               Glenn E. Halterman
                                Joanne I. Keenan
                                Charles B. Pursel

     2. At the Effective Time, the following persons shall be appointed as officers of CCFNB, conditioned upon their prior execution of the respective employment agreements substantially set forth at the delineated Annex:

Name                Position(s)                             Annex
----                -----------                             -----
Lance O. Diehl      President and Chief Executive Officer     F
Edwin A. Wenner     Chief Operating Officer                   G
Shirley K. Alters   Chief Financial Officer                   H

     3. After the Effective Time, CCFNB Board of Directors shall appoint Glenn
E. Halterman as Chairman of the Board of Directors and will cause the Board of Directors of the Surviving Bank to the Bank Merger to appoint Glenn E. Halterman as its Chairman of the Board.

     4. After the Effective Time, CCFNB Board of Directors will amend its bylaws at Section 204 to exempt Charles B. Pursel, a current member of the Board of Directors of CFC, from the mandatory retirement age of 72 years.

     5. After the Effective Time, CCFNB Board of Directors shall adopt a stock option plan for submission to its stockholders for approval at the first annual meeting of CCFNB stockholders after the Effective Time.

     6. Subject to applicable regulatory restrictions relating to the payment of dividends, the CCFNB Board of Directors shall approve a change in CCFNB's dividend payout policy to increase the quarterly cash dividend from $0.21 per share of CCFNB Common Stock to $0.23, to be effective with respect to the first quarterly cash dividend having a record date occurring after the Effective Time.

     7. CCFNB shall cause each of Lance O. Diehl, Edwin A. Wenner and Jacob Trump to enter into a form of acknowledgment and waiver under certain Supplemental Executive Retirement Plan Agreements between these named individuals and Columbia County Farmers National Bank substantially as set forth in the following form:

          a. For Lance O. Diehl:

                  Acknowledgement and Waiver of Certain Rights
                                under and for the
                Supplemental Executive Retirement Plan Agreement
                                 by and between
              Columbia County Farmers National Bank ("CCFNB Bank")
                               and Lance O. Diehl
             dated as of April 15, 2003, as amended on May 2, 2003,
                as further amended on March 30, 2006 (the "SERP")

               This Acknowledgement and Waiver is dated as of November 29, 2007, and is made in order to clarify the intent of the parties to the SERP that the contemplated merger of Columbia Financial Corporation with and into CCFNB Bancorp, Inc. under the Agreement and Plan of Organization dated November 29, 2007 (the "Plan") and the related merger of Columbia County Farmers National Bank with and into First Columbia Bank & Trust Co. (the "Bank Merger") shall not be deemed to constitute a "change of control" as that term is defined under the SERP (together the "Merger of Equals Transactions").

               Lance O. Diehl, intending to be legally bound hereby, acknowledges that the Merger of Equals Transactions is a transaction that was not contemplated by him and CCFNB Bank as to be the type of business combination that should be considered a Change of Control as that term is defined under the SERP and, therefore, waives any and all rights he may have to claim the Change of Control Benefit of Section
          2.3 of the SERP on and after the Effective Times of the Plan and the Bank Merger pursuant to the Merger of Equals Transaction.

               Furthermore, CCFNB Bancorp Inc., and First Columbia Bank & Trust Co., intending to be legally bound hereby, agree that they shall be the surviving companies to the Plan and Bank Merger, respectively, and will fully honor, enforce and observe the terms and provisions of the SERP after the Effective Times of the Plan and Bank Merger.

First Columbia Bank & Trust Co.         Columbia County
                                        Farmers National Bank


-------------------------------------   ------------------------------------
Glenn E. Halterman,                     Paul E. Reichart,
Chairman of the Board                   Chairman of the Board


                                        -------------------------------------
                                        Lance O. Diehl

          b. For Edwin A. Wenner:

                  Acknowledgement and Waiver of Certain Rights
                                under and for the
                Supplemental Executive Retirement Plan Agreement
                                 by and between
              Columbia County Farmers National Bank ("CCFNB Bank")
                               and Edwin A. Wenner
              dated as of April 1, 2003, as amended on May 2, 2003,
                as further amended on March 30, 2006 (the "SERP")

               This Acknowledgement and Waiver is dated as of November 29, 2007, and is made in order to clarify the intent of the parties to the SERP that the contemplated merger of Columbia Financial Corporation with and into CCFNB Bancorp, Inc. under the Agreement and Plan of Organization dated November 29, 2007 (the "Plan") and the related merger of Columbia County Farmers National Bank with and into First Columbia Bank & Trust Co. (the "Bank Merger") shall not be deemed to constitute a "change of control" as that term is defined under the SERP (together the "Merger of Equals Transactions").

               Edwin A. Wenner, intending to be legally bound hereby, acknowledges that the Merger of Equals Transactions is a transaction that was not contemplated by him and CCFNB Bank as to be the type of business combination that should be considered a Change of Control as that term is defined under the SERP and, therefore, waives any and all rights he may have to claim the Change of Control Benefit of Section
          2.3 of the SERP on and after the Effective Times of the Plan and the Bank Merger pursuant to the Merger of Equals Transaction.

               Furthermore, CCFNB Bancorp Inc., and First Columbia Bank & Trust Co., intending to be legally bound hereby, agree that they shall be the surviving companies to the Plan and Bank Merger, respectively, and will fully honor, enforce and observe the terms and provisions of the SERP after the Effective Times of the Plan and Bank Merger.


First Columbia Bank & Trust Co.         Columbia County
                                        Farmers National Bank


-------------------------------------   ----------------------------------------
Glenn E. Halterman,                     Paul E. Reichart,
Chairman of the Board                   Chairman of the Board


                                        ----------------------------------------
                                        Edwin A. Wenner

          c. For Jacob Trump:

                  Acknowledgement and Waiver of Certain Rights
                                under and for the
                Supplemental Executive Retirement Plan Agreement
                                 by and between
              Columbia County Farmers National Bank ("CCFNB Bank")
                                 and Jacob Trump
         dated as of April 15, 2003, as amended on March 30, 2006, (the
                                    "SERP")

               This Acknowledgement and Waiver is dated as of November 29, 2007, and is made in order to clarify the intent of the parties to the SERP that the contemplated merger of Columbia Financial Corporation with and into CCFNB Bancorp, Inc. under the Agreement and Plan of Organization dated November 29, 2007 (the "Plan") and the related merger of Columbia County Farmers National Bank with and into First Columbia Bank & Trust Co. (the "Bank Merger") shall not be deemed to constitute a "change of control" as that term is defined under the SERP (together the "Merger of Equals Transactions").

               Jacob Trump, intending to be legally bound hereby, acknowledges that the Merger of Equals Transactions is a transaction that was not contemplated by him and CCFNB Bank as to be the type of business combination that should be considered a Change of Control as that term is defined under the SERP and, therefore, waives any and all rights he may have to claim the Change of Control Benefit of Section 2.3 of the SERP on and after the Effective Times of the Plan and the Bank Merger pursuant to the Merger of Equals Transaction.

               Furthermore, CCFNB Bancorp Inc., and First Columbia Bank & Trust Co., intending to be legally bound hereby, agree that they shall be the surviving companies to the Plan and Bank Merger, respectively, and will fully honor, enforce and observe the terms and provisions of the SERP after the Effective Times of the Plan and Bank Merger.


First Columbia Bank & Trust Co.         Columbia County
                                        Farmers National Bank


-------------------------------------   ----------------------------------------
Glenn E. Halterman,                     Paul E. Reichart,
Chairman of the Board                   Chairman of the Board


                                        ----------------------------------------
                                        Jacob Trump

                                 SCHEDULE 6.2(C)

                      AGREEMENT AND PLAN OF REORGANIZATION

                          dated as of November 29, 2007

                                     between

                               CCFNB BANCORP, INC.

                                       and

                         COLUMBIA FINANCIAL CORPORATION

                         FORM OF OPINION OF CFC COUNSEL

     CCFNB shall have received from counsel to CFC an opinion, dated as of the Closing Date, substantially to the effect that, subject to customary exceptions and qualifications:

     1. CFC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania.

     2. CFC has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Proxy Statement.

     3. First Columbia Bank & Trust Co. is a validly existing Pennsylvania bank and trust company organized and in good standing under the laws of the Commonwealth of Pennsylvania, and is duly authorized to own, lease and operate its properties and to conduct its business as described in the Proxy Statement. The deposits of First Columbia Bank & Trust Co. are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act.

     4. Each of CFC and First Columbia Bank & Trust Co. has full corporate power to carry out the transactions contemplated in the Plan and the Bank Plan of Merger, respectively. The execution and delivery of the Plan and the Bank Plan of Merger and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of CFC and First Columbia Bank & Trust Co., as the case may be, and the Plan and the Bank Plan of Merger constitute valid and legally binding obligations, in accordance with their respective terms, of CFC and First Columbia Bank & Trust Co., respectively, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conversatorship, and other laws affecting creditors' rights generally and institutions the deposits of which are insured by the FDIC, and as may be limited by the exercise of judicial discretion in applying principles of equity.

     5. To our knowledge, all authorizations and approvals required to be received from the federal and state banking and holding company regulators for CFC in order for CFC to consummate the transactions contemplated by the Plan have been received and to our knowledge no action has been taken, or is pending or threatened, to revoke any such authorization or approval.

     6. Subject to satisfaction of the conditions set forth in the Plan, neither the transactions contemplated in the Plan and the Bank Plan of Merger, nor compliance by CFC or First Columbia

Bank & Trust Co. with any of the respective provisions thereof, will (i) conflict with or result in a breach or default under (A) the articles of association or bylaws of CFC or First Columbia Bank & Trust Co., or (B) based solely on certificates of officers and without independent verification, to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which CFC or First Columbia Bank & Trust Co. is a party; or (ii) based solely on certificates of officers, to the knowledge of such counsel, result in the creation or imposition of any material lien, instrument or encumbrance upon the property of CFC or First Columbia Bank & Trust Co., except such material lien, instrument or obligation that has been disclosed to CCFNB pursuant to the Plan, or (iii) violate in any material respect any order, writ, injunction, or decree known to such counsel, or the Pennsylvania Banking Code of 1965, the Bank Merger Act, the Bank Holding Company Act and the regulations promulgated under such Acts, or any other federal or state statute, rule or regulation applicable to CFC or First Columbia Bank & Trust Co. which, in the experience of such counsel, is typically applicable to transactions of the type contemplated by the Plan.

                                 SCHEDULE 6.3(C)

                      AGREEMENT AND PLAN OF REORGANIZATION

                          dated as of November 29, 2007

                                     between

                               CCFNB BANCORP, INC.

                                       and

                         COLUMBIA FINANCIAL CORPORATION

                        FORM OF OPINION OF CCFNB COUNSEL

     CFC shall have received from counsel to CCFNB an opinion, dated as of the Closing Date, substantially to the effect that, subject to customary exceptions and qualifications:

     1. CCFNB has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania.

     2. CCFNB has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Proxy Statement.

     3. Columbia County Farmers National Bank is a validly existing national bank and trust company organized and in good standing under the laws of the United States of America, and is duly authorized to own, lease and operate its properties and to conduct its business as described in the Proxy Statement. The deposits of Columbia County Farmers National Bank are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act.

     4. The shares of common stock of CCFNB being issued to the shareholders of CFC upon the consummation of the Merger are duly authorized, validly issued, fully paid and non-assessable.

     5. Each of CCFNB and Columbia County Farmers National Bank has full corporate power to carry out the transactions contemplated in the Plan and the Bank Plan of Merger, respectively. The execution and delivery of the Plan and the Bank Plan of Merger and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of CCFNB and Columbia County Farmers National Bank, as the case may be, and the Plan and the Bank Plan of Merger constitute valid and legally binding obligations, in accordance with their respective terms, of CCFNB and Columbia County Farmers National Bank, respectively, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conversatorship, and other laws affecting creditors' rights generally and institutions the deposits of which are insured by the FDIC, and as may be limited by the exercise of judicial discretion in applying principles of equity.

     6. To our knowledge, all authorizations and approvals required to be received from the federal and state banking and holding company regulators for CCFNB in order for CCFNB to consummate the transactions contemplated by the Plan have been received and to our knowledge no action has been taken, or is pending or threatened, to revoke any such authorization or approval.

     7. Based upon advice received from the Securities and Exchange Commission, the registration statement for the issuance of the common stock of CCFNB to the shareholders of CFC is effective under the Securities Act and no stop order suspending the effectiveness has been issued under the Securities Act or proceedings therefore initiated by the Securities and Exchange Commission or, to our knowledge, any state securities commissions or administrators.

     8. Subject to satisfaction of the conditions set forth in the Plan, neither the transactions contemplated in the Plan and the Bank Plan of Merger, nor compliance by CCFNB or Columbia County Farmers National Bank with any of the respective provisions thereof, will (i) conflict with or result in a breach or default under (A) the articles of association or bylaws of CCFNB or Columbia County Farmers National Bank, or (B) based solely on certificates of officers and without independent verification, to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which CCFNB or Columbia County Farmers National Bank is a party; or (ii) based solely on certificates of officers, to the knowledge of such counsel, result in the creation or imposition of any material lien, instrument or encumbrance upon the property of CCFNB or Columbia County Farmers National Bank, except such material lien, instrument or obligation that has been disclosed to CFC pursuant to the Plan, or (iii) violate in any material respect any order, writ, injunction, or decree known to such counsel, or the National Bank Act, the Bank Merger Act, the Bank Holding Company Act and the regulations promulgated under such Acts, or any other federal or state statute, rule or regulation applicable to CCFNB or Columbia County Farmers National Bank which, in the experience of such counsel, is typically applicable to transactions of the type contemplated by the Plan.

                                     ANNEX A

                                 PLAN OF MERGER

                          dated as of November 29, 2007

                                     between

                      COLUMBIA COUNTY FARMERS NATIONAL BANK

                                       and

                         FIRST COLUMBIA BANK & TRUST CO.

     This Plan of Merger made as of this 29th day of November, 2007, between Columbia County Farmers National Bank, a national banking association ("CCFNB Bank") and First Columbia Bank & Trust Co., a Pennsylvania banking institution ("First Columbia") (the two parties sometimes collectively referred to as the "Constituent Banks").

     WHEREAS, CCFNB Bancorp, Inc., a Pennsylvania business corporation, of which CCFNB Bank is a wholly-owned subsidiary, and Columbia Financial Corporation, a Pennsylvania business corporation, of which First Columbia is a wholly-owned subsidiary, have entered into an Agreement and Plan of Merger of even date herewith ("Plan of Reorganization"), providing, among other things, for the execution of this Plan of Merger and the merger (the "Bank Merger") of CCFNB Bank and First Columbia, in accordance with the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the Constituent Banks, intending to be legally bound hereby, agree to effect the Bank Merger in accordance with the terms and conditions hereinafter set forth.

SECTION 1. GENERAL.

     1.1 The Merger. On the Effective Date, as hereinafter defined , CCFNB Bank shall be merged with and into First Columbia under the provisions of the Pennsylvania Banking Code of 1965, as amended (the "Banking Code"); the separate existence of CCFNB Bank shall cease; and First Columbia shall be the surviving bank (the "Surviving Bank"), in accordance with this Plan of Merger. The Effective Date shall be the date of the filing of the Articles of Merger with the Pennsylvania Department of State or the date as specified in such articles as the effective date of the Bank Merger, as the case may be.

     1.2. Name. The name of the Surviving Bank shall be "First Columbia Bank & Trust Co." and the location of its principal office shall be 11 West Main Street, Bloomsburg, Pennsylvania, 17815.

     1.3 Articles of Incorporation. At the Effective Date, the Articles of Incorporation of First Columbia, as in effect immediately prior to the Effective Date, shall be the Articles of Incorporation of the Surviving Bank.

     1.4 By-laws. At the Effective Date, the By-laws of First Columbia, as in effect immediately prior to the Effective Date, shall be the By-laws of the Surviving Bank.

     1.5 Effect of Bank Merger. On the Effective Date, the Surviving Bank shall succeed, without further act or deed to all of the property, rights, powers, duties and obligations of the Constituent Banks in accordance with the Banking Code. Any claim existing or action pending by or against the Constituent Banks may be prosecuted to judgment as if the Bank Merger had not taken place, and the Surviving Bank may be substituted in its place.

     1.6 Continuation in Business. The Surviving Bank shall continue in business with the assets and liabilities of each of the Constituent Banks. The Surviving Bank shall be a banking institution organized and having perpetual existence under the laws of the Commonwealth of Pennsylvania. Any branch offices of the Surviving Bank shall consist of CCFNB Bank's and First Columbia's present branch offices and any other branch office or offices that the Constituent Banks may be authorized to have as of the Effective Date.

     1.7. Directors. The Boards of Directors of the Constituent Banks immediately prior to the consummation of the Bank Merger shall serve as the Board of Directors of the Surviving Bank from and after the Effective Date and until such time as their successors have been elected. The following directors of CCFNB Bank shall be appointed as directors of the Surviving Bank:

          Robert M. Brewington, Jr.
          Edward L. Campbell
          Lance O. Diehl
          Frank D. Gehrig
          Elwood R. Harding, Jr.
          Willard H. Kile, Jr.
          Charles E. Long
          Paul E. Reichart
          W. Bruce McMichael, Jr.

     1.8 Officers. Except as set forth below, the persons who are officers of the Constituent Banks immediately prior to the consummation of the Bank Merger shall serve as the officers of the Surviving Bank from and after the Effective Date and until such time as the Board of Directors of the Surviving Bank shall otherwise determine. Subject to the execution of their respective employment agreements, the following persons shall be the executive officers of the Surviving Bank from and after the Effective Date and until such time as the Board of Directors of the Surviving Bank shall otherwise determine:

          Lance O. Diehl - President and Chief Executive Officer
          Edwin A. Wenner - Chief Operating Officer
          Shirley K. Alters - Chief Financial Officer
          Paul K. Page - Chief Lending Officer

     1.9 Employees. On the Effective Date, all persons who are employees of CCFNB Bank and First Columbia shall become employees of the Surviving Bank. Notwithstanding the foregoing, the Board of Directors of the Surviving Bank shall have the right and responsibility to reorganize the workforce at the Surviving Bank and therefore make such changes in titles, reporting responsibilities and places of work as it deems necessary to establish an efficient operation.

SECTION 2. CONVERSION OF SHARES.

     The manner and basis of converting shares of Common Stock of the Constituent Banks Shall be as follows:

     2.1 Stock of First Columbia. The shares of Common Stock of First Columbia, no par value, issued and outstanding immediately prior to the Effective Date shall continue to be issued and outstanding shares of the Surviving Bank. From and after the Effective Date, each certificate that, prior to the Effective Date, represented shares of First Columbia shall evidence ownership of shares of the Surviving Bank on the basis hereinbefore set forth.

     2.2 Stock of CCFNB Bank. Each share of Common Stock, par value $1.25 per share, of CCFNB Bank issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, by virtue of the Bank Merger and without any action on the part of the holder thereof, be cancelled and have no further effect.

     2.3 Treasury Stock. Each share of Common Stock, par value $1.25 per share, of CCFNB Bank held as a treasury share immediately prior to the Effective Date, if any, shall thereupon and without notice be canceled.

     2.4 Dissenter' Rights. Shareholders of the Constituent Banks shall be entitled to exercise the rights, if any, provided in Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988 with respect to this Plan of Merger.

SECTION 3. MISCELLANEOUS.

     3.1 Conditions. The obligations of CCFNB Bank and First Columbia to effect the Bank Merger shall be subject to all of the terms and conditions contained in the Plan of Reorganization.

     3.2. Termination and Agreement. This Plan of Merger may be terminated or amended prior to the Effective Date in the manner and upon the conditions set forth in the Plan of Reorganization. If the Plan of Reorganization is terminated pursuant to the terms thereof, this Plan of Merger shall terminate simultaneously, and the Bank Merger shall be abandoned without further action of the parties hereto.

                            [signature page follows]

     IN WITNESS WHEREOF, this Plan of Merger has been executed on the day and year first above mentioned.

Attest:                                 COLUMBIA COUNTY FARMERS
                                        NATIONAL BANK


/s/ Edward L. Campbell                  By: /s/ Lance O. Diehl
-------------------------------------       ------------------------------------
Edward L. Campbell, Secretary               Lance O. Diehl, President and Chief
                                            Executive Officer


Attest:                                 FIRST COLUMBIA BANK & TRUST CO.


/s/ Susan S. Hackett                    By: /s/ Glenn E. Halterman
-------------------------------------       ------------------------------------
Susan S. Hackett, Secretary                 Glenn E. Halterman, Chairman of the
                                            Board

                                     ANNEX B

                               AFFILIATE AGREEMENT

                                                                __________, 2007

CCFNB Bancorp, Inc.
232 East Street
Bloomsburg, PA 17815

Ladies and Gentlemen:

     I have been advised that I may be deemed an "affiliate" of Columbia Financial Corporation, a Pennsylvania business corporation ("CFC") as an "affiliate" is defined in Rule 144 and used in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). I understand that pursuant to the terms of the Agreement and Plan of Reorganization, dated as of November 29, 2007 (the "Plan"), between CCFNB Bancorp, Inc., a Pennsylvania business corporation ("CCFNB") and CFC, CFC plans to merge with and into CCFNB (the "Merger").

     I further understand that as a result of the Merger, I will be entitled to receive shares of common stock, par value $1.25 per share, of CCFNB ("CCFNB Common Stock") in exchange for shares of common stock, no par value, of CFC ("CFC Common Stock").

     I have carefully read this letter and reviewed the Plan, discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of CCFNB Common Stock, to the extent I felt necessary, with my counsel or counsel for CFC.

     I represent, warrant and covenant with and to CCFNB with respect to the shares of CCFNB Common Stock I receive as a result of the Merger:

     I shall not make any sale, transfer or other disposition of such shares of CCFNB Common Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act; (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act; or (iii) in the opinion of counsel in form and substance reasonably satisfactory to CCFNB or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate the registration requirements of, or is otherwise exempt from registration under, the Securities Act.

     I understand that CCFNB is under no obligation to register the sale, transfer or other disposition of shares of CCFNB Common Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     I understand that stop transfer instructions will be given to CCFNB's transfer agent with respect to shares of CCFNB Common Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

          "The shares represented by this certificate were issued as a result of the merger of Columbia Financial Corporation with and into CCFNB Bancorp, Inc. on ______________________, 2008 in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement between the registered holder hereof and CCFNB Bancorp, Inc., a copy of which agreement is on file at the principal offices of CCFNB Bancorp, Inc."

     I understand that, unless transfer by me of the CCFNB Common Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, CCFNB reserves the right, in its sole discretion, to place the following legend on the certificates issued to my transferee:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from [SHAREHOLDER] who, in turn, received such shares as a result of the merger of Columbia Financial Corporation with and into CCFNB Bancorp, Inc. on _________, 2008 in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     It is understood and agreed that the legends set forth above shall be removed by delivery of substitute certificates without such legends if I shall have delivered to CCFNB (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to CCFNB, to the effect that such legend is not required for purposes of the Securities Act, or (ii) evidence or representations satisfactory to CCFNB that the CCFNB Common Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

     I further understand and agree that the provisions of Rule 145 shall apply to all shares of CCFNB Common Stock that (i) my spouse, (ii) any relative of mine or my spouse occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least a 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

     By acceptance hereof, CCFNB agrees that, so long as it is obligated to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, it will use its reasonable best efforts to timely file such reports so that the public information requirements of Rule 144(c) promulgated under the Securities Act are satisfied and the resale provisions of Rule 145(d)(1) and (2) are therefor available to me in the event I desire to transfer any CCFNB Common Stock issued to me in the Merger.

     It is understood and agreed that this letter shall terminate and be of no further force and effect if the Plan is terminated in accordance with its terms.

     Execution of this letter should not be construed as an admission on my part that I am an "affiliate" of CFC as described in the first paragraph of this letter or as a waiver of any rights I might have to object to any claim that I am such an affiliate on or after the date of this letter.

                                        Very truly yours,


                                        ----------------------------------------
                                        Name:

Acknowledged this __________ day of __________, 2007.

CCFNB BANCORP, INC.


By:
    ---------------------------------
    Lance O. Diehl, President and
    Chief Executive Officer

                                     ANNEX C

                                VOTING AGREEMENT

                                                              ____________, 2007

CCFNB Bancorp, Inc.
232 East Street
Bloomsburg, PA 17815

Ladies and Gentlemen:

     CCFNB Bancorp, Inc. (CCFNB) and Columbia Financial Corporation have entered into an Agreement and Plan of Reorganization dated as of November 29, 2007 (the "Plan") whereby CFC will merge with and into CCFNB (the "Reorganization"). CFC's shareholders will receive shares of CCFNB, or in the case of fractional shares, cash. All defined terms used but not defined herein shall have the meanings ascribed thereto in the Plan.

     A condition to CCFNB's obligations under the Plan is that I execute and deliver this Letter Agreement to CCFNB.

     Intending to be legally bound hereby, I irrevocably agree and represent as follows:

          (a) I agree to vote or cause to be voted for approval and adoption of the Plan and the transactions contemplated thereby at the CFC shareholder meeting all shares of CFC common stock over which I have or share voting power, individually or, to the extent of my proportionate interest, jointly with other persons, and will use my reasonable best efforts to cause any shares of CFC common stock over which I share voting power to be voted for approval and adoption of the Plan and the transactions contemplated thereby. Beneficial ownership shall have the meaning assigned to it under the Securities Exchange Act of 1934. I agree to vote all shares for which I am a Trustee of a voting trust for approval and adoption of the Plan and the transactions contemplated thereby.

          (b) I agree not to offer, sell, transfer or otherwise dispose of, or to permit the offer, sale, transfer or other disposition of, any shares of CFC common stock over which I have sole or shared voting power and beneficial ownership, except to the extent that I may be permitted under law to make charitable gifts or as permitted by paragraph (g) hereof.

          (c) I have sole or shared beneficial ownership over the number of shares of CFC common stock, and hold stock options for the number of shares of CFC common stock, if any, set forth below opposite my name.

          (d) I agree that CFC shall not be bound by any attempted sale of any shares of CFC common stock over which I have sole voting power, and CFC's transfer agent shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement.

          (e) I agree that, I shall not exercise any options to purchase CFC common stock after the date hereof.

          (f) I represent that I have the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against me in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

          (g) I may transfer any or all of the shares of CFC common stock over which I have sole or shared beneficial ownership to my spouse, ancestors or descendants; provided, however, that in any such case, prior to and as a condition to the effectiveness of such transfer, each person to which any of such shares or any interest in any of such shares is or may be transferred shall have executed and delivered to CCFNB an agreement to be bound by the terms of this Letter Agreement. In addition, I may sell, transfer or assign shares of CFC common stock to the extent and on behalf of trusts or estates of which I am not a beneficiary in order to comply with fiduciary obligations or legal requirements, except for shares held in a voting trust.

     I am signing this Letter Agreement solely in my capacity as a shareholder or other beneficial owner of shares of CFC and not in any other capacity, such as a director or officer of CFC or as a fiduciary of any trusts in which I am not a beneficiary, except for voting trusts. Notwithstanding anything herein to the contrary: (a) I make no agreement or understanding herein in any capacity other than in my capacity as a beneficial owner of CFC common stock and (b) nothing herein shall be construed to limit or affect any action or inaction by me or any of my representatives, as applicable, serving on CFC's Board of Directors or as an officer of CFC, acting in my capacity as a director, officer or fiduciary of CFC or as fiduciary of any trust of which I am not a beneficiary, except for voting trusts.

     This Letter Agreement shall be effective upon acceptance by CCFNB.

     This Letter Agreement shall terminate and be of no further force and effect concurrently with, and automatically upon, the earlier to occur of (a) the consummation of the Merger, and (b) any termination of the Plan in accordance with its terms, except that any such termination pursuant to this clause (b) shall be without prejudice to CCFNB's rights arising out of my willful breach of any covenant or representation contained herein occurring prior to such termination.

                                        Very truly yours,


                                        ----------------------------------------
                                        [Name]

Number of Shares, and Shares Subject to Stock Options, Held:

Shares:

     [____________________ shares held individually]

Options:

Acknowledged and Agreed:

COLUMBIA FINANCIAL CORPORATION


By:
    ---------------------------------
    Glenn E. Halterman,
    Chairman of the Board


CCFNB BANCORP, INC


By:
    ---------------------------------
    Lance O. Diehl
    President and Chief Executive
    Officer

                                     ANNEX D

                           NON-SOLICITATION AGREEMENT

     This Non-Solicitation Agreement (this "Agreement") is entered into as of this ____ day of ___________, 2007, by and between CCFNB Bancorp, Inc. ("CCFNB") and undersigned director (the "Director").

     WHEREAS, CCFNB contemplates the consummation of a merger (the "Merger") pursuant to an Agreement and Plan of Reorganization dated as of November 29, 2007 by and between CCFNB and Columbia Financial Corporation ("CFC"), (the "Plan"); and

     WHEREAS, the Director is a well respected business person in the local business community and counties contiguous thereto and acknowledges that his or her position with CCFNB or CFC, as the case may be, gives CCFNB or CFC significant presence in that community and is an important factor in the ability of CCFNB or CFC to attract customers; and

     WHEREAS, as a condition to CCFNB's willingness to enter into the Plan, CCFNB wants to protect the community relationships of CCFNB or CFC by requiring that the Director execute this Agreement;

     NOW, THEREFOR, in consideration of the premises and covenants contained in this Agreement and intending to be legally bound hereby, the parties agree as follows:

     1. Term.

     This Agreement will commence on the date of consummation of the Merger and end on the second anniversary of such date (the "Term").

     2. Non-Competition.

     (a) For purposes of this Agreement, the term "Competitive Enterprise" means any bank holding company or insured depository institution, including an institution in the organizational stage or in the process of applying for or receiving appropriate regulatory approval, including, without limitation, any federal or state chartered bank, savings bank or savings and loan association.

     (b) During the Term, the Director shall not:

          (i) accept a position as director or employee of any Competitive Enterprise that is located in Columbia County and counties contiguous thereto during the Term.

          (ii) directly or indirectly acquire an ownership interest in a Competitive Enterprise that enables the Director to, directly or indirectly, in a substantial manner, control, direct, influence, affect for impact the operations, services or business activities of the Competitive Enterprise in Columbia County and counties contiguous thereto during the Term, provided, however, that this restriction shall not apply to the direct or indirect beneficial ownership of up to Three Percent (3%) of a class of securities of a Competitive Enterprise, so long as the Director is not a director or officer of such Competitive Enterprise.

     3. Non-Solicitation.

     During the Term, the Director shall not:

     (a) Directly or indirectly, for the purpose of selling any product or service that competes with a product or service offered by CCFNB and CFC or their present subsidiaries or affiliates, solicit, divert, or entice any customer of CCFNB and CFC or their respective subsidiaries to transfer such business to a Competitive Enterprise. Provided, however, that any business activity or business pursuit that is currently undertaken or provided by a director or his or her controlled entities or affiliates shall not be deemed a Competitive Enterprise or a violation of this Agreement. In addition, this Agreement shall not prohibit a director or his or her controlled entities or affiliates from providing any service or product that he or she or his or her controlled entities or affiliates has provided prior to the date hereof or that may be provided in the future as part of the Director's or his or her controlled entities' or affiliates' historical business pursuits.

     (b) Employ or assist in employing any present employee of CCFNB and CFC or their subsidiaries to perform services for any Competitive Enterprise.

     4. Confidentiality.

     (a) For purposes of this Agreement, "Proprietary Information" shall mean any information relating to the business of CCFNB and CFC or any of its present subsidiaries that has not previously been publicly released by CCFNB and CFC or their representatives, and shall include, but shall not be limited to, information encompassed in all marketing and business plans, financial information, fees, pricing information, customer and client lists and relationships between CCFNB and CFC and their customers and clients and others who have business dealings with CCFNB and CFC.

     (b) The Director agrees to maintain the confidentiality of all Proprietary Information that has been disclosed to the Director in the course of his/her service as a director of CCFNB or CFC, as the case may be, on or before the date of consummation of the Merger. The Director shall not, without written authorization from CCFNB, use for the Director's benefit or purposes, nor disclose to others, at any time during the Term, any Proprietary Information. This prohibition shall not apply after the Proprietary Information has been voluntarily disclosed to the public, independently developed and disclosed by others, or otherwise enters the public domain through lawful means.

     5. Remedies.

     In addition to any other rights and remedies CCFNB may have if the Director violates this Agreement, the Director agrees that a breach or threatened breach by the Director of his or her covenants set out in Sections 2 and 3 of this Agreement is likely to cause CFC and CCFNB as CFC's successor irreparable injury and damage, and the Director hereby expressly agrees that CCFNB as CFC's successor shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach or threatened breach of Sections 2 and 3 of this Agreement by the Director. This provision shall not, however, be construed as a waiver of any of the remedies which CCFNB may have for damages or otherwise.

     6. Successors, Assigns, Etc.

     This Agreement shall be binding upon, and shall inure to the benefit of, CCFNB and its successors and assigns.

     7. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to its conflicts of laws principles.

     8. Termination.

     This Agreement shall terminate and be of no further force or effect concurrently with and automatically upon the termination of the Plan in accordance with its terms.

     IN WITNESS WHEREOF, CCFNB and the Director hereto have executed this Agreement to be effective as of the date of consummation of the Merger.

                                       CCFNB BANCORP, INC


                                       By:
                                           -------------------------------------
                                           Lance O. Diehl
                                           President and Chief Executive Officer


                                       DIRECTOR


                                       -----------------------------------------
                                       Name:
                                            ------------------------------------

                                     ANNEX E

                         COLUMBIA FINANCIAL CORPORATION
               STOCK OPTION CANCELLATION AND STANDSTILL AGREEMENT

     In connection with the Agreement and Plan of Reorganization, dated as of November 29, 2007 (the "Plan"), between CCFNB Bancorp, Inc. ("CCFNB") and Columbia Financial Corporation ("CFC"), under which CFC will merge with and into CCFNB and pursuant to Section 5.10 of the Plan by which Option Consideration will be paid, I hereby agree that upon receipt by me of Option Consideration as provided in Section 5.10 of the Plan (minus any applicable withholding taxes), for the number of CFC Options I hold at the Effective Time, any and all CFC Options between CFC and me shall be cancelled, terminated, and of no further force or effect as of the Effective Time.

     Further, I hereby agree that upon receipt of the Option Consideration that I shall have no right, and hereby expressly waive any rights, to CFC Common Stock, CCFNB Common Stock, the Signing Exchange Ratio or the Per Share Stock Consideration as defined in the Plan with respect to the CFC Options between CFC and me.

     I also agree not to exercise any CFC Options or any other rights to purchase CFC Common Stock that I have, hold, own, acquire, control, or may have beneficial or legal ownership of or rights over, from date of this Agreement until the earlier of the termination of the Plan or the day before the expiration date of such CFC Option in accordance with its terms and as it may be amended.

     The terms of this Agreement shall have the definitions and meanings as provided in the Plan.

     IN WITNESS WHEREOF, in consideration of the parties entering into the Plan, and intending to be legally bound hereby I have executed this Agreement this ____ day of ___________, 2007.

                                        ----------------------------------------
                                        Name

Acknowledged and Agreed:

COLUMBIA FINANCIAL CORPORATION


By:
    ---------------------------------
    Glenn E. Halterman,
    Chairman of the Board


CCFNB BANCORP, INC


By:
    ---------------------------------
    Lance O. Diehl
    President and Chief Executive
    Officer

                                     ANNEX F

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT, (this "Agreement"), is made this 29th day of November, 2007 among First Columbia Bank & Trust Co., a Pennsylvania banking institution, (the "Bank"), CCFNB BANCORP, INC., a Pennsylvania business corporation (the "Corporation"), and LANCE O. DIEHL, an adult individual (the "Executive"). The Bank and the Corporation are sometimes hereinafter referred to collectively as the "Employers".

     WHEREAS, the Corporation and Columbia Financial Corporation, a Pennsylvania business corporation, the parent company of the Bank, ("CFC"), have entered into an Agreement and Plan of Reorganization, dated as of November 29, 2007 (the "Plan"), whereby CFC will be merged with and into the Corporation with the Corporation being the surviving company to this merger (the "Company Merger");

     WHEREAS, Columbia County Farmers National Bank, ("CCFNB Bank"), a wholly owned subsidiary of the Corporation, and the Bank have entered into a Plan of Merger ("the Bank Plan"), dated as of November 29, 2007, which is an integral part of the Plan, whereby, simultaneously with the Company Merger, CCFNB Bank will be merged with and into the Bank with the Bank being the surviving institution to this merger (the "Bank Merger");

     WHEREAS, the Executive is currently the Chief Executive Officer and President of the Corporation and CCFNB Bank and the parties to the Plan and the Bank Plan desire the Executive to continue as the Chief Executive Officer and President of the Corporation and Bank and to assume the title, role and responsibilities of the Chief Executive Officer and President of the Corporation and Bank after the Effective Times of the Company and Bank Mergers (as those Effective Times are defined in the Plan and the Bank Plan) under the terms and conditions set forth herein;

     WHEREAS, the Executive desires to serve the Employers in an executive capacity under the terms and conditions set forth herein; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties agree as follows;

1. EMPLOYMENT AND EMPLOYMENT TERM. The Employers hereby shall employ the Executive and the Executive hereby accepts employment with the Employers for a term of twenty-four (24) months commencing on the Effective Times of the Company and Bank Mergers, and ending on the last day of the 24th month following such Effective Times ("Termination Date"), unless sooner terminated as hereinafter provided. On the Termination Date, while the Executive is employed by the Employers, the terms of the Executive's employment shall be automatically extended for successive additional terms of one year each, unless Executive or the Employers give written notice to the other on or before the first day of the fourth month prior to the Termination Date of the then current term of intention not to renew. Notwithstanding the foregoing, the term of Executive's employment can be terminated pursuant to the provisions of Paragraph 11 herein; provided, however, the parties agree that in no event shall the term of Executive's employment hereunder extend beyond December 31 in the calendar year in which Executive's 65th birthday occurs.

2. POSITION, DUTIES, AND PLACE OF EMPLOYMENT. The Executive shall serve as the Chief Executive Officer and President of the Corporation and the Bank, reporting only to the Board of Directors of the Employers, and shall have supervision and control over, and responsibility for, the general management and operation of the Employers, and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors of the Employers, provided that such duties are consistent with the Executive's position as the Chief Executive Officer and President in charge of the general management of the Employers. The Executive's primary office shall be located at such place as the Board of Directors shall determine.

3. ENGAGEMENT IN OTHER EMPLOYMENT. The Executive shall devote all his ability and attention to the business of the Employers during the term of this Agreement. The Executive shall, during the term of this Agreement, notify the Bank Board in writing and receive written approval from the Bank before the Executive engages in any other business or commercial activities, duties or pursuits, including, but not limited to, directorships of other companies. Under no circumstance, during the term of this Agreement, may the Executive engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of the Employers, nor may the Executive serve as a director or officer or in any other capacity in a company which competes with the Employers. Executive shall not be precluded, however, from engaging in voluntary or philanthropic endeavors, from engaging in activities designed to maintain and improve his professional skills, or from engaging in activities incident or necessary to personal investments, so long as they are, in the Bank Board's reasonable opinion, not in conflict with or detrimental to the Executive's rendition of services on behalf of the Employers. Executive shall not serve as fiduciary in connection with the administration of any trust, estate, agency or other fiduciary relationship without the prior approval from the Bank's Board, other than as a fiduciary on behalf of, or in connection with the settlement of an estate of, a member of the Executive's immediate family (i.e., spouse, parent, child, or sibling).

4. COMPENSATION.

     (a) Annual Base Salary. As compensation for services rendered to the Employers under this Agreement, the Executive shall be entitled to receive from the Bank an annual base salary of not less than $150,000 dollars per year, (the "Annual Base Salary") payable in substantially equal bi-weekly installments (or such other intervals as established by the Bank's payroll policy) prorated for any partial employment period. The Annual Base Salary shall be reviewed annually, no later than December 15 of the then calendar year and shall be subject to such annual change (but not reduced below $150,000 without the Executive's written consent, except in cases of national financial depression or emergency when compensation reduction has been implemented by the Board of Directors for all of the Employers' executive staff) as may be set by the Bank's Board, taking into account the position and duties of the Executive and the performance of the Corporation and the Bank under the Executive's leadership. The Executive agrees to serve as the President and Chief Executive Officer of the Corporation for no additional remuneration or benefits.

     (b) Bonus. The Board in its sole discretion may provide for payment of a periodic bonus to the Executive in such an amount or nature as it may deem appropriate based on Executive's performance, the financial performance of the Bank and other relevant factors.

5. FRINGE BENEFITS, VACATION, EXPENSES AND PERQUISITES.

     (a) Benefit Plans. The Executive shall be entitled to participate in or receive benefits under all Bank employee benefit plans including, but not limited to, any pension plan, profit-sharing plan, savings plan, life insurance plan or disability insurance plan, as made available by the Bank to its employees, subject to and on a basis consistent with terms, conditions and overall administration of such plans and arrangements, and provided, further that such participation does not violate any state or federal law, rule or regulation.

     (b) Business Expenses. During the term of his employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by the Bank Board of Directors for its senior executive


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

officers) in performing services hereunder, provided that the Executive properly accounts therefore in accordance with Corporation and Bank policy.

     (c) Vacation, Holiday, Sick Days and Personal Days. The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Bank from time to time for its senior executive officers, but not less than twenty (20) business days per calendar year (prorated in any calendar year during which the Executive is employed hereunder for less than the entire such year in accordance with the number of days in such calendar year during which he is so employed). The Executive shall also be entitled to all paid holidays, sick days and personal days provided to the Bank to its regular full-time employees and senior executive officers.

     (d) Auto. The Executive shall be entitled to the use of an automobile provided the Bank, and the Bank shall pay all expenses relating thereto, including, fuel, oil, maintenance and insurance. The use of said automobile shall be limited to the Executive, his spouse, authorized personnel of the Employers, or designated driver in the event of an emergency.

6. POSITIONS. If elected, or appointed thereto, the Executive agrees to serve with no additional compensation in one or more offices of the Corporation and Bank, and/or in one or more offices of any of the Corporation's and the Bank's subsidiaries. Notwithstanding the foregoing, the Executive shall be entitled to compensation as a director for attendance at meetings of the full Board of Directors of the Employers. Executive's compensation as a director shall not apply to attendance at meetings of committees of the Board of Directors of the Employers. In the event Executive's employment under this Agreement would be terminated by the Employers for Cause (as hereinafter defined) or by Executive without Good Reason (hereinafter defined), Executive agrees to resign, effective as of the date of termination and in writing from all officer and director positions then held by him under this paragraph 6.

7. NON-DISCLOSURE TRADE/SECRET. During the term of his employment hereunder, or at any later time, the Executive shall not, without the written consent of the Bank Board or a person authorized thereby, knowingly disclose to any person, other than an employee of the Employers, or to a person to whom disclosure is reasonable necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Employers, any confidential information obtained by the Executive while in the employ of the Employers with respect to any of the Employers' services, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices, the disclosure of which could be or will be materially damaging to the Employers, provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Employers or any information that must be disclosed as required by law. This provision shall survive termination of the Executive's employment under this Agreement and/or termination of this Agreement.

8. RESTRICTIVE COVENANT. The Executive covenants and agrees as follows: the Executive shall not directly or indirectly, within the marketing area of the Employers (defined as the area within a thirty (30) mile radius of Bloomsburg, Pennsylvania) enter into or engage generally in direct or indirect competition with the Employers or any subsidiary of the Employers, either as an individual on his own or as a partner or joint venturer, or as director, officer, shareholder, employment, agent, independent contractor, lessor or creditor of or for any person, for a period of two (2) years after the date of termination of his employment, whether voluntary or involuntary. The foregoing restriction shall not be construed to prohibit the ownership by Executive of not more than five (5%) percent of any class of securities of any corporation which is in competition with the Employers, provided that such ownership represents a passive investment and that neither Executive nor any group of persons


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including Executive in any way, either, directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part its business, other than exercising his rights as a shareholder, or seek to do any of the foregoing. The existence of any claim or cause of actions of the Executive against the Employers, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employers of this covenant. The Executive agrees that the restrictions set forth in this Agreement do not unreasonably interfere with his ability to obtain employment in his chosen field. The Executive also agrees that any breach of the restrictions set forth in Paragraphs 7, 8, and 9 will result in irreparable injury to the Employers for which they shall have no adequate remedy at law and the Employers shall been titled to injunctive relief in order to enforce the provisions hereof. In the event that this Paragraph shall be determined by any court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographical area, it shall be in full force and effect as to that period of time or geographical area determined to be reasonable by the court.

9. NON-SOLICITATION. Executive covenants and agrees that while employed by the Employers and for a period of two (2) years after the termination of Executive's employment, either voluntarily or involuntarily, Executive shall not, either directly or indirectly in any capacity whatsoever, (a) obtain, solicit, divert, appeal to, attempt to obtain, attempt to solicit, attempt to divert, attempt to appeal to any customers, clients or referral sources of the Employers to divert their business from the Employers; (b) solicit any person who was employed by the Employers to leave the employ of the Employers or Bank. For purposes of this covenant, "customers, clients, and referral sources" shall include all persons who are or were customers, clients or referral sources of the Employers at any time during the employment of Executive by the Employers. The non-solicitation covenant set forth in this Paragraph 9 shall not be construed to prohibit a general advertising or marketing program directed toward the marketing area of the Employers by any subsequent employer of Executive. The existence of any claim by Executive, whether predicated upon this Agreement or otherwise, shall not constitute defense to the Employers' enforcement of or attempts to enforce this provision.

10. NOTIFICATION OF A NON-DISCLOSURE/TRADE SECRET, RESTRICTIVE COVENANT AND NON-SOLICITATION PROVISIONS. During his employment and for a period of two (2) years following termination of his employment with the Employers, Executive agrees to inform any prospective employer of existence of the Non-Disclosure/Trade Secret, Restrictive Covenant and Non-Solicitation provisions of this Agreement.

11. TERMINATION AND PAYMENTS UPON TERMINATION.

     (a) Death of Executive. The Executive's employment hereunder shall terminate upon his death. Upon his death, the Bank shall pay Executive's then current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of death, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and the Employers shall have no further obligation to the Executive under this Agreement.

     (b) Executive Disability. Executive's employment shall be subject to termination by the Employers upon (30) days advance written notice in the event of Executive's disability as defined herein. For purposes of this Agreement, "disability" shall mean a physical or mental condition of the Executive (a) that shall have prevented Executive from performance of his duties as Chief Executive Officer and President on a full-time basis (i.e., for purposes hereof, an average of no less than thirty-five (35) hours per week) during a period of ninety (90) consecutive days, and (b) that, in the opinion, stated to a reasonable degree of medical certainty, of a physician licensed to practice in the Commonwealth of Pennsylvania, is likely to continue to prevent Executive from the performance of his duties on a full-time basis for an additional six months or more. Executive waives physician-patient privilege and consents to and authorizes the release of his medical records to the Employers in


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

the event Executive has not been able to work full-time for a period of ninety
(90) consecutive days. In addition, in such event, Executive (a) authorizes any physician treating Executive to discuss Executive's condition with authorized representatives of the Employers and to express opinions as to the prognosis for Executive's recovery, and (b) consents to such medical examinations by licensed physicians as the Employers may reasonably require in order to evaluate Executive's condition and prospects for resumption of his duties on a full-time basis. If Executive's employment shall be terminated by reason of his disability, the Bank shall pay Executive his then current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and the Employers shall have no further obligation to the Executive under this Agreement.

     (c) For Cause Termination. The Employers may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Employers shall have "Cause" to terminate the Executive's employment hereunder upon (1) the repeated failure by the Executive to substantially perform his duties hereunder following written notice to Executive specifying the nature of his deficient performance and the failure by Executive to correct such deficiency within thirty (30) days of said notice; or (2) the engaging by the Executive in serious misconduct injurious to the Employers; or (3) the violation by the Executive of the provisions of Paragraphs 3, 7, 8, or 9 hereof after written notice from the Employers and a failure to cure such violation within thirty
(30) days of said notice; or (4) the dishonesty or gross negligence of the Executive in the performance of his duties under this Agreement; or (5) the breach of Executive's fiduciary duty to the Employers involving personal profit; or (6) the violation of any law, rule or regulation covering banks or bank officers or any final and unappealable cease and desist order issued by a bank regulatory authority, any of which, directly and materially harms the business of the Employers; or (7) moral turpitude or other serious misconduct on the part of the Executive which brings material public discredit to the Employers. Any termination for Cause must be approved by: (1) the affirmative vote of a majority of the directors then in office of each of the Employers, prior to a change in control, or (ii) the affirmative vote of not less than eighty (80%) percent of the directors then in office of each of the Employers, following a change in control.

     If the Executive's employment shall be terminated for cause, the Bank shall pay the Executive his full Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of the termination at the rate in effect at the time of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and the Employers shall have no further obligation to the Executive under this Agreement.

     (d) Resignation by Executive. The Executive may terminate his employment hereunder upon one hundred twenty (120) days written notice. Upon Executive's resignation, the Bank shall pay Executive his Annual Base Salary, (minus applicable taxes and withholding) prorated through the date of termination at the rate then in effect at the time of the termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and the Employers shall have no further obligation to the Executive under this Agreement.

     (e) Termination Without Cause. At any time while the Executive is employed under this Agreement, the Employers may terminate the Executive's employment without cause and without advance notice. Upon such termination, the Bank shall pay Executive his then current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, plus (i) an amount equal to one times Executive's Annual Base Salary (minus applicable taxes and withholdings), unless
(ii) the termination occurs within twelve (12) months after the occurrence of a Change in Control (as defined herein), in which case the Bank shall


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

pay the Executive an amount equal to 2.99 times the Executive's Annual Base Salary (minus applicable taxes and withholdings), subject to any limitation under paragraph 12 of this Agreement. Payment of the amount due pursuant to clause (i) of this paragraph shall be paid over a twelve (12) month period, prorated in equal installments on the Bank's regular paydays. Payment of the amount due pursuant to clause (ii) of this paragraph shall be in a lump sum within thirty (30) days after the date of termination. Executive also will be entitled to the continuation of life insurance, health and dental plans and other employee benefits made available to and on a cost basis consistent with all employees of the Employers for one (1) year after termination, unless such termination occurs within twelve (12) months after the occurrence of a Change in Control, in which event it shall be for three (3) years. The Employers shall have no further obligation to the Executive under this Agreement.

     (f) Termination by Executive for Good Reason. The Executive may terminate his employment hereunder for Good Reason, in each case after notice from the Executive to the Employers within ninety (90) days after the initial existence of any such condition that such action or limitation of the Employers constitutes Good Reason and the failure of the Employers to cure such situation within forty-five (45) days after such notice. The term "Good Reason" shall mean
(i) any assignment to the Executive, without his consent, of any duties other than those contemplated by, or any limitations of the powers of the Executive not contemplated by, Paragraphs 2 and 6 hereof; or (ii) any other breach by Employers of their obligations under this Agreement.

     If Executive shall terminate his employment for Good Reason, as defined herein, the Bank shall pay the Executive his then current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, plus
(i) an amount equal to one (1) times his then current Annual Base Salary (minus applicable taxes and withholdings), unless (ii) the termination occurs within twelve (12) months after the occurrence of a Change in Control, in which event the Bank shall pay the Executive the amount equal to 2.99 times the Executive's Annual Base Salary (minus applicable taxes and withholdings), subject to any limitation under Paragraph 12 of this Agreement. Payment of the amount due pursuant to clause (i) of this paragraph shall be paid over a twelve (12) month period, prorated in equal installments on the Bank's regular paydays. Payment of the amount due pursuant to clause (ii) of this paragraph shall be in a lump sum within thirty (30) days after the date of termination. Executive also will be entitled to the continuation of life insurance, health and dental plans and other employee benefits made available to and on a cost basis consistent with all employees of the Employer for one (1) year after termination, unless such termination occurs within twelve (12) months after the occurrence of a Change in Control, in which event it shall be three (3) years. The Employers shall have no further obligation to the Executive under this Agreement.

     (g) Non-Renewal by the Employers. The Employers may terminate the Executive's employment pursuant to an election not to renew this Agreement as provided under Paragraph 1 above. Upon such termination, the Bank shall pay Executive his current Annual Base Salary (minus applicable taxes and withholdings) for a one (1) year period at the rate then in effect at the time of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and the Employers shall have no further obligation to Executive under this Agreement; provided, however, that in the case of an election not to renew made by the Employers within twelve (12) months after the occurrence of a Change in Control, Executive shall be treated as though he had terminated his employment for Good Reason following a Change in Control and shall be entitled to receive a payment equal to 2.99 times his then current Annual Base Salary (minus applicable taxes and withholdings), subject to any limitation set forth in Paragraph 12. In the case of an election not to renew made by the Employers prior to a Change in Control, the foregoing severance payments shall be made over a twelve (12) month period commencing on the effective date of termination prorated in equal installments on the Bank's regular paydays. In the case of an election not to renew made by the Employers within twelve (12) months


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after the occurrence of a Change in Control, the amount owing to Executive shall be paid in a lump sum within thirty (30) days following the date of termination. The Employers shall have no further obligation to the Employee under this Agreement.

     (h) Non-Renewal by Executive. The Executive may terminate his employment pursuant to an election not to renew this Agreement as provided under Paragraph 1 above. Upon such termination, the Bank shall pay Executive his current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of termination at the rate then in effect at the time of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and the Employers shall have no further obligation to the Executive under this Agreement.

12. SECTION 280G LIMITATION. If any severance or salary continuation payments are to be made under the terms of Paragraph 11 herein (together with any other payments which the Executive has the right to receive from the Employers as a result of the termination of Executive without cause by the Employers or both or the termination by Executive for Good Reason), and those payments shall be determined by the Employers' or their successors', as the case may be, independent certified public accountants to constitute a "golden-parachute payment" under Section 280G of the Internal Revenue Code of 1986 ("Code") and the regulations thereunder, and any successor code section and regulations thereunder; then the Executive agrees that such aggregate amount shall be reduced in order to avoid the excise tax imposed by Section 4999 of the Code. All such amounts hereunder shall be determined by the Employers' or their successors' as the case may be, independent certified public accounts, whose determination shall be final and binding upon the parties and their successors to this Agreement.

13. AUTOMATIC TERMINATION.

     (a) The parties agree that Executive's employment under this Agreement shall not extend beyond the 31st day of December in the calendar year in which Executive's 65th birthday occurs. Upon Executive's termination of employment under this provision, the Bank shall pay Executive his current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and Employers shall have no further obligation to Executive under this Agreement.

     (b) This Agreement shall be automatically terminated upon the termination of the Plan without any action on the part of the Employers or the Executive, and the Employers and the Employee shall have no further obligations under this Agreement.

14. DAMAGES FOR BREACH OF CONTRACT. In the event of a breach of this Agreement by either Employers or the Executive resulting in damages to another party to this Agreement, that party may recover from the party breaching the Agreement only those damages as set forth herein. In no event shall any party be entitled to the recovery of attorney's fees or costs, except as provided in the last sentence of this Paragraph 14.

Notwithstanding the above, the attorney's fees and costs incurred by Executive in connection with the enforcement of his rights under this Agreement after a Change in Control shall be paid by the Employers, or their successors, as the case may be, unless Executive is judicially determined to have acted in bad faith.

15. DEFINITION OF CHANGE AND CONTROL. For the purposes of this Agreement, the terms "Change of Control" shall mean: a change in control of a nature that would be required to be reported in response to Item 6(e) of schedule 14A of Regulation 14A and any successor rule or regulation


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

promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or any "person" who on the date hereof is a director or officer of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty-five (25) percent or more of the combined voting power of the Corporation's then outstanding securities; (b) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period; or
(c) the sale, exchange or transfer of all or substantially all of the Bank's or Corporation's assets.

16. DEFINITION OF DATE OF CHANGE OF CONTROL. For purposes of this Agreement, the date of Change of Control shall mean:

     (a) the first date on which a single person and/or entity, or group of affiliated persons and/or entities, acquire the beneficial ownership of twenty-five (25%) percent or more of the Corporation's voting securities;

     (b) the date of the transfer of all or substantially all of the Bank's or Corporation's assets;

     (c) the date on which a merger, consolidation or combination is consummated, as applicable; or

     (d) the date on which individuals who formerly constituted a majority of the Board of Directors of the Bank or Corporation under Paragraph 15, above, ceased to be a majority.

     Notwithstanding anything contained herein to the contrary, if Executive's employment is terminated and he reasonable concludes that such termination : (i) was effected at the request of a third party who has expressed an intention to effect a Change in Control, or (ii) otherwise occurred in connection with or in anticipation of an actual or attempted Change in Control, then in such event a Change in Control shall be deemed to have occurred on the date immediately prior to the date of termination of Executive's employment. Furthermore, the parties hereto agree that all actions to be effected under the Plan and Bank Plan shall not constitute a Change of Control under this Agreement.

17. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be writing and shall be deemed to have been duly given when hand-delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:     LANCE O. DIEHL
                              131 Chestnut Street
                              Millville, PA 17846

     If to the Bank:          First Columbia Bank & Trust Co.
                              Chairman, Board of Directors
                              11 West Main Street
                              Bloomsburg, PA 17815


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     If to the Corporation:   CCFNB Bancorp, Inc.
                              Chairman, Board of Directors
                              232 East Street
                              Bloomsburg, PA 17815-0240

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

18. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Executive, the Employers and any of their successors or assigns, provided however, that the Executive may not commute, anticipate, encumber, dispose or assign any payment. The Employers are jointly and severally liable for the obligations of the Employers hereunder.

19. SEVERABILITY. If any provision of this Agreement is declared unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected and shall remain in full force and effect.

20. AMENDMENT. This Agreement may be amended or canceled only by mutual agreement of the parties in writing.

21. PAYMENT OF MONEY DUE DECEASED EXECUTIVE. In the event of Executive's death, any moneys that may be due him from the Employers under this Agreement as of the date of death shall be paid to the person designated by him in writing for this purpose, or in the absence of any such designation to: (i) his spouse if she survives him, or (ii) his estate if his spouse does not survive him.

22. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

23. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment of the Executive by the Employers, and this Agreement contains all the covenants and agreements between the parties with respect to such employment.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed in their respective names and in the case of the Corporation and the Bank, by its authorized representatives, the day and year above mentioned.

ATTEST:                                 CCFNB BANCORP, INC.

                                                                           November 29, 2007
-------------------------------------   --------------------------------
Secretary                               Paul E. Reichart,
                                        Chairman of the Board


ATTEST:                                 FIRST COLUMBIA BANK  & TRUST CO.

                                                                           November 29, 2007
-------------------------------------   --------------------------------
Secretary                               Glenn E. Halterman,
                                        Chairman of the Board


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

WITNESS:

                                                                           November 29, 2007
-------------------------------------   --------------------------------
                                        LANCE O. DIEHL


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

                                     ANNEX G

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT, (this "Agreement"), is made this 29th day of November, 2007 among First Columbia Bank & Trust Co., a Pennsylvania banking institution, (the "Bank"), CCFNB BANCORP, INC., a Pennsylvania business corporation (the "Corporation") and EDWIN A. WENNER, an adult individual (the "Executive"). The Bank and the Corporation are sometimes hereinafter referred to collectively as the "Employers".

     WHEREAS, the Corporation and Columbia Financial Corporation, a Pennsylvania business corporation, the parent company of the Bank, ("CFC"), have entered into an Agreement and Plan of Reorganization, dated as of November 29, 2007 (the "Plan"), whereby CFC will be merged with and into the Corporation with the Corporation being the surviving company to the merger (the "Company Merger");

     WHEREAS, Columbia County Farmers National Bank, ("CCFNB Bank"), a wholly owned subsidiary of the Corporation and the Bank have entered into a Plan of Merger ("the Bank Plan"), dated as of November 29, 2007, which is an integral part of the Plan, whereby, simultaneously with the Company Merger, CCFNB Bank will be merged with and into the Bank with the Bank being the surviving institution to this merger (the "Bank Merger");

     WHEREAS, the Executive is currently the Chief Operating Officer of the Corporation and CCFNB Bank and the parties to the Plan and the Bank Plan desire the Executive to continue as the Chief Operating Officer of the Corporation and to assume the title, role and responsibilities of the Chief Operating Officer of the Bank and the Corporation after the Effective Times of the Company and Bank Mergers (as those Effective Times are defined in the Plan and the Bank Plan) under the terms and conditions set forth herein;

     WHEREAS, the Executive desires to serve the Employers in an executive capacity under the terms and conditions set forth herein; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties agree as follows;

1. EMPLOYMENT AND EMPLOYMENT TERM. The Employers hereby shall employ the Executive and the Executive hereby accepts employment with the Employers for a term of twenty-four (24) months commencing on the Effective Times of the Company and Bank Mergers and ending on the last day of the 24th month following such Effective Times ("Termination Date"), unless sooner terminated as hereinafter provided. On the Termination Date, while the Executive is employed by the Employers, the terms of the Executive's employment shall be automatically extended for successive additional terms of one year each, unless Executive or the Employers give written notice to the other on or before the first day of the fourth month prior to the Termination Date of the then current term of intention not to renew. Notwithstanding the foregoing, the term of Executive's employment can be terminated pursuant to the provisions of Paragraph 10 herein; provided, however, the parties agree that in no event shall the term of Executive's employment hereunder extend beyond December 31 in the calendar year in which Executive's 65th birthday occurs.

2. POSITION, DUTIES, AND PLACE OF EMPLOYMENT. The Executive shall serve as the Chief Operating Officer of the Employers, reporting only to the President and Chief Executive Officer of the Employers and the Board of Directors of the Employers, and shall have responsibilities of the Chief Operating Officer as set forth in the job description thereof, as the same may be modified from time to time by the Board of Directors of the Employers. The Executive shall have such other powers


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and duties as may from time to time be prescribed by the Board of Directors of the Employers, provided such duties are consistent with the Executive's position as the Chief Operating Officer of the Employers. The Executive's primary office shall be located at such place as the Bank Board shall determine.

3. ENGAGEMENT IN OTHER EMPLOYMENT. The Executive shall devote all his ability and attention to the business of the Employers during the term of this Agreement. The Executive shall, during the term of this Agreement, notify the Bank Board in writing and receive written approval from the Bank before the Executive engages in any other business or commercial activities, duties or pursuits, including, but not limited to, directorships of other companies. Under no circumstance, during the term of this Agreement, may the Executive engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of the Employers, nor may the Executive serve as a director or officer or in any other capacity in a company which competes with the Employers. Executive shall not be precluded, however, from engaging in voluntary or philanthropic endeavors, from engaging in activities designed to maintain and improve his professional skills, or from engaging in activities incident or necessary to personal investments, so long as they are, in the Bank Board's reasonable opinion, not in conflict with or detrimental to the Executive's rendition of services on behalf of the Employers. Executive shall not serve as fiduciary in connection with the administration of any trust, estate, agency or other fiduciary relationship without the prior approval from the Bank's Board, other than as a fiduciary on behalf of, or in connection with the settlement of an estate of, a member of the Executive's immediate family (i.e., spouse, parent, child, or sibling).

4. COMPENSATION.

     (a) Annual Base Salary. As compensation for services rendered to the Employers under this Agreement, the Executive shall be entitled to receive from the Bank an annual base salary of not less than $125,000 dollars per year, (the "Annual Base Salary") payable in substantially equal bi-weekly installments (or such other intervals as established by the Bank's payroll policy) prorated for any partial employment period. The Annual Base Salary shall be reviewed annually, no later than December 15 of the then calendar year and shall be subject to such annual change (but not reduced below $125,000 without the Executive's written consent, except in cases of national financial depression or emergency when compensation reduction has been implemented by the Board of Directors for all of the Employers' executive staff) as may be set by the Bank's Board, taking into account the position and duties of the Executive and the performance of the Corporation and the Bank. The Executive agrees to serve as the Chief Operating Officer of the Corporation for no additional remuneration or benefits.

     (b) Bonus. The Bank's Board in its sole discretion may provide for payment of a periodic bonus to the Executive in such an amount or nature as it may deem appropriate based on Executive's performance, the financial performance of the Corporation and Bank and other relevant factors.

5. FRINGE BENEFITS, VACATION, EXPENSES AND PERQUISITES.

     (a) Benefit Plans. The Executive shall be entitled to participate in or receive benefits under all Bank employee benefit plans including, but not limited to, any pension plan, profit-sharing plan, savings plan, life insurance plan or disability insurance plan, as made available by the Bank to its employees, subject to and on a basis consistent with terms, conditions and overall administration of such plans and arrangements, and provided, further that such participation does not violate any state or federal law, rule or regulation.

     (b) Business Expenses. During the term of his employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance


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with the policies and procedures established by the Bank Board for its senior executive officers) in performing services hereunder, provided that the Executive properly accounts therefore in accordance with Bank policy.

     (c) Vacation, Holiday, Sick Days and Personal Days. The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Bank from time to time for its senior executive officers, but not less than twenty (20) business days per calendar year (prorated in any calendar year during which the Executive is employed hereunder for less than the entire such year in accordance with the number of days in such calendar year during which he is so employed). The Executive shall also be entitled to all paid holidays, sick days and personal days provided to the Bank to its regular full-time employees and senior executive officers.

6. NON-DISCLOSURE TRADE/SECRET. During the term of his employment hereunder, or at any later time, the Executive shall not, without the written consent of the Bank Board or a person authorized thereby, knowingly disclose to any person, other than an employee of the Employers, or to a person to whom disclosure is reasonable necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Employers, any confidential information obtained by the Executive while in the employ of the Employers with respect to any of the Employers' services, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices, the disclosure of which could be or will be materially damaging to the Employers, provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Employers or any information that must be disclosed as required by law. This provision shall survive termination of the Executive's employment under this Agreement and/or termination of this Agreement.

7. RESTRICTIVE COVENANT. The Executive covenants and agrees as follows: the Executive shall not directly or indirectly, within the marketing area of the Employers (defined as the area within a thirty (30) mile radius of Bloomsburg, Pennsylvania) enter into or engage generally in direct or indirect competition with the Employers or any subsidiary of the Employers, either as an individual on his own or as a partner or joint venturer, or as director, officer, shareholder, employment, agent, independent contractor, lessor or creditor of or for any person, for a period of one (1) year after the date of termination of his employment, whether voluntary or involuntary. The foregoing restriction shall not be construed to prohibit the ownership by Executive of not more than five (5%) percent of any class of securities of any corporation which is in competition with the Employers, provided that such ownership represents a passive investment and that neither Executive nor any group of persons including Executive in any way, either, directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part its business, other than exercising his rights as a shareholder, or seek to do any of the foregoing. The existence of any claim or cause of actions of the Executive against the Employers, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employers of this covenant. The Executive agrees that the restrictions set forth in this Agreement do not unreasonably interfere with his ability to obtain employment in his chosen field. The Executive also agrees that any breach of the restrictions set forth in Paragraphs 6, 7, and 8 will result in irreparable injury to the Employers for which they shall have no adequate remedy at law and the Employers shall been titled to injunctive relief in order to enforce the provisions hereof. In the event that this Paragraph shall be determined by any court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographical area, it shall be in full force and effect as to that period of time or geographical area determined to be reasonable by the court.


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8. NON-SOLICITATION. Executive covenants and agrees that while employed by the
Employers and for a period of one (1) year after the termination of Executive's employment, either voluntarily or involuntarily, Executive shall not, either directly or indirectly in any capacity whatsoever, (a) obtain, solicit, divert, appeal to, attempt to obtain, attempt to solicit, attempt to divert, attempt to appeal to any customers, clients or referral sources of the Employers to divert their business from the Employers; (b) solicit any person who was employed by the Employers to leave the employ of the Employers. For purposes of this covenant, "customers, clients, and referral sources" shall include all persons who are or were customers, clients or referral sources of the Employers at any time during the employment of Executive by the Employers. The non-solicitation covenant set forth in this Paragraph 8 shall not be construed to prohibit a general advertising or marketing program directed toward the marketing area of the Employers by any subsequent employer of Executive. The existence of any claim by Executive, whether predicated upon this Agreement or otherwise, shall not constitute defense to the Employers' enforcement of or attempts to enforce this provision.

9. NOTIFICATION OF A NON-DISCLOSURE/TRADE SECRET, RESTRICTIVE COVENANT AND NON-SOLICITATION PROVISIONS. During his employment and for a period of one (1) year following termination of his employment with the Employers, Executive agrees to inform any prospective employer of existence of the Non-Disclosure/Trade Secret, Restrictive Covenant and Non-Solicitation provisions of this Agreement.

10. TERMINATION AND PAYMENTS UPON TERMINATION.

     (a) Death of Executive. The Executive's employment hereunder shall terminate upon his death. Upon his death, the Bank shall pay Executive's then current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of death, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and the Employers shall have no further obligation to the Executive under this Agreement.

     (b) Executive Disability. Executive's employment shall be subject to termination by the Employers upon (30) days advance written notice in the event of Executive's disability as defined herein. For purposes of this Agreement, "disability" shall mean a physical or mental condition of the Executive (a) that shall have prevented Executive from performance of his duties as Chief Operating Officer on a full-time basis (i.e., for purposes hereof, an average of no less than thirty-five (35) hours per week) during a period of ninety (90) consecutive days, and (b) that, in the opinion, stated to a reasonable degree of medical certainty, of a physician licensed to practice in the Commonwealth of Pennsylvania, is likely to continue to prevent Executive from the performance of his duties on a full-time basis for an additional six months or more. Executive waives physician-patient privilege and consents to and authorizes the release of his medical records to the Employers in the event Executive has not been able to work full-time for a period of ninety (90) consecutive days. In addition, in such event, Executive (a) authorizes any physician treating Executive to discuss Executive's condition with authorized representatives of the Employers and to express opinions as to the prognosis for Executive's recovery, and (b) consents to such medical examinations by licensed physicians as the Employers may reasonably require in order to evaluate Executive's condition and prospects for resumption of his duties on a full-time basis. If Executive's employment shall be terminated by reason of his disability, the Employers shall pay Executive his then current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and the Employers shall have no further obligation to the Executive under this Agreement.

     (c) For Cause Termination. The Employers may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Employers shall have "Cause" to terminate


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

the Executive's employment hereunder upon (1) the repeated failure by the Executive to substantially perform his duties hereunder following written notice to Executive specifying the nature of his deficient performance and the failure by Executive to correct such deficiency within thirty (30) days of said notice; or (2) the engaging by the Executive in serious misconduct injurious to the Employers; or (3) the violation by the Executive of the provisions of Paragraphs 3, 6, 7, or 8 hereof after written notice from the Employers and a failure to cure such violation within thirty (30) days of said notice; or (4) the dishonesty or gross negligence of the Executive in the performance of his duties under this Agreement; or (5) the breach of Executive's fiduciary duty to the Employers involving personal profit; or (6) the violation of any law, rule or regulation covering banks or bank officers or any final and unappealable cease and desist order issued by a bank regulatory authority, any of which, directly and materially harms the business of the Employers; or (7) moral turpitude or other serious misconduct on the part of the Executive which brings material public discredit to the Employers. Any termination for Cause must be approved by: (1) the affirmative vote of a majority of the directors then in office of each of the Employers, prior to a change in control, or (ii) the affirmative vote of not less than eighty (80%) percent of the directors then in office of each of the Employers, following a change in control.

     If the Executive's employment shall be terminated for cause, the Bank shall pay the Executive his full Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of the termination at the rate in effect at the time of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and the Employers shall have no further obligation to the Executive under this Agreement.

     (d) Resignation by Executive. The Executive may terminate his employment hereunder upon one hundred twenty (120) days written notice. Upon Executive's resignation, the Bank shall pay Executive his Annual Base Salary, (minus applicable taxes and withholding) prorated through the date of termination at the rate then in effect at the time of the termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and the Employers shall have no further obligation to the Executive under this Agreement.

     (e) Termination Without Cause. At any time while the Executive is employed under this Agreement, the Employers may terminate the Executive's employment without cause and without advance notice. Upon such termination, the Bank shall pay Executive his then current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, plus an amount equal to one times Executive's Annual Base Salary (minus applicable taxes and withholdings), subject to any limitation under Paragraph 11 of this Agreement. Payment of the amount due pursuant to this paragraph shall be paid over a twelve (12) month period, prorated in equal installments on the Bank's regular paydays, unless the termination occurs within the twelve (12) months after a Change in Control, as defined herein, in which case payment of the amount due pursuant to this paragraph shall be in a lump sum within thirty (30) days after the date of termination. Executive also will be entitled to the continuation of life insurance, health and dental plans and other employee benefits made available to and on a cost basis consistent with all employees of the Employers for one (1) year after termination. The Employers shall have no further obligation to the Executive under this Agreement.

     (f) Termination by Executive for Good Reason. The Executive may terminate his employment hereunder for Good Reason, in each case after notice from the Executive to the Employers within ninety (90) days after the initial existence of any such condition that such action or limitation of the Employers constitutes Good Reason and the failure of the Employers to cure such situation within forty-five (45) days after such notice. The term "Good Reason" shall mean
(i) any assignment to the Executive, without his consent, of any duties other than those contemplated by, or


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any limitations of the powers of the Executive not contemplated by Paragraph 2 hereof, or (ii) any other breach by Employers of their obligations under this Agreement.

     If Executive shall terminate his employment for Good Reason, the Bank shall pay the Executive his then current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, plus an amount equal to one (1) times his then current Annual Base Salary (minus applicable taxes and withholdings), subject to any limitation under Paragraph 11 of this Agreement. Payment of the amount due pursuant to this paragraph shall be paid over a twelve (12) month period, prorated in equal installments on the Bank's regular paydays, unless the termination occurs within the twelve (12) months after a Change in Control, as defined herein, in which case payment of the amount due pursuant to this paragraph shall be in a lump sum within thirty (30) days after the date of termination. Executive also will be entitled to the continuation of life insurance, health and dental plans and other employee benefits made available to and on a cost basis consistent with all employees of the Employers for one (1) year after termination. The Employers shall have no further obligation to the Executive under this Agreement.

     (g) Non-Renewal by the Employers. The Employers may terminate the Executive's employment pursuant to an election not to renew this Agreement as provided under Paragraph 1 above. Upon such termination, the Bank shall pay Executive his current Annual Base Salary (minus applicable taxes and withholdings) for a one (1) year period at the rate then in effect at the time of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, subject to any limitation under Paragraph 11 of this Agreement. The foregoing severance payments shall be made over a twelve (12) month period commencing on the effective date of termination prorated in equal installments on the Bank's regular paydays, except in the case of an election not to renew made by the Employers within twelve (12) months after the occurrence of a Change in Control, the amount owing to Executive shall be paid in a lump sum within thirty (30) days following the date of termination. The Employers shall have no further obligation to the Employee under this Agreement.

     (h) Non-Renewal by Executive. The Executive may terminate his employment pursuant to an election not to renew this Agreement as provided under Paragraph 1 above. Upon such termination, the Employers shall pay Executive his current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of termination at the rate then in effect at the time of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and the Employers shall have no further obligation to the Executive under this Agreement.

11. SECTION 280G LIMITATION. If any severance or salary continuation payments are to be made under the terms of Paragraph 10 herein (together with any other payments which the Executive has the right to receive from the Employers as a result of the termination of Executive without cause by the Employers or both or the termination by Executive for Good Reason), and those payments shall be determined by the Employers' or their successors', as the case may be, independent certified public accountants to constitute a "golden-parachute payment" under Section 280G of the Internal Revenue Code of 1986 ("Code") and the regulations thereunder and any successor code section and regulations thereunder; then the Executive agrees that such aggregate amount shall be reduced in order to avoid the excise tax imposed by Section 4999 of the Code. All such amounts hereunder shall be determined by the Employers' or their successors', as the case may be, independent certified public accounts, whose determination shall be final and binding upon the parties and their successors to this Agreement.


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

12. AUTOMATIC TERMINATION.

     (a) The parties agree that Executive's employment under this Agreement shall not extend beyond the 31st day of December in the calendar year in which Executive's 65th birthday occurs. Upon Executive's termination of employment under this provision, the Bank shall pay Executive his current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and Employers shall have no further obligation to Executive under this Agreement.

     (b) This Agreement shall be automatically terminate upon the termination of the Plan without any action on the part of the Employers or the Executive, and the Employers and the Employee shall have no further obligations under this Agreement.

13. DAMAGES FOR BREACH OF CONTRACT. In the event of a breach of this Agreement by either Employers or the Executive resulting in damages to another party to this Agreement, that party may recover from the party breaching the Agreement only those damages as set forth herein. In no event shall any party be entitled to the recovery of attorney's fees or costs, except as provided in the last sentence of this Paragraph 13.

Notwithstanding the above, the attorney's fees and costs incurred by Executive in connection with the enforcement of his rights under this Agreement after a Change in Control shall be paid by the Employers, or their successors, as the case may be, unless Executive is judicially determined to have acted in bad faith.

14. DEFINITION OF CHANGE AND CONTROL. For the purposes of this Agreement, the terms "Change of Control" shall mean: a change in control of a nature that would be required to be reported in response to Item 6(e) of schedule 14A of Regulation 14A and any successor rule or regulation promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or any "person" who on the date hereof is a director or officer of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty-five (25) percent or more of the combined voting power of the Corporation's then outstanding securities; (b) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period; or (c) the sale, exchange or transfer of all or substantially all of the Bank's or Corporation's assets.

15. DEFINITION OF DATE OF CHANGE OF CONTROL. For purposes of this Agreement, the date of Change of Control shall mean:

     (a) the first date on which a single person and/or entity, or group of affiliated persons and/or entities, acquire the beneficial ownership of twenty-five (25%) percent or more of the Corporation's voting securities;

     (b) the date of the transfer of all or substantially all of the Bank's or Corporation's assets;

     (c) the date on which a merger, consolidation or combination is consummated, as applicable; or


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

     (d) the date on which individuals who formerly constituted a majority of the Board of Directors of the Bank or Corporation under Section 14, above, ceased to be a majority.

     Notwithstanding anything contained herein to the contrary, if Executive's employment is terminated and he reasonable concludes that such termination : (i) was effected at the request of a third party who has expressed an intention to effect a Change in Control, or (ii) otherwise occurred in connection with or in anticipation of an actual or attempted Change in Control, then in such event a Change in Control shall be deemed to have occurred on the date immediately prior to the date of termination of Executive's employment. Furthermore, the parties hereto agree that all actions to be effected under the Plan and Bank Plan shall not constitute a Change in Control under this Agreement.

16. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be writing and shall be deemed to have been duly given when hand-delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:     EDWIN A. WENNER
                              39 Oak Road
                              Orangeville, PA 17859

     If to the Bank:          First Columbia Bank & Trust Co.
                              President and CEO
                              11 West Main Street
                              Bloomsburg, PA 17815

     If to the Corporation:   CCFNB Bancorp, Inc.
                              President and CEO
                              232 East Street
                              Bloomsburg, PA 17815-0240

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

17. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Executive, the Employers and any of their successors or assigns, provided however, that the Executive may not commute, anticipate, encumber, dispose or assign any payment. The Employers are jointly and severally liable for the obligations of the Employers hereunder.

18. SEVERABILITY. If any provision of this Agreement is declared unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected and shall remain in full force and effect.

19. AMENDMENT. This Agreement may be amended or canceled only by mutual agreement of the parties in writing.

20. PAYMENT OF MONEY DUE DECEASED EXECUTIVE. In the event of Executive's death, any moneys that may be due him from the Employers under this Agreement as of the date of death shall be paid to the person designated by him in writing for this purpose, or in the absence of any such designation to: (i) his spouse if she survives him, or (ii) his estate if his spouse does not survive him.

21. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.


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22. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment of the Executive by the Employers, and this Agreement contains all the covenants and agreements between the parties with respect to such employment.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed in their respective names and in the case of the Corporation and the Bank, by its authorized representatives, the day and year above mentioned.

ATTEST:                                 CCFNB BANCORP, INC.

                                                                           November 29, 2007
-------------------------------------   --------------------------------
Secretary                               Paul E. Reichart,
                                        Chairman of the Board


ATTEST:                                 FIRST COLUMBIA BANK  & TRUST CO.

                                                                           November 29, 2007
-------------------------------------   --------------------------------
Secretary                               Glenn E. Halterman,
                                        Chairman of the Board


WITNESS:

                                                                           November 29, 2007
-------------------------------------   --------------------------------
                                        EDWIN A. WENNER


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

                                     ANNEX H

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT, (this "Agreement"), is made this 29th day of November, 2007 among First Columbia Bank & Trust Co., a Pennsylvania banking institution, (the "Bank"), CCFNB BANCORP, INC., a Pennsylvania business corporation (the "Corporation") and SHIRLEY K. ALTERS, an adult individual (the "Executive"). The Bank and the Corporation are sometimes hereinafter referred to collectively as the "Employers".

     WHEREAS, the Corporation and Columbia Financial Corporation, a Pennsylvania business corporation, the parent company of the Bank, ("CFC"), have entered into an Agreement and Plan of Reorganization, dated as of November 29, 2007 (the "Plan"), whereby CFC will be merged with and into the Corporation with the Corporation being the surviving company to the merger (the "Company Merger");

     WHEREAS, Columbia County Farmers National Bank, ("CCFNB Bank"), a wholly owned subsidiary of the Corporation and the Bank have entered into a Plan of Merger ("the Bank Plan "), dated as of November 29, 2007, which is an integral part of the Plan, whereby, simultaneously with the Company Merger, CCFNB Bank will be merged with and into the Bank with the Bank being the surviving institution to this merger (the "Bank Merger");

     WHEREAS, the Executive is currently the Chief Financial Officer of CFC and the Bank and the parties to the Plan and the Bank Plan desire the Executive to continue as the Chief Financial Officer of the Bank and to assume the title, role and responsibilities of the Chief Financial Officer of the Corporation after the Effective Times of the Company and Bank Mergers (as those Effective Times are defined in the Plan and the Bank Plan) under the terms and conditions set forth herein;

     WHEREAS, the Executive desires to serve the Employers in an executive capacity under the terms and conditions set forth herein; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties agree as follows;

1. EMPLOYMENT AND EMPLOYMENT TERM. The Employers hereby shall employ the Executive and the Executive hereby accepts employment with the Employers for a term of twenty-four (24) months commencing on the Effective Times of the Company and Bank Mergers and ending on the last day of the 24th month following such Effective Times ("Termination Date"), unless sooner terminated as hereinafter provided. On the Termination Date, while the Executive is employed by the Employers, the terms of the Executive's employment shall be automatically extended for successive additional terms of one (1) year each, unless Executive or the Employers give written notice to the other on or before the first day of the fourth month prior to the Termination Date of the then current term of intention not to renew. Notwithstanding the foregoing, the term of Executive's employment can be terminated pursuant to the provisions of Paragraph 10 herein; provided, however, the parties agree that in no event shall the term of Executive's employment hereunder extend beyond December 31 in the calendar year in which Executive's 65th birthday occurs.

2. POSITION, DUTIES, AND PLACE OF EMPLOYMENT. The Executive shall serve as the Chief Financial Officer of the Employers, reporting only to the President and Chief Executive Officer of the Employers and the Board of Directors of the Employers, and shall have responsibilities of the Chief Financial Officer as set forth in the job description thereof, as the same may be modified from time to time by the Board of Directors of the Employers. The Executive shall have such other powers and duties as may from time to time be prescribed by the Board of Directors of the Employers,


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

provided such duties are consistent with the Executive's position as the Chief Financial Officer of the Employers. The Executive's primary office shall be located at such place as the Bank Board shall determine.

3. ENGAGEMENT IN OTHER EMPLOYMENT. The Executive shall devote all her working time, ability and attention to the business of the Employers during the term of this Agreement. The Executive shall, during the term of this Agreement, notify the Bank Board in writing and receive written approval from the Bank before the Executive engages in any other business or commercial activities, duties or pursuits, including, but not limited to, directorships of other companies. Under no circumstance, during the term of this Agreement, may the Executive engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of the Employers, nor may the Executive serve as a director or officer or in any other capacity in a company which competes with the Employers. Executive shall not be precluded, however, from engaging in voluntary or philanthropic endeavors, from engaging in activities designed to maintain and improve her professional skills, or from engaging in activities incident or necessary to personal investments, so long as they are, in the Bank Board's reasonable opinion, not in conflict with or detrimental to the Executive's rendition of services on behalf of the Employers. Executive shall not serve as fiduciary in connection with the administration of any trust, estate, agency or other fiduciary relationship without the prior approval from the Bank's Board, other than as a fiduciary on behalf of, or in connection with the settlement of an estate of, a member of the Executive's immediate family (i.e., spouse, parent, child, or sibling).

4. COMPENSATION.

     (a) Annual Base Salary. As compensation for services rendered to the Employers under this Agreement, the Executive shall be entitled to receive from the Bank an annual base salary of not less than $120,000 dollars per year, (the "Annual Base Salary") payable in substantially equal bi-weekly installments (or such other intervals as established by the Bank's payroll policy) prorated for any partial employment period. The Annual Base Salary shall be reviewed annually, no later than December 15 of the then calendar year and shall be subject to such annual change (but not reduced below $120,000 without the Executive's written consent, except in cases of national financial depression or emergency when compensation reduction has been implemented by the Board of Directors for all of the Employers' executive staff) as may be set by the Bank's Board, taking into account the position and duties of the Executive and the performance of the Corporation and the Bank. The Executive agrees to serve as the Chief Financial Officer of the Corporation for no additional remuneration or benefits.

     (b) Bonus. The Bank's Board in its sole discretion may provide for payment of a periodic bonus to the Executive in such an amount or nature as it may deem appropriate based on Executive's performance, the financial performance of the Corporation and Bank and other relevant factors.

5. FRINGE BENEFITS, VACATION, EXPENSES AND PERQUISITES.

     (a) Benefit Plans. The Executive shall be entitled to participate in or receive benefits under all Bank employee benefit plans including, but not limited to, any pension plan, profit-sharing plan, savings plan, life insurance plan or disability insurance plan, as made available by the Bank to its employees, subject to and on a basis consistent with terms, conditions and overall administration of such plans and arrangements, and provided, further that such participation does not violate any state or federal law, rule or regulation.

     (b) Business Expenses. During the term of her employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by her (in accordance with the policies and procedures established by the Bank Board for its senior executive officers) in


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performing services hereunder, provided that the Executive properly accounts therefore in accordance with Bank policy.

     (c) Vacation, Holiday, Sick Days and Personal Days. The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Bank from time to time for its senior executive officers, but not less than twenty (20) business days per calendar year (prorated in any calendar year during which the Executive is employed hereunder for less than the entire such year in accordance with the number of days in such calendar year during which he is so employed). The Executive shall also be entitled to all paid holidays, sick days and personal days provided to the Bank to its regular full-time employees and senior executive officers.

6. NON-DISCLOSURE TRADE/SECRET. During the term of her employment hereunder, or at any later time, the Executive shall not, without the written consent of the Bank Board or a person authorized thereby, knowingly disclose to any person, other than an employee of the Employers, or to a person to whom disclosure is reasonable necessary or appropriate in connection with the performance by the Executive of her duties as an executive of the Employers, any confidential information obtained by the Executive while in the employ of the Employers with respect to any of the Employers' services, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices, the disclosure of which could be or will be materially damaging to the Employers, provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Employers or any information that must be disclosed as required by law. This provision shall survive termination of the Executive's employment under this Agreement and/or termination of this Agreement.

7. RESTRICTIVE COVENANT. The Executive covenants and agrees as follows: the Executive shall not directly or indirectly, within the marketing area of the Employers (defined as the area within a thirty (30) mile radius of Bloomsburg, Pennsylvania) enter into or engage generally in direct or indirect competition with the Employers or any subsidiary of the Employers, either as an individual on her own or as a partner or joint venturer, or as director, officer, shareholder, employment, agent, independent contractor, lessor or creditor of or for any person, for a period of one (1) year after the date of termination of her employment, whether voluntary or involuntary. The foregoing restriction shall not be construed to prohibit the ownership by Executive of not more than five (5%) percent of any class of securities of any corporation which is in competition with the Employers, provided that such ownership represents a passive investment and that neither Executive nor any group of persons including Executive in any way, either, directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part its business, other than exercising her rights as a shareholder, or seek to do any of the foregoing. The existence of any claim or cause of actions of the Executive against the Employers, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employers of this covenant. The Executive agrees that the restrictions set forth in this Agreement do not unreasonably interfere with her ability to obtain employment in her chosen field. The Executive also agrees that any breach of the restrictions set forth in Paragraphs 6, 7, and 8 will result in irreparable injury to the Employers for which they shall have no adequate remedy at law and the Employers shall been titled to injunctive relief in order to enforce the provisions hereof. In the event that this Paragraph shall be determined by any court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographical area, it shall be in full force and effect as to that period of time or geographical area determined to be reasonable by the court.

8. NON-SOLICITATION. Executive covenants and agrees that while employed by the Employers and for a period of one (1) year after the termination of Executive's employment, either voluntarily or


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involuntarily, Executive shall not, either directly or indirectly in any capacity whatsoever, (a) obtain, solicit, divert, appeal to, attempt to obtain, attempt to solicit, attempt to divert, attempt to appeal to any customers, clients or referral sources of the Employers to divert their business from the Employers; (b) solicit any person who was employed by the Employers to leave the employ of the Employers. For purposes of this covenant, "customers, clients, and referral sources" shall include all persons who are or were customers, clients or referral sources of the Employers at any time during the employment of Executive by the Employers. The non-solicitation covenant set forth in this Paragraph 8 shall not be construed to prohibit a general advertising or marketing program directed toward the marketing area of the Employers by any subsequent employer of Executive. The existence of any claim by Executive, whether predicated upon this Agreement or otherwise, shall not constitute defense to the Employers' enforcement of or attempts to enforce this provision.

9. NOTIFICATION OF A NON-DISCLOSURE/TRADE SECRET, RESTRICTIVE COVENANT AND NON-SOLICITATION PROVISIONS. During her employment and for a period of one (1) year following termination of her employment with the Employers, Executive agrees to inform any prospective employer of existence of the Non-Disclosure/Trade Secret, Restrictive Covenant and Non-Solicitation provisions of this Agreement.

10. TERMINATION AND PAYMENTS UPON TERMINATION.

     (a) Death of Executive. The Executive's employment hereunder shall terminate upon her death. Upon her death, the Bank shall pay Executive's then current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of death, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and the Employers shall have no further obligation to the Executive under this Agreement.

     (b) Executive Disability. Executive's employment shall be subject to termination by the Employers upon (30) days advance written notice in the event of Executive's disability as defined herein. For purposes of this Agreement, "disability" shall mean a physical or mental condition of the Executive (a) that shall have prevented Executive from performance of her duties as Chief Financial Officer on a full-time basis (i.e., for purposes hereof, an average of no less than thirty-five (35) hours per week) during a period of ninety (90) consecutive days, and (b) that, in the opinion, stated to a reasonable degree of medical certainty, of a physician licensed to practice in the Commonwealth of Pennsylvania, is likely to continue to prevent Executive from the performance of her duties on a full-time basis for an additional six months or more. Executive waives physician-patient privilege and consents to and authorizes the release of her medical records to the Employers in the event Executive has not been able to work full-time for a period of ninety (90) consecutive days. In addition, in such event, Executive (a) authorizes any physician treating Executive to discuss Executive's condition with authorized representatives of the Employers and to express opinions as to the prognosis for Executive's recovery, and (b) consents to such medical examinations by licensed physicians as the Employers may reasonably require in order to evaluate Executive's condition and prospects for resumption of her duties on a full-time basis. If Executive's employment shall be terminated by reason of her disability, the Employers shall pay Executive her then current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and the Employers shall have no further obligation to the Executive under this Agreement.

     (c) For Cause Termination. The Employers may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Employers shall have "Cause" to terminate the Executive's employment hereunder upon (1) the repeated failure by the Executive to substantially perform her duties hereunder following written notice to Executive specifying the nature of her


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deficient performance and the failure by Executive to correct such deficiency within thirty (30) days of said notice; or (2) the engaging by the Executive in serious misconduct injurious to the Employers; or (3) the violation by the Executive of the provisions of Paragraphs 3, 6, 7, or 8 hereof after written notice from the Employers and a failure to cure such violation within thirty
(30) days of said notice; or (4) the dishonesty or gross negligence of the Executive in the performance of her duties under this Agreement; or (5) the breach of Executive's fiduciary duty to the Employers involving personal profit; or (6) the violation of any law, rule or regulation covering banks or bank officers or any final and unappealable cease and desist order issued by a bank regulatory authority, any of which, directly and materially harms the business of the Employers; or (7) moral turpitude or other serious misconduct on the part of the Executive which brings material public discredit to the Employers. Any termination for Cause must be approved by: (1) the affirmative vote of a majority of the directors then in office of each of the Employers, prior to a change in control, or (ii) the affirmative vote of not less than eighty (80%) percent of the directors then in office of each of the Employers, following a change in control.

     If the Executive's employment shall be terminated for cause, the Bank shall pay the Executive her full Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of the termination at the rate in effect at the time of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and the Employers shall have no further obligation to the Executive under this Agreement.

     (d) Resignation by Executive. The Executive may terminate her employment hereunder upon one hundred twenty (120) days written notice. Upon Executive's resignation, the Bank shall pay Executive her Annual Base Salary, (minus applicable taxes and withholding) prorated through the date of termination at the rate then in effect at the time of the termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and the Employers shall have no further obligation to the Executive under this Agreement.

     (e) Termination Without Cause. At any time while the Executive is employed under this Agreement, the Employers may terminate the Executive's employment without cause and without advance notice. Upon such termination, the Bank shall pay Executive her then current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, plus an amount equal to one times Executive's Annual Base Salary (minus applicable taxes and withholdings), subject to any limitation under Paragraph 11 of this Agreement. Payment of the amount due pursuant to this paragraph shall be paid over a twelve (12) month period, prorated in equal installments on the Bank's regular paydays, unless the termination occurs within twelve (12) months after a Change in Control, as defined herein, in which case payment of the amount due pursuant to this paragraph shall be in a lump sum within thirty (30) days after the date of termination. Executive also will be entitled to the continuation of life insurance, health and dental plans and other employee benefits made available to and on a cost basis consistent with all employees of the Employers for one (1) year after termination. The Employers shall have no further obligation to the Executive under this Agreement.

     (f) Termination by Executive for Good Reason. The Executive may terminate her employment hereunder for Good Reason, in each case after notice from the Executive to the Employers within ninety (90) days after the initial existence of any such condition that such action or limitation of the Employers constitutes Good Reason and the failure of the Employers to cure such situation within forty-five (45) days after such notice. The term "Good Reason" shall mean
(i) any assignment to the Executive, without her consent, of any duties other than those contemplated by, or any limitations of the powers of the Executive not contemplated by Paragraph 2 hereof, or (ii) any other breach by Employers of their obligations under this Agreement.


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

     If Executive shall terminate her employment for Good Reason, the Bank shall pay the Executive an amount equal to her then current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of termination, together with the dollar value of any accrued vacation and the amount of unreimbursed business expenses as of the date of termination, plus an amount equal to one (1) times her then current Annual Base Salary (minus applicable taxes and withholdings), subject to any limitation under Paragraph 11 of this Agreement. Payment of the amount due pursuant to this Paragraph shall be paid over a twelve (12) month period, prorated in equal installments on the Employer's regular pay days, unless the termination occurs within twelve (12) months after a Change in Control, as defined herein, in which case any amount due pursuant to this Paragraph shall be paid in a lump sum within thirty (30) days following the date of termination. Executive also will be entitled to the continuation of life insurance, health and dental plans and other employee benefits made available to and on a cost basis consistent with all employees of the Employers for one (1) year after termination. The Employers shall have no further obligation to Employee under this Agreement.

     (g) Non-Renewal by the Employers. The Employers may terminate the Executive's employment pursuant to an election not to renew this Agreement as provided under Paragraph 1 above. Upon such termination, the Bank shall pay Executive her Annual Base Salary (minus applicable taxes and withholdings) for a one (1) year period at the rate then in effect at the time of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, subject to any limitation under Paragraph 11 of this Agreement. The foregoing severance payments shall be made over a twelve (12) month period commencing on the effective date of termination prorated in equal installments on the Bank's regular paydays, except in the case of an election not to renew made by the Employers within twelve (12) months after the occurrence of a Change in Control, the amount owing to Executive shall be paid in a lump sum within thirty (30) days following the date of termination. The Employers shall have no further obligation to the Employee under this Agreement.

     (h) Non-Renewal by Executive. The Executive may terminate her employment pursuant to an election not to renew this Agreement as provided under Paragraph 1 above. Upon such termination, the Employers shall pay Executive her current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of termination at the rate then in effect at the time of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and the Employers shall have no further obligation to the Executive under this Agreement.

11. SECTION 280G LIMITATION. If any severance or salary continuation payments are to be made under the terms of Paragraph 10 herein (together with any other payments which the Executive has the right to receive from the Employers as a result of the termination of Executive without cause by the Employers or both or the termination by Executive for Good Reason), and those payments shall be determined by the Employers' or their successors', as the case may be, independent certified public accountants to constitute a "golden-parachute payment" under Section 280G of the Internal Revenue Code of 1986 ("Code") and the regulations thereunder and any successor code section and regulations thereunder; then the Executive agrees that such aggregate amount shall be reduced in order to avoid the excise tax imposed by Section 4999 of the Code. All such amounts hereunder shall be determined by the Employers' or their successors', as the case may be, independent certified public accounts, whose determination shall be final and binding upon the parties and their successors to this Agreement.

12. AUTOMATIC TERMINATION.


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     (a) The parties agree that Executive's employment under this Agreement shall not extend beyond the 31st day of December in the calendar year in which Executive's 65th birthday occurs. Upon Executive's termination of employment under this provision, the Bank shall pay Executive her current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, the Employers shall have no further obligation to Executive under this Agreement.

     (b) This Agreement shall be automatically terminate upon the termination of the Plan without any action on the part of the Employers or the Executive, and the Employers and the Employee shall have no further obligation under this Agreement.

13. DAMAGES FOR BREACH OF CONTRACT. In the event of a breach of this Agreement by either Employers or the Executive resulting in damages to another party to this Agreement, that party may recover from the party breaching the Agreement only those damages as set forth herein. In no event shall any party be entitled to the recovery of attorney's fees or costs, except as provided in the last sentence of this Paragraph 13.

Notwithstanding the above, the attorney's fees and costs incurred by Executive in connection with the enforcement of her rights under this Agreement after a Change in Control shall be paid by the Employers, or their successors, as the case may be, unless Executive is judicially determined to have acted in bad faith.

14. DEFINITION OF CHANGE AND CONTROL. For the purposes of this Agreement, the terms "Change of Control" shall mean: a change in control of a nature that would be required to be reported in response to Item 6(e) of schedule 14A of Regulation 14A and any successor rule or regulation promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or any "person" who on the date hereof is a director or officer of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty-five (25) percent or more of the combined voting power of the Corporation's then outstanding securities; (b) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period; or (c) the sale, exchange or transfer of all or substantially all of the Bank's or Corporation's assets.

15. DEFINITION OF DATE OF CHANGE OF CONTROL. For purposes of this Agreement, the date of Change of Control shall mean:

     (a) the first date on which a single person and/or entity, or group of affiliated persons and/or entities, acquire the beneficial ownership of twenty-five (25%) percent or more of the Corporation's voting securities;

     (b) the date of the transfer of all or substantially all of the Bank's or Corporation's assets;

     (c) the date on which a merger, consolidation or combination is consummated, as applicable; or


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

     (d) the date on which individuals who formerly constituted a majority of the Board of Directors of the Bank or Corporation under Paragraph 14, above, ceased to be a majority.

     Notwithstanding anything contained herein to the contrary, if Executive's employment is terminated and he reasonable concludes that such termination : (i) was effected at the request of a third party who has expressed an intention to effect a Change in Control, or (ii) otherwise occurred in connection with or in anticipation of an actual or attempted Change in Control, then in such event a Change in Control shall be deemed to have occurred on the date immediately prior to the date of termination of Executive's employment. Furthermore, the parties hereto agree that all actions to be effected under the Plan and Bank Plan shall not constitute a Change in Control under this Agreement.

16. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be writing and shall be deemed to have been duly given when hand-delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:     SHIRLEY K. ALTERS
                              19 Apple Lane
                              Bloomsburg. PA 17815

     If to the Bank:          First Columbia Bank & Trust Co.
                              President and CEO
                              11 West Main Street
                              Bloomsburg, PA 17815

     If to the Corporation:   CCFNB Bancorp, Inc.
                              President and CEO
                              232 East Street
                              Bloomsburg, PA 17815-0240

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

17. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Executive, the Employers and any of their successors or assigns, provided however, that the Executive may not commute, anticipate, encumber, dispose or assign any payment. The Employers are jointly and severally liable for the obligations of the Employers hereunder.

18. SEVERABILITY. If any provision of this Agreement is declared unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected and shall remain in full force and effect.

19. AMENDMENT. This Agreement may be amended or canceled only by mutual agreement of the parties in writing.

20. PAYMENT OF MONEY DUE DECEASED EXECUTIVE. In the event of Executive's death, any moneys that may be due her from the Employers under this Agreement as of the date of death shall be paid to the person designated by her in writing for this purpose, or in the absence of any such designation to: (i) her spouse if she survives him, or (ii) her estate if her spouse does not survive her.

21. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.


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22. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment of the Executive by the Employers, and this Agreement contains all the covenants and agreements between the parties with respect to such employment.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed in their respective names and in the case of the Corporation and the Bank, by its authorized representatives, the day and year above mentioned.

ATTEST:                                 CCFNB BANCORP, INC.


                                                                           November 29, 2007
-------------------------------------   --------------------------------
Secretary                               Paul E. Reichart,
                                        Chairman of the Board


ATTEST:                                 FIRST COLUMBIA BANK & TRUST CO.


                                                                           November 29, 2007
-------------------------------------   --------------------------------
Secretary                               Glenn E. Halterman,
                                        Chairman of the Board


WITNESS:


                                                                           November 29, 2007
-------------------------------------   --------------------------------
                                        SHIRLEY K. ALTERS


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                                     ANNEX I

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT, (this "Agreement"), is made this 29th day of November, 2007 among First Columbia Bank & Trust Co., a Pennsylvania banking institution, (the "Bank"), and PAUL K. PAGE, an adult individual (the "Executive").

     WHEREAS, CCFNB Bancorp, Inc., a Pennsylvania business corporation (the "Corporation") and Columbia Financial Corporation, a Pennsylvania business corporation, the parent company of the Bank, ("CFC"), have entered into an Agreement and Plan of Reorganization, dated as of November 29, 2007 (the "Plan"), whereby CFC will be merged with and into the Corporation with the Corporation being the surviving company to the merger (the "Company Merger");

     WHEREAS, Columbia County Farmers National Bank, ("CCFNB Bank"), a wholly owned subsidiary of the Corporation and the Bank have entered into a Plan of Merger ("the Bank Plan"), dated as of November 29, 2007, which is an integral part of the Plan, whereby, simultaneously with the Company Merger, CCFNB Bank will be merged with and into the Bank with the Bank being the surviving institution to this merger (the "Bank Merger"). The Bank and the Corporation are sometimes hereinafter referred to collectively as the "Employers";

     WHEREAS, the Executive is currently the Chief Lending Officer of the Bank and the parties to the Plan and the Bank Plan desire the Executive to continue as the Chief Lending Officer of the Bank after the Effective Times of the Company and Bank Mergers (as those Effective Times are defined in the Plan and the Bank Plan) under the terms and conditions set forth herein;

     WHEREAS, the Executive desires to serve the Bank in an executive capacity under the terms and conditions set forth herein; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties agree as follows;

1. EMPLOYMENT AND EMPLOYMENT TERM. The Bank hereby shall employ the Executive and the Executive hereby accepts employment with the Bank for a term of twenty-four (24) months commencing on the Effective Times of the Company and Bank Mergers and ending on the last day of the 24th month following such Effective Times ("Termination Date"), unless sooner terminated as hereinafter provided. On the Termination Date, while the Executive is employed by the Bank, the terms of the Executive's employment shall be automatically extended for successive additional terms of one year, unless Executive or the Bank give written notice to the other on or before the first day of the fourth month prior to the Termination Date of the then current term of intention not to renew. Notwithstanding the foregoing, the term of Executive's employment can be terminated pursuant to the provisions of Paragraph 10 herein; provided, however, the parties agree that in no event shall the term of Executive's employment hereunder extend beyond December 31 in the calendar year in which Executive's 65th birthday occurs.

2. POSITION, DUTIES, AND PLACE OF EMPLOYMENT. The Executive shall serve as the Chief Lending Officer of the Bank, reporting only to the President and Chief Executive Officer of the Bank, and shall have responsibilities of the Chief Lending Officer as set forth in the job description thereof, as the same may be modified from time to time by the Bank Board. The Executive shall have such other powers and duties as may from time to time be prescribed by the Bank Board, provided such duties are consistent with the Executive's position as the Chief Lending Officer of the Bank. The Executive's primary office shall be located at such place as the Bank Board shall determine.


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3. ENGAGEMENT IN OTHER EMPLOYMENT. The Executive shall devote all his ability and attention to the business of the Bank during the term of this Agreement. The Executive shall, during the term of this Agreement, notify the Bank Board in writing and receive written approval from the Bank before the Executive engages in any other business or commercial activities, duties or pursuits, including, but not limited to, directorships of other companies. Under no circumstance, during the term of this Agreement, may the Executive engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of the Employers, nor may the Executive serve as a director or officer or in any other capacity in a company which competes with the Employers. Executive shall not be precluded, however, from engaging in voluntary or philanthropic endeavors, from engaging in activities designed to maintain and improve his professional skills, or from engaging in activities incident or necessary to personal investments, so long as they are, in the Bank Board's reasonable opinion, not in conflict with or detrimental to the Executive's rendition of services on behalf of the Bank. Executive shall not serve as fiduciary in connection with the administration of any trust, estate, agency or other fiduciary relationship without the prior approval from the Bank's Board, other than as a fiduciary on behalf of, or in connection with the settlement of an estate of, a member of the Executive's immediate family (i.e., spouse, parent, child, or sibling).

4. COMPENSATION.

     (a) Annual Base Salary. As compensation for services rendered to the Bank under this Agreement, the Executive shall be entitled to receive from the Bank an annual base salary of not less than $120,000 dollars per year, (the "Annual Base Salary") payable in substantially equal bi-weekly installments (or such other intervals as established by the Bank's payroll policy) prorated for any partial employment period. The Annual Base Salary shall be reviewed annually, no later than December 15 of the then calendar year and shall be subject to such annual change (but not reduced below $120,000 without the Executive's written consent, except in cases of national financial depression or emergency when compensation reduction has been implemented by the Bank Board for all of the Banks' executive staff) as may be set by the Bank's Board, taking into account the position and duties of the Executive and the performance of the Corporation and the Bank.

     (b) Bonus. The Bank's Board in its sole discretion may provide for payment of a periodic bonus to the Executive in such an amount or nature as it may deem appropriate based on Executive's performance, the financial performance of the Corporation and Bank and other relevant factors.

5. FRINGE BENEFITS, VACATION, EXPENSES AND PERQUISITES.

     (a) Benefit Plans. The Executive shall be entitled to participate in or receive benefits under all Bank employee benefit plans including, but not limited to, any pension plan, profit-sharing plan, savings plan, life insurance plan or disability insurance plan, as made available by the Bank to its employees, subject to and on a basis consistent with terms, conditions and overall administration of such plans and arrangements, and provided, further that such participation does not violate any state or federal law, rule or regulation.

     (b) Business Expenses. During the term of his employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by the Bank Board for its senior executive officers) in performing services hereunder, provided that the Executive properly accounts therefore in accordance with Bank policy.

     (c) Vacation, Holiday, Sick Days and Personal Days. The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Bank from time to time for its senior executive officers, but not less than twenty (20) business days per calendar year (prorated in any calendar year during which the Executive is employed hereunder for less than the entire such year


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

in accordance with the number of days in such calendar year during which he is so employed). The Executive shall also be entitled to all paid holidays, sick days and personal days provided to the Bank to its regular full-time employees and senior executive officers.

6. NON-DISCLOSURE TRADE/SECRET. During the term of his employment hereunder, or at any later time, the Executive shall not, without the written consent of the Bank Board or a person authorized thereby, knowingly disclose to any person, other than an employee of the Employers, or to a person to whom disclosure is reasonable necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Bank, any confidential information obtained by the Executive while in the employ of the Bank with respect to any of the Employers' services, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices, the disclosure of which could be or will be materially damaging to the Employers, provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Employers or any information that must be disclosed as required by law. This provision shall survive termination of the Executive's employment under this Agreement and/or termination of this Agreement.

7. RESTRICTIVE COVENANT. The Executive covenants and agrees as follows: the Executive shall not directly or indirectly, within the marketing area of the Employers (defined as the area within a thirty (30) mile radius of Bloomsburg, Pennsylvania) enter into or engage generally in direct or indirect competition with the Employers or any subsidiary of the Employers, either as an individual on his own or as a partner or joint venturer, or as director, officer, shareholder, employment, agent, independent contractor, lessor or creditor of or for any person, for a period of one (1) year after the date of termination of his employment, whether voluntary or involuntary. The foregoing restriction shall not be construed to prohibit the ownership by Executive of not more than five (5%) percent of any class of securities of any corporation which is in competition with the Employers, provided that such ownership represents a passive investment and that neither Executive nor any group of persons including Executive in any way, either, directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part its business, other than exercising his rights as a shareholder, or seek to do any of the foregoing. The existence of any claim or cause of actions of the Executive against the Bank, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employers of this covenant. The Executive agrees that the restrictions set forth in this Agreement do not unreasonably interfere with his ability to obtain employment in his chosen field. The Executive also agrees that any breach of the restrictions set forth in Paragraphs 6, 7, and 8 will result in irreparable injury to the Employers for which they shall have no adequate remedy at law and the Employers shall been titled to injunctive relief in order to enforce the provisions hereof. In the event that this Paragraph shall be determined by any court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographical area, it shall be in full force and effect as to that period of time or geographical area determined to be reasonable by the court.

8. NON-SOLICITATION. Executive covenants and agrees that while employed by the Bank and for a period of one (1) year after the termination of Executive's employment, either voluntarily or involuntarily, Executive shall not, either directly or indirectly in any capacity whatsoever, (a) obtain, solicit, divert, appeal to, attempt to obtain, attempt to solicit, attempt to divert, attempt to appeal to any customers, clients or referral sources of the Employers to divert their business from the Employers; (b) solicit any person who was employed by the Employers to leave the employ of the Employers. For purposes of this covenant, "customers, clients, and referral sources" shall include all persons who are or were customers, clients or referral sources of the Employers at any time during the employment of Executive by the Bank. The non-solicitation covenant set forth in this Paragraph 8


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

shall not be construed to prohibit a general advertising or marketing program directed toward the marketing area of the Employers by any subsequent employer of Executive. The existence of any claim by Executive, whether predicated upon this Agreement or otherwise, shall not constitute defense to the Employers' enforcement of or attempts to enforce this provision.

9. NOTIFICATION OF A NON-DISCLOSURE/TRADE SECRET, RESTRICTIVE COVENANT AND NON-SOLICITATION PROVISIONS. During his employment and for a period of one (1) year following termination of his employment with the Bank, Executive agrees to inform any prospective employer of existence of the Non-Disclosure/Trade Secret, Restrictive Covenant and Non-Solicitation provisions of this Agreement.

10. TERMINATION AND PAYMENTS UPON TERMINATION.

     (a) Death of Executive. The Executive's employment hereunder shall terminate upon his death. Upon his death, the Bank shall pay Executive's then current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of death, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and the Employers shall have no further obligation to the Executive under this Agreement.

     (b) Executive Disability. Executive's employment shall be subject to termination by the Bank upon (30) days advance written notice in the event of Executive's disability as defined herein. For purposes of this Agreement, "disability" shall mean a physical or mental condition of the Executive (a) that shall have prevented Executive from performance of his duties as Chief Lending Officer on a full-time basis (i.e., for purposes hereof, an average of no less than thirty-five (35) hours per week) during a period of ninety (90) consecutive days, and (b) that, in the opinion, stated to a reasonable degree of medical certainty, of a physician licensed to practice in the Commonwealth of Pennsylvania, is likely to continue to prevent Executive from the performance of his duties on a full-time basis for an additional six months or more. Executive waives physician-patient privilege and consents to and authorizes the release of his medical records to the Bank in the event Executive has not been able to work full-time for a period of ninety (90) consecutive days. In addition, in such event, Executive (a) authorizes any physician treating Executive to discuss Executive's condition with authorized representatives of the Bank and to express opinions as to the prognosis for Executive's recovery, and (b) consents to such medical examinations by licensed physicians as the Bank may reasonably require in order to evaluate Executive's condition and prospects for resumption of his duties on a full-time basis. If Executive's employment shall be terminated by reason of his disability, the Bank shall pay Executive his then current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and the Employers shall have no further obligation to the Executive under this Agreement.

     (c) For Cause Termination. The Bank may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Bank shall have "Cause" to terminate the Executive's employment hereunder upon (1) the repeated failure by the Executive to substantially perform his duties hereunder following written notice to Executive specifying the nature of his deficient performance and the failure by Executive to correct such deficiency within thirty (30) days of said notice; or (2) the engaging by the Executive in serious misconduct injurious to the Employers; or (3) the violation by the Executive of the provisions of Paragraphs 3, 6, 7, or 8 hereof after written notice from the Bank and a failure to cure such violation within thirty (30) days of said notice; or (4) the dishonesty or gross negligence of the Executive in the performance of his duties under this Agreement; or (5) the breach of Executive's fiduciary duty to the Employers involving personal profit; or (6) the violation of any law, rule or regulation covering banks or bank officers or any final and unappealable cease and desist order issued by a bank regulatory authority, any of which, directly and


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

materially harms the business of the Employers; or (7) moral turpitude or other serious misconduct on the part of the Executive which brings material public discredit to the Employers. Any termination for Cause must be approved by: (1) the affirmative vote of a majority of the directors then in office of the Bank, prior to a change in control, or (ii) the affirmative vote of not less than eighty (80%) percent of the directors then in office of the Bank, following a change in control.

     If the Executive's employment shall be terminated for cause, the Bank shall pay the Executive his full Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of the termination at the rate in effect at the time of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and the Bank shall have no further obligation to the Executive under this Agreement.

     (d) Resignation by Executive. The Executive may terminate his employment hereunder upon one hundred twenty (120) days written notice. Upon Executive's resignation, the Bank shall pay Executive his Annual Base Salary (minus applicable taxes and withholding) prorated through the date of termination at the rate then in effect at the time of the termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and the Bank shall have no further obligation to the Executive under this Agreement.

     (e) Termination Without Cause. At any time while the Executive is employed under this Agreement, the Bank may terminate the Executive's employment without cause and without advance notice. Upon such termination, the Bank shall pay Executive his then current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, plus an amount equal to one times Executive's Annual Base Salary (minus applicable taxes and withholdings), subject to any limitation under Paragraph 11 of this Agreement. Payment of the amount due pursuant this paragraph shall be paid over a twelve (12) month period, prorated in equal installments on the Bank's regular paydays, unless the termination occurs within twelve (12) months after a Change in Control, as defined herein, in which case payment of the amount due pursuant to this paragraph shall be in a lump sum within thirty (30) days after the date of termination. Executive also will be entitled to the continuation of life insurance, health and dental plans and other employee benefits made available to and on a cost basis consistent with all employees of the Bank for one (1) year after termination. The Bank shall have no further obligation to the Executive under this Agreement.

     (f) Termination by Executive for Good Reason. The Executive may terminate his employment hereunder for Good Reason, in each case after notice from the Executive to the Bank within ninety (90) days after the initial existence of any such condition that such action or limitation of the Bank constitutes Good Reason and the failure of the Bank to cure such situation within forty-five (45) days after such notice. The term "Good Reason" shall mean (i) any assignment to the Executive, without his consent, of any duties other than those contemplated by, or any limitations of the powers of the Executive not contemplated by Paragraph 2 hereof, or (ii) any other breach by the Bank of their obligations under this Agreement.

     If Executive shall terminate his employment for Good Reason, the Bank shall pay the Executive an amount equal to his then current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, plus an amount equal to one (1) times his then current Annual Base Salary (minus applicable taxes and withholdings), subject to any limitation under Paragraph 11 of this Agreement. Payment of the amount due pursuant to this Paragraph shall be paid over a twelve (12) month period, prorated in equal installments on the Employer's regular paydays, unless the termination occurs within twelve (12) months after the occurrence of a Change in Control, as defined herein, in which case any amount due under this Paragraph shall be paid in a lump sum within thirty (30) days following the date of termination. Executive also will be entitled to the continuation of life insurance, health and dental plans and other employee benefits made available to and on a cost basis consistent with all employees of the Bank for one (1) years after termination. The Bank shall have no further obligation to the Executive under this Agreement.

     (g) Non-Renewal by the Bank. The Bank may terminate the Executive's employment pursuant to an election not to renew this Agreement as provided under Paragraph 1 above. Upon such termination, the Bank shall pay Executive his current Annual Base Salary (minus applicable taxes and withholdings) for a one
(1) year period at the rate then in effect at the time of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, subject to any limitation under Paragraph 11 of this Agreement. The foregoing severance payments shall be made over a twelve (12) month period commencing on the effective date of termination prorated in equal installments of the Bank's regular paydays, except in the case of an election not to renew made by the Bank within twelve (12) months after the occurrence of a Change in Control, the amount owing to Executive shall be paid in a lump sum within thirty (30) days following the date of termination. The Bank shall have no further obligation to the Employee under this Agreement.

     (h) Non-Renewal by Executive. The Executive may terminate his employment pursuant to an election not to renew this Agreement as provided under Paragraph 1 above. Upon such termination, the Bank shall pay Executive his current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of termination at the rate then in effect at the time of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and the Bank shall have no further obligation to the Executive under this Agreement.

11. SECTION 280G LIMITATION. If any severance or salary continuation payments are to be made under the terms of Paragraph 10 herein (together with any other payments which the Executive has the right to receive from the Bank as a result of the termination of Executive without cause by the Bank or the termination by Executive for Good Reason), and those payments shall be determined by the Bank's or its successor's, as the case may be, independent certified public accountants to constitute a "golden-parachute payment" under Section 280G of the Internal Revenue Code of 1986 ("Code") and the regulations thereunder and any successor code section and regulations thereunder; then the Executive agrees that such aggregate amount shall be reduced in order to avoid the excise tax imposed by
Section 4999 of the Code. All such amounts hereunder shall be determined by the Bank's or its successor's, as the case may be, independent certified public accounts, whose determination shall be final and binding upon the parties and their successors to this Agreement.

12. AUTOMATIC TERMINATION.

     (a) The parties agree that Executive's employment under this Agreement shall not extend beyond the 31st day of December in the calendar year in which Executive's 65th birthday occurs. Upon Executive's termination of employment under this provision, the Bank shall pay Executive his current Annual Base Salary (minus applicable taxes and withholdings) prorated through the date of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination, and Bank shall have no further obligation to Executive under this Agreement.

     (b) This Agreement shall be automatically terminate upon the termination of the Plan without any action on the part of the Bank or the Executive, and the Bank and the Employee shall have no further obligation under this Agreement.


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

13. DAMAGES FOR BREACH OF CONTRACT. In the event of a breach of this Agreement by either Bank or the Executive resulting in damages to another party to this Agreement, that party may recover from the party breaching the Agreement only those damages as set forth herein. In no event shall any party be entitled to the recovery of attorney's fees or costs, except as provided in the last sentence of this Paragraph 13.

Notwithstanding the above, the attorney's fees and costs incurred by Executive in connection with the enforcement of his rights under this Agreement after a Change in Control shall be paid by the Bank, or its successor, as the case may be, unless Executive is judicially determined to have acted in bad faith.

14. DEFINITION OF CHANGE AND CONTROL. For the purposes of this Agreement, the terms "Change of Control" shall mean: a change in control of a nature that would be required to be reported in response to Item 6(e) of schedule 14A of Regulation 14A and any successor rule or regulation promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or any "person" who on the date hereof is a director or officer of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty-five (25) percent or more of the combined voting power of the Corporation's then outstanding securities; (b) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period; or (c) the sale, exchange or transfer of all or substantially all of the Bank's or Corporation's assets.

15. DEFINITION OF DATE OF CHANGE OF CONTROL. For purposes of this Agreement, the date of Change of Control shall mean:

     (a) the first date on which a single person and/or entity, or group of affiliated persons and/or entities, acquire the beneficial ownership of twenty-five (25%) percent or more of the Corporation's voting securities;

     (b) the date of the transfer of all or substantially all of the Bank's or Corporation's assets;

     (c) the date on which a merger, consolidation or combination is consummated, as applicable; or

     (d) the date on which individuals who formerly constituted a majority of the Board of Directors of the Bank or Corporation under Paragraph 14, above, ceased to be a majority.

     Notwithstanding anything contained herein to the contrary, if Executive's employment is terminated and he reasonable concludes that such termination : (i) was effected at the request of a third party who has expressed an intention to effect a Change in Control, or (ii) otherwise occurred in connection with or in anticipation of an actual or attempted Change in Control, then in such event a Change in Control shall be deemed to have occurred on the date immediately prior to the date of termination of Executive's employment. Furthermore, the parties hereto agree that all actions to be effected under the Plan and Bank Plan shall not constitute a Change in Control under this Agreement.

16. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be writing and shall be deemed to have been duly given when hand-delivered


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

or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:   PAUL K. PAGE
                            28 Eckroth Road
                            Bloomsburg, PA 17815

     If to the Bank:        First Columbia Bank & Trust Co.
                            President and CEO
                            11 West Main Street
                            Bloomsburg, PA 17815

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

17. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Executive, the Bank and any of its successors or assigns, provided however, that the Executive may not commute, anticipate, encumber, dispose or assign any payment.

18. SEVERABILITY. If any provision of this Agreement is declared unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected and shall remain in full force and effect.

19. AMENDMENT. This Agreement may be amended or canceled only by mutual agreement of the parties in writing.

20. PAYMENT OF MONEY DUE DECEASED EXECUTIVE. In the event of Executive's death, any moneys that may be due him from the Bank under this Agreement as of the date of death shall be paid to the person designated by him in writing for this purpose, or in the absence of any such designation to: (i) his spouse if she survives him, or (ii) his estate if his spouse does not survive him.

21. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

22. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment of the Executive by the Bank, and this Agreement contains all the covenants and agreements between the parties with respect to such employment.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed in their respective names and in the case of the Bank, by its authorized representatives, the day and year above mentioned.

ATTEST:                                 FIRST COLUMBIA BANK & TRUST CO.


                                                                           November 29, 2007
-------------------------------------   --------------------------------
Secretary                               Glenn E. Halterman,
                                        Chairman of the Board

WITNESS:


                                                                           November 29, 2007
-------------------------------------   --------------------------------
                                        PAUL K. PAGE

With respect to Paragraphs 3, 6, 7, 8, 9, 11, 13, 14 and 15, CCFNB Bancorp Inc. intending to be legall bound hereby, joins in this agreement.

ATTEST:                                 CCFNB BANCORP, INC.


                                                                           November 29, 2007
-------------------------------------   --------------------------------
Secretary                               Lance O. Diehl,
                                        President and Chief Executive
                                        Officer

                                     ANNEX J

               STATUTORY PROVISIONS RELATING TO DISSENTERS' RIGHTS

                  PENNSYLVANIA BANKING CODE OF 1965, AS AMENDED

                             EXCERPT FROM CHAPTER 12

SECTION 1222. Rights of Dissenting Shareholders.

     If a shareholder of an institution shall object to a proposed plan of action of the institution authorized under a section of this act and such section provides that the shareholder shall be entitled to rights and remedies of a dissenting shareholder, the rights and remedies of such shareholder shall be governed by the provisions of the Business Corporation Law (15 Pa.C.S.A. Sections 1001, et.seq.) applicable to dissenting shareholders and shall be subject to the limitations on such rights and remedies under those provisions. Shares acquired by an institution as a result of the exercise of such rights by a dissenting shareholder may be held and disposed of as treasury shares, or, in the case of a merger or consolidation, as otherwise provided in the plan of merger or consolidation.

                             EXCERPT FROM CHAPTER 16

SECTION 1607. Rights of Dissenting Shareholders.

     (a) A shareholder of an institution which is a party to a plan in which the proposed merger or consolidation will result in an institution subject to this act who objects to the plan shall be entitled to the rights and remedies of a dissenting shareholder provided under, and subject to compliance with, the provisions of section 1222 of this act.

          THE PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988, AS AMENDED

                           EXCERPT FROM SUBCHAPTER 19C

SECTION 1930. Dissenters Rights.

     (a) General Rule. If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

                        SUBCHAPTER 15D DISSENTERS RIGHTS

SECTION 1571. Application and Effect of Subchapter.

     (a) General Rule. Except as otherwise provided in subsection (b), any shareholder (as defined in section 1572 (relating to definitions) of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, only where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

     Section 1906(c) (relating to dissenters rights upon special treatment).


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

     Section 1930 (relating to dissenters rights).

     Section 1931(d) (relating to dissenters rights in share exchanges).

     Section 1932(c) (relating to dissenters rights in asset transfers).

     Section 1952(d) (relating to dissenters rights in division).

     Section 1962(c) (relating to dissenters rights in conversion).

     Section 2104(b) (relating to procedure).

     Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

     Section 2325(b) (relating to minimum vote requirement).

     Section 2704(c) (relating to dissenters rights upon election).

     Section 2705(d) (relating to dissenters rights upon renewal of election).

     Section 2904(b) (relating to procedure).

     Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

     Section 7104(b) (3) (relating to procedure).

     (b) Exceptions:

          (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares shall not have the right to dissent and obtain payment of the fair value of the shares under this subchapter if, on the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, or on the date of the first public announcement that such a plan has been approved by the shareholders by consent without a meeting, the shares are either:

               (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

               (ii) held beneficially or of record by more than 2,000 persons.

          (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

               (i) Repealed.

               (ii) Shares of any preferred or special class or series unless the articles, the plan or the terms of the transaction entitle all shareholders of the class or series to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class or series.

               (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

          (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

     (c) Grant of optional dissenters right. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholder to dissenters rights.

     (d) Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

          (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

          (2) a copy of this subchapter.

     (e) Other statues. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

     (f) Certain provisions of articles ineffective. This subchapter may not be relaxed by an provision of the articles.

     (g) Computation of beneficial ownership. For purposes of subsection (b) (1)
(ii), shares that are held beneficially as joint tenants, tenants by the entireties, tenants in common or in trust by two or more persons, as fiduciaries or otherwise, shall be deemed to be held beneficially by one person.

     (h) Cross references. See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished), 1763(c) (relating to determination of shareholders of record) and 2512 (relating to dissenters rights procedure).

SECTION 1572. Definitions.

     The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise;

     "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which one or more or the resulting corporations is the successor corporation for the purposes of this subchapter. The designated successor corporation or corporations


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in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

     "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

     "Fair Value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

     "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors including the average rate currently paid by the corporation on its principal bank loans.

     "Shareholder." A shareholder as defined in section 1103 (relating to definitions), or an ultimate beneficial owner of shares, including without limitation a holder of depository receipts, where the beneficial interest owned included an interest in the assets of the corporation upon dissolution.

SECTION 1573. Record and beneficial holders and owners.

     (a) Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (b) Beneficial owners of shares. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with rights with respect to shares held on his behalf as shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the assertion of dissenters rights a written consents of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

SECTION 1574. Notice of intention to dissent.

     If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value of his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

SECTION 1575. Notice to demand payment.

     (a) General rule. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and


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who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

          (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

          (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

          (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose beneficial shareholder dissents, acquired beneficial ownership of the shares.

          (4) Be accompanied by a copy of this subchapter.

     (b) Time for receipt of demand for payment. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

SECTION 1576. Failure to comply with notice to demand payment, etc.

     (a) Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by notice pursuant to section 1575 (relating to notice demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

     (b) Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577
(a) (relating to failure to effectuate corporate action).

     (c) Rights retained by shareholder. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

SECTION 1577. Release of restrictions or payment for shares.

     (a) Failure to effectuate corporate action. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     (b) Renewal of notice to demand payment. When uncertified shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

     (c) Payment of fair value shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment of the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:


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     (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

     (2) A statement of the corporation's estimate of the fair value of the shares.

     (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

     (d) Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefore or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

SECTION 1578. Estimate by dissenter of fair value of shares.

     (a) General rule. If the business corporation gives notice of its estimates of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount of deficiency.

     (b) Effect of failure to file estimate. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

SECTION 1579. Valuation proceedings generally.

     (a) General rule. Within 60 days after the latest of:

          (1) effectuation of the proposed corporate action;

          (2) timely receipt of any demands for payment under Section 1575 (relating to notice to demand payment); or

          (3) timely receipt of any estimates pursuant to Section 1578 (relating to estimate by dissenter of fair value of shares).

If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

     (b) Mandatory joinder of dissenters. All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be


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served on him in the manner provided or prescribed by or pursuant to 42 Pa C.S.
Ch.53 (relating to bases of jurisdiction and interstate and international procedure).

     (c) Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value

     The appraiser shall have such power and authority as may be specified n the order of appointment or in any amendment thereof.

     (d) Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

     (e) Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and not more, and may bring an action to recover any amount not previously remitted.

SECTION 1580. Costs and expenses of valuation proceedings.

     (a) General rule. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally) including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     (b) Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter

     (c) Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.


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